                                                                    EXHIBIT 10.1

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                           HQ GLOBAL WORKPLACES, INC.
                            HQ GLOBAL HOLDINGS, INC.


                       NOTE AND WARRANT PURCHASE AGREEMENT


                                      WITH

                         CHASE EQUITY ASSOCIATES, L.P.,

                          CT MEZZANINE PARTNERS I LLC,

                      ARES LEVERAGED INVESTMENT FUND, L.P.,

                    ARES LEVERAGED INVESTMENT FUND II, L.P.,

                          HIGHBRIDGE INTERNATIONAL LLC,

                       BLACKSTONE MEZZANINE PARTNERS L.P.,


                                       AND


                       BLACKSTONE MEZZANINE HOLDINGS L.P.


              $125,000,000 13.5% SENIOR SUBORDINATED NOTES DUE 2007

          WARRANTS TO PURCHASE UP TO 730,707.58 SHARES OF COMMON STOCK


                           DATED AS OF AUGUST 11, 2000


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                                TABLE OF CONTENTS


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Section 1.        Definitions...........................................................................2

         Section 1.1       Defined Terms................................................................2

         Section 1.2       Accounting Terms............................................................31

         Section 1.3       Rules of Construction.......................................................31

Section 2.        Sale and Purchase of Notes and Warrants..............................................32

         Section 2.1       Authorization and Issue of Notes and Warrants; Payment of Interest..........32

         Section 2.2       Issuance and Sale of Notes and Warrants on the Closing Date.................32

         Section 2.3       Notes.......................................................................32

         Section 2.4       Closing.....................................................................33

         Section 2.5       Payments....................................................................33

         Section 2.6       Fees........................................................................33

         Section 2.7       Interest Rate Limitation....................................................33

         Section 2.8       Allocation of Purchase Price................................................34

         Section 2.9       Subordination...............................................................34

         Section 2.10      Payments Pro Rata...........................................................34

Section 3.        Payment and Prepayment of Notes......................................................34

         Section 3.1       Optional Prepayments of the Notes...........................................34

         Section 3.2       Notice of Prepayment of the Notes...........................................35

         Section 3.3       Scheduled Payments..........................................................35

         Section 3.4       Taxes.......................................................................35

         Section 3.5       Purchase of Notes...........................................................37

Section 4.        Representations and Warranties of the Parent and the Issuer..........................37

         Section 4.1       Existence and Power.........................................................37

         Section 4.2       Authority...................................................................37
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         Section 4.3       Binding Effect..............................................................37

         Section 4.4       Capital Stock...............................................................38

         Section 4.5       Business Operations and Other Information; Financial Condition..............39

         Section 4.6       Litigation; No Violation of Governmental Orders or Laws.....................41

         Section 4.7       No Conflicts with Agreements, Etc...........................................41

         Section 4.8       Consents, Etc...............................................................41

         Section 4.9       Outstanding Indebtedness; Investments; Existing Letters of Credit...........42

         Section 4.10      Title to Properties.........................................................42

         Section 4.11      Taxes.......................................................................43

         Section 4.12      Disclosure..................................................................43

         Section 4.13      Offering of Securities......................................................44

         Section 4.14      Broker's or Finder's Commissions; Financial Advisory Fees...................44

         Section 4.15      Labor Matters...............................................................44

         Section 4.16      Environmental Matters.......................................................45

         Section 4.17      Margin Regulations..........................................................45

         Section 4.18      Pension and Benefit Plans...................................................46

         Section 4.19      Material Contracts..........................................................48

         Section 4.20      Insurance...................................................................48

         Section 4.21      Possession of Franchises, Licenses, Etc.....................................49

         Section 4.22      Intellectual Property.......................................................49

         Section 4.23      Use of Proceeds.............................................................50

         Section 4.24      Foreign Assets Control Regulations..........................................50

         Section 4.25      Status under Certain Laws...................................................50

         Section 4.26      Ranking of Notes............................................................50

         Section 4.27      Customers...................................................................51
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         Section 4.28      Solvency....................................................................51

         Section 4.29      Transaction Documents; Transaction..........................................51

         Section 4.30      RICO........................................................................52

         Section 4.31      Business Centers; Owners....................................................52

         Section 4.32      Restrictions on or Relating to Subsidiaries.................................52

         Section 4.33      Name Change.................................................................53

         Section 4.34      Operating Company Status....................................................53

Section 4A.       Representations of the Purchasers....................................................53

Section 5.        Closing Conditions...................................................................53

         Section 5.1       Proceedings Satisfactory....................................................54

         Section 5.2       Opinions of Counsel for Credit Parties......................................54

         Section 5.3       Representations and Warranties True, Etc.; Certificates.....................54

         Section 5.4       Absence of Material Adverse Change, Etc.....................................55

         Section 5.5       Consents and Approvals......................................................55

         Section 5.6       Absence of Litigation, Orders, Etc..........................................55

         Section 5.7       Subordination Agreement.....................................................55

         Section 5.8       Warrant Holder Agreement....................................................55

         Section 5.9       Guarantee...................................................................55

         Section 5.10      Transactions................................................................55

         Section 5.11      Appointment of Agent for Service............................................59

         Section 5.12      Solvency Certificate........................................................59

         Section 5.13      Fees........................................................................59

         Section 5.14      Wire Instructions...........................................................59

         Section 5.15      Transaction Costs; Availability.............................................60

         Section 5.16      HSR Filings.................................................................60

         Section 5.17      Certificate As to Use of Proceeds; Fees and Expenses........................60
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         Section 5.18      Financial Statements, Projections and Report; Auditor's Letter..............60

         Section 5.19      Employment Agreement........................................................61

         Section 5.20      Insurance...................................................................61

         Section 5.21      Development Assets..........................................................61

         Section 5.22      Registration Rights Agreement...............................................61

         Section 5.23      Additional Series A Preferred Stock Investment..............................61

         Section 5.24      Closing Date Liquidity......................................................62

Section 6.        Financial Statements and Information.................................................62

Section 7.        Inspection of Properties and Books; VCOC Matters.....................................67

Section 8.        Affirmative Covenants................................................................68

         Section 8.1       Payment of Principal, Prepayment Charge and Interest........................68

         Section 8.2       Payment of Taxes and Claims.................................................68

         Section 8.3       Maintenance of Properties, Records and Corporate Existence..................68

         Section 8.4       Insurance...................................................................69

         Section 8.5       Future Guarantors...........................................................70

         Section 8.6       ERISA.......................................................................70

         Section 8.7       Intellectual Property Rights................................................70

         Section 8.8       Good Standing of Subsidiaries...............................................71

         Section 8.9       Contributions; Payments; etc................................................71

         Section 8.10      [Intentionally omitted.]....................................................71

         Section 8.11      [Intentionally Omitted].....................................................71

         Section 8.12      Permitted Acquisitions......................................................71

         Section 8.13      FrontLine Indemnification Contribution Agreement............................75

Section 9.        Negative and Maintenance Covenants...................................................75

         Section 9.1       Restrictions on Indebtedness................................................75
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         Section 9.2       Restrictions on Liens.......................................................77

         Section 9.3       Limitation on Sale and Leasebacks...........................................78

         Section 9.4       Mergers, Consolidations and Sales of Assets; Acquisitions; Subsidiaries.....78

         Section 9.5       Sale or Discount of Receivables.............................................80

         Section 9.6       Conduct of Business.........................................................80

         Section 9.7       Restricted Payments and Investments.........................................80

         Section 9.8       Issuance of Capital Stock...................................................83

         Section 9.9       Transactions with Affiliates................................................83

         Section 9.10      Capital Expenditures........................................................83

         Section 9.11      Limitation on Dividend Restrictions Affecting Subsidiaries..................85

         Section 9.12      Acquisition of Margin Securities............................................85

         Section 9.13      Amendments of Charter, By-Laws and Certain Documents........................86

         Section 9.14      Financial Covenants.........................................................87

         Section 9.15      Board Observer Rights.......................................................89

         Section 9.16      Business....................................................................89

Section 10.       Events of Default....................................................................90

         Section 10.1      Events of Default; Remedies.................................................90

         Section 10.2      Suits for Enforcement; Remedies.............................................93

         Section 10.3      Remedies Cumulative.........................................................93

         Section 10.4      Remedies Not Waived.........................................................93

Section 11.       Registration, Exchange, and Transfer of Notes........................................93

Section 12.       Lost, Stolen, Damaged and Destroyed Notes............................................94

Section 13.       Miscellaneous........................................................................94

         Section 13.1      Amendment and Waiver........................................................94

         Section 13.2      Expenses....................................................................95
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         Section 13.3      Survival of Representations and Warranties..................................96

         Section 13.4      Successors and Assigns......................................................96

         Section 13.5      Notices.....................................................................97

         Section 13.6      Indemnification............................................................100

         Section 13.7      Public Announcements.......................................................101

         Section 13.8      No Fiduciary Relationship..................................................101

         Section 13.9      Integration and Severability...............................................101

         Section 13.10     Counterparts...............................................................101

         Section 13.11     Governing Law..............................................................101

         Section 13.12     Submission to Jurisdiction; Waiver of Service and Venue....................101

         Section 13.13     Waiver of Right to Trial by Jury...........................................102
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                       NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 11, 2000 by and among HQ GLOBAL WORKPLACES, INC., a Delaware corporation (formerly, HQ Merger Subsidiary, Inc., as successor by merger with HQ Global Workplaces, Inc., as successor by merger with VANTAS Incorporated) (the "Issuer"), HQ GLOBAL HOLDINGS, INC., a Delaware corporation of which the Issuer is a wholly-owned subsidiary (together with its successors, the "Parent"), CHASE EQUITY ASSOCIATES, L.P., a Delaware limited partnership ("Chase"), CT MEZZANINE PARTNERS I LLC, a Delaware limited liability company ("Capital Trust"), ARES LEVERAGED INVESTMENT FUND, L.P., a Delaware limited partnership ("Ares I"), ARES LEVERAGED INVESTMENT FUND II, L.P. a Delaware limited partnership ("Ares II"), HIGHBRIDGE INTERNATIONAL LLC, a Grand Cayman limited liability company ("Highbridge"), BLACKSTONE MEZZANINE PARTNERS L.P., a Delaware limited partnership ("Blackstone Partners"), and Blackstone Mezzanine Holdings L.P., a Delaware limited partnership ("Blackstone Holdings" and, together with Chase, Capital Trust, Ares I, Ares II, Highbridge, Blackstone Partners, and their respective successors, assigns and transferees in accordance with the terms of this Agreement, collectively, the "Purchasers" and each individually a "Purchaser").

                                    RECITALS

        WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of January 20, 2000, among HQ Global Workplaces, Inc. ("HQ"), VANTAS Incorporated, a Nevada corporation ("Vantas"), CarrAmerica Realty Corporation, a Delaware corporation ("CarrAmerica") and FrontLine Capital Group, a Delaware corporation (formerly, Reckson Services Industries, Inc., "FrontLine"), as amended by the First Amendment thereto dated as of April 29, 2000, and as amended by the Second Amendment thereto dated as of May 31, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the "HQ Merger Agreement"), Vantas has merged with and into HQ Global Workplaces, Inc. (the "HQ Merger"), with HQ Global Workplaces, Inc. continuing as the surviving corporation (hereinafter "Surviving HQ");

        WHEREAS, upon the consummation of the HQ Merger (x) pursuant to the Stock Purchase Agreement dated as of January 20, 2000 by and among CarrAmerica, the other stockholders party thereto and FrontLine, as amended by the First Amendment thereto, dated as of April 29, 2000 (the "HQ Stock Purchase Agreement"), CarrAmerica and certain other Persons transferred to FrontLine 4,130,530 shares of voting common stock of Surviving HQ (the "HQ Stock Purchase"), and (y) pursuant to the Stock Purchase Agreement dated as of January 20, 2000 among CarrAmerica, Omni UK, Omni Lux, Vantas and FrontLine, as amended by the First Amendment thereto, dated as of April 29, 2000 (the "Omni Stock Purchase Agreement" and, together with the HQ Stock Purchase Agreement, the "Stock Purchase Agreements"), CarrAmerica transferred to Surviving HQ certain shares of nonvoting common stock of OmniOffices (Lux) 1929 Holding Company S.A., a corporation formed under the laws of Luxembourg ("Omni Lux"), and

OmniOffices (UK) Limited, a corporation formed under the laws of England ("Omni UK") (the "Omni Stock Purchase" and, together with the HQ Stock Purchase, the "Stock Purchases");

        WHEREAS, upon the consummation of the foregoing transactions and pursuant to the Agreement and Plan of Merger, dated as of January 20, 2000, among HQ Global Workplaces, Inc., HQ Global Holdings, Inc. and HQ Merger Subsidiary, Inc. ("M Sub") (the "Second Step Merger Agreement"), Surviving HQ merged with and into M Sub, a Wholly-owned Subsidiary of the Parent, with the Issuer being the surviving corporation (the "Second Step Merger" and, together with the HQ Merger, the "Mergers"), and upon the consummation of the Second Step Merger, the holders of the Capital Stock of Surviving HQ received shares of Capital Stock of the Parent in exchange for their shares of Capital Stock of Surviving HQ;

        WHEREAS, in order to refinance the Senior Subordinated Bridge Loan, the proceeds of which were used to repay existing debt of the Issuer, the Issuer has proposed to issue and sell to the Purchasers its 13.5% Senior Subordinated Notes Due 2007 in an aggregate principal amount equal to $125,000,000 for the consideration and upon the terms and conditions hereinafter provided; and

        WHEREAS, the Parent has agreed to issue to the Purchasers its warrants to purchase an aggregate of up to 730,707.58 shares of its authorized but unissued Common Stock (subject to adjustment as therein provided) upon the terms and conditions hereinafter provided;

        NOW, THEREFORE, the Parent, the Issuer and the Purchasers agree as follows:

        Section 1. Definitions.

             Section 1.1 Defined Terms . For the purposes of this Agreement, the following terms shall have the following respective meanings:

        "Acceptable Common Stock" shall mean Common Stock so long as in connection with the issuance of such Common Stock, the holders thereof are not granted any rights other than rights held by all holders of Common Stock on the Closing Date.

        "Accountants" has the meaning specified in Section 6.

        "Acquired EBITDA" shall mean, for any period, Consolidated EBITDA of the Person or business, division or product line being acquired pursuant to a Permitted Acquisition for such period (determined in accordance with the definition of Consolidated EBITDA contained herein, but treating references therein and in any other defined terms used in determining Consolidated EBITDA to "the Parent" or "the Issuer" to instead be references to the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition and without giving effect to clauses (ii) through (v) of, and the proviso contained in, the definition of Consolidated EBITDA).


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

        "Acquisitions" shall mean and include (I) the HQ Merger, (ii) the HQ Stock Purchase, (iii) the UK/Lux Acquisition and (iv) the Reorganization.

        "Additional Permitted CapEx Amount" shall mean, as of any date of determination, (I) in the event that the Total Leverage Ratio as set forth in the certificate of the Parent then last delivered pursuant to Section 6(d) exceeds 2.75:1.0 (or no such certificate is delivered pursuant to said Section), $33,000,000, (ii) in the event that the Total Leverage Ratio as set forth in the certificate of the Parent then last delivered pursuant to Section 6(d) is less than or equal to 2.75:1.0 but greater than 2.5:1.0, $44,000,000 and (iii) in the event that the Total Leverage Ratio as set forth in the certificate of the Parent then last delivered pursuant to Section 6(d) is less than or equal to 2.5:1.0, $55,000,000.

        "Additional Series A Preferred Stock Investment" has the meaning specified in Section 5.23.

        "Affiliate" means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise; provided, however, that (x) no Purchaser shall be deemed to be an Affiliate of any Credit Party by reason of its ownership of any Capital Stock of the Parent or Warrants and (y) no lender under the Senior Loan Agreement shall be deemed an Affiliate of any Credit Party solely by reason of it holding Senior Indebtedness.

        "Aggregate Available JV Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) $55,000,000 minus (ii) the aggregate amount of Investments made (including for such purpose the fair market value of any asset contributed to any Joint Venture (as determined in good faith by senior management of the Issuer), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture in connection therewith) pursuant to Section 9.7(b)(viii) after the Closing Date, minus (iii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture incurred after the Closing Date for which the Parent or any of its Subsidiaries (other than the respective Joint Venture) is liable, minus (iv) all payments made by the Parent or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii)) after the Closing Date.

        "Annual Available JV Basket Amount" shall mean, on any date of determination during any fiscal year of the Parent, an amount equal to the sum of (i) $20,000,000 minus (ii) the aggregate amount of Investments made (including for such purpose the fair market value of any asset contributed to any Joint Venture (as determined in good faith by senior management of the Issuer), net of Indebtedness and, without duplication,

Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture in connection therewith) pursuant to Section 9.7(b)(viii) during such fiscal year, minus (iii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture incurred during such fiscal year for which the Parent or any of its Subsidiaries (other than the respective Joint Venture) is liable, minus (iv) all payments made by the Parent or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii)) during such fiscal year.

        "Ares I" has the meaning specified in the introductory paragraph to this Agreement.

        "Ares II" has the meaning specified in the introductory paragraph to this Agreement.

        "Assignee" has the meaning specified in Section 13.4(b).

        "Assignor" has the meaning specified in Section 13.4(b).

        "Authorized Officer" means with respect to any corporation the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person or any further or different officer of such corporation.

        "Back-Stop L/C Agreement" has the meaning specified in Section 5.10(j).

        "Bank Austria L/C Reimbursement Agreement" has the meaning specified in
Section 5.10.

        "Bankruptcy Code" means title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, any successors to such Statute and any other applicable insolvency or other similar law of any jurisdiction.

        "Blackstone Advisor" means Blackstone Mezzanine Advisors L.P., a Delaware limited partnership, and its successors.

        "Blackstone Holdings" has the meaning specified in the first paragraph hereof.

        "Blackstone Partners" has the meaning specified in the first paragraph hereof.

        "Business Center Level EBITDA" with respect to any Development Asset shall mean, for any period, Consolidated EBITDA of such Development Asset for such period (determined in accordance with the definition of Consolidated EBITDA contained herein, but treating references therein and in any other defined terms used in determining Consolidated EBITDA to "the Parent" or "the Issuer" to instead be references to such Development Asset and without giving effect to clauses (ii) through (v) of, or the proviso contained in, the definition of Consolidated EBITDA).

        "Business Day" means any day except a Saturday, a Sunday or a legal holiday in New York City.

        "Business Suite Centers" means the business suite centers of the Issuer or its Subsidiaries listed on Schedule 4.31 and any business suite centers of the Issuer or its Subsidiaries acquired after the Closing Date.

        "Capital Expenditures" shall have the meaning provided in Section 9.10.

        "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

        "Capital Stock" means and includes (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock, (b) all partnership interests (whether general or limited) in any Person which is a partnership, (c) all membership interests or limited liability company interests in any limited liability company, and (d) all equity or ownership interests in any Person of any other type.

        "Capital Trust" has the meaning specified in the introductory paragraph to this Agreement.

        "Capitalized Lease Obligations" of any Person shall mean all rental obligations under Capital Lease, in each case taken at the amount thereof accounted for as Indebtedness in accordance with generally accepted accounting principles.

        "CarrAmerica" has the meaning specified in the Recitals to this Agreement.

        "Carr Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, by and among FrontLine, the Parent, CarrAmerica Realty Corporation and the other stockholders of Issuer named therein.

        "Cash Equivalents" means as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

        "Casualty" means any actual or constructive loss of any Property of any Credit Party by reason of fire, explosion, theft or other casualty.

        "Certified" when used with respect to any financial information of any Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to normal year-end audit adjustments and absence of the footnotes required by GAAP, and presents fairly, in all material respects, the information contained therein as at the dates and for the periods covered thereby.

        "Change of Control" means any transaction or event as a direct or indirect result of which (a) FrontLine shall fail to have record and beneficial ownership of at least 30% of the outstanding Voting Stock of the Parent on a fully diluted basis, (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more of the outstanding Voting Stock of the Parent, on a fully diluted basis, than that owned beneficially and of record by Frontline, (c) (i) at any time prior to the consummation of a Qualified Public Offering FrontLine shall cease to have the power to appoint or elect or to control a majority of the seats of the Board of Directors of the Parent or (ii) at any time after the consummation of a Qualified Public Offering any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act) shall have the power to appoint or elect or to control more of the seats of the Board of Directors of the Parent than FrontLine has the power to appoint or elect or to control; or (d) the Parent shall own less than 100% of the outstanding shares of Capital Stock of, or shall no longer control, the Issuer. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

        "Charge" and "Charges" includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Body, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

        "Chase" has the meaning specified in the introductory paragraph to this Agreement.

        "Class C Common Stock" means the class C nonvoting common stock, $.01 par value, of the Parent.

        "Closing Date" has the meaning specified in Section 2.4.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the voting common stock, $.01 par value, of the Parent.

        "Company Competitor" means Regus Business Corp., Servcorp. Limited or any other Person that engages, directly or indirectly, primarily in activities in the executive suites business (other than the conference center business) or for whom the executive suites business is one of its primary businesses.

        "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets.

        "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto (i) the amount of all amortization of intangibles and depreciation that was deducted in arriving at Consolidated Net Income for such period, (ii) interest income of the Parent and its Subsidiaries during such period, (iii) in the case of the Test Period ended September 30, 2000, (x) Merger and Integration Costs incurred by the Parent and its Subsidiaries during such Test Period to the extent the aggregate amount of such Merger and Integration Costs do not exceed $2,350,000 and (y) an adjustment for specified synergies acceptable to the Required Purchasers of up to $3,500,000, and (iv)
(I) in the case of the Test Period ended December 31, 2000, (x) Merger and Integration Costs incurred by the Parent and its Subsidiaries during the fiscal quarter of the Parent ended December 31, 2000 to the extent the aggregate amount of such Merger and Integration Costs do not exceed $4,700,000 and (y) an adjustment for specified synergies acceptable to the Required Purchasers of up to $7,000,000, and (II) in the case of the Test Period ended March 31, 2001, (x) Merger and Integration Costs incurred by the Parent and its Subsidiaries during such Test Period to the extent the aggregate amount of such Merger and Integration Costs do not exceed $2,350,000 and (y) an adjustment for specified synergies acceptable to the Required Purchasers of up to $3,500,000, and (v) net losses resulting from the Development Assets held by the Parent during such period, and adjusted further for any increase or decrease in accrued rent liabilities during such period; provided, however, that (I) for purposes of determining compliance with Sections 9.14(a) and (b), all calculations of Consolidated EBITDA for the Test Period then last ended prior to the date of determination shall include contributions from Permitted Acquisitions made following the first day of the respective Test Period, (II) for purposes of determining compliance with Section 9.14(c) and for determining the Total Leverage Ratio for purposes of this Agreement, all calculations of Consolidated EBITDA for the Test Period then last ended prior to the date of determination shall be determined by taking Consolidated EBITDA for such Test Period as determined pursuant to this definition (but excluding contributions from Permitted Acquisitions made following the first day of the respective Test Period) multiplied by 2 (or, in the case of the Test Period ended September 30, 2000, by 4), (III) for purposes of determining compliance with Section 9.14(c) and for determining the Total Leverage Ratio for purposes of this Agreement, calculations of Consolidated EBITDA shall be made on a Pro Forma Basis in accordance with the requirements of the definition thereof, (IV) [intentionally omitted], (V) for determinations of Consolidated EBITDA for all purposes of this Agreement, Discounted Domestic Consolidated EBITDA shall be excluded in determining Consolidated EBITDA to the extent that such Discounted Domestic Consolidated EBITDA exceeds 10% of Consolidated EBITDA (determined in accordance with this definition as if this clause (V) were not applicable), it being understood and agreed, however, that to the extent that any portion of Consolidated EBITDA which constituted Discounted Domestic Consolidated EBITDA during any Test Period for which compliance with Section 9.14(a) or (b) is being determined ceases to be Discounted Domestic Consolidated EBITDA as at the end of such Test Period, then the amount of such Discounted Domestic Consolidated EBITDA shall be included for the entire Test Period, and (VI) for determinations of Consolidated EBITDA for all purposes of this Agreement, Excluded International Consolidated EBITDA shall be excluded in determining Consolidated EBITDA to the extent that such Excluded International Consolidated EBITDA exceeds 25% of the Consolidated EBITDA (determined in accordance with this definition as if this clause (VI) were not applicable).

        "Consolidated Indebtedness" shall mean, at any time, all Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis (excluding all Indebtedness of the type described in clause (vii) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness) plus any original issue discount attributable to such Indebtedness minus cash on hand and Cash Equivalents of the Parent and its Subsidiaries at such time (excluding cash and Cash Equivalents collateralizing Existing Letters of Credit pursuant to the Existing L/C Cash Collateral Arrangements); provided that the term "Consolidated Indebtedness" as used herein shall not include any Contingent Obligation of the Parent or any of its Subsidiaries in respect of the Master Leases.

        "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Parent and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of the Parent and its Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations of the Parent and its Subsidiaries representing the interest factor for such period); provided that the term "Indebtedness" as used herein shall not include any Contingent Obligation of the Parent or any of its Subsidiaries in respect of the Master Leases.

        "Consolidated Net Income" shall mean, for any period, net income of the Parent and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes); provided, however, (x) the net income of any Subsidiary of the Parent, which is not a Wholly-owned Subsidiary, shall have its net income included in the Consolidated Net Income of the Parent and its Subsidiaries only (i) to the extent of the amount of such net income corresponding to the Issuer's ownership percentage interest in such Subsidiary and (ii) if there are no restrictions or limitation whether by law, contractual or otherwise to pay the dividends or distributions under the preceding clause
(i) hereto to the Issuer and (y) except to the extent expressly required by the definition of "Consolidated EBITDA" or "Pro Forma Basis", the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary shall be excluded in computing Consolidated Net Income.

        "Contingent Obligations" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation should not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Credit Parties" means, collectively, the Parent, the Issuer and their respective Subsidiaries. For purposes of Section 4 prior to consummation of the Transactions on the Transaction Date, the term "Credit Parties" includes Vantas.

        "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

        "Development Assets" shall mean the assets set forth on Schedule 1.1B hereto (provided that at the time of any contribution by the Parent to the Issuer of a

Development Asset pursuant to Section 9.4(d), such Schedule shall be automatically amended to delete therefrom the Development Asset so contributed).

        "Discounted Domestic Consolidated EBITDA" shall mean, for any period, any portion of Consolidated EBITDA (determined without regard to clause (V) of the proviso to the definition thereof) for such period relating to the Parent or any Subsidiary of the Parent which is party to a Lease in which any Person has a first Lien which is superior to any Lien created or purported to be created pursuant to any Senior Loan Document.

        "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any capital stock referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date.

        "Dollars" and "$" means lawful money of the United States of America.

        "Domestic Subsidiary" means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

        "Eligible Transferee" means (a) a Person that is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act; or (b) a Person that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that has assets valued in excess of $50,000,000 or has had gross sales during the prior 12-month period of greater than $50,000,000 so long as the transfer of Notes to such Person under this clause (b) is pursuant to an exemption from registration under the Securities Act as supported by such certificates, opinions and other documentation as the Issuer may reasonably request.

        "Employment Agreement" shall have the meaning specified in Section 5.20.

        "Environmental Laws" means any and all federal, state, local, and foreign Statutes, Orders, permits, authorizations, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the generation, treatment, storage, handling, processing, use, maintenance, recycling, transportation, release, destruction or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, and any regulation promulgated under any of the foregoing, all as now or at any time hereafter may be in effect.

        "Environmental Matter" means any claim, investigation, litigation or administrative proceeding, whether pending or threatened, or judgment or Order asserted, arising or entered under or pursuant to any Environmental Law, or relating to any Hazardous Materials, in each case, against any Credit Party, or affecting their respective operations or any Properties owned, leased, occupied by or operated by any of them.

        "Equity Documents" means, collectively, the Series A Preferred Stock Documents, the Exchange Agreement, the Frontline Transaction Contribution Documents, the Parent's certificate of incorporation (including, without limitation, the Series A Preferred Stock Certificate of Designations) and all other agreements, instruments and documents executed pursuant to or in connection with the Equity Financing, the Equity Rollover or the Frontline Transaction Contribution, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with the terms thereof.

        "Equity Financing" has the meaning specified in Section 5.10.

        "Equity Investors" means EOP Operating Limited Partnership, Fortress HQ LLC, Stichting Pensioenfonds ABP, First Union Real Estate Equity and Mortgage Investments, CIBC WMC Inc., CIBC Employee Private Equity Fund Partners, AEW Targeted Securities Fund, L.P., Blackacre Capital Partners, L.P. and Paribas North America, Inc.

        "Equity Rollover" has the meaning specified in Section 5.10.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

        "ERISA Affiliate" means any corporation or other Person (including any Credit Party) which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Parent, or which is under common control (within the meaning of Section 414(c) of the Code) with the Parent, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Parent, or any corporation or other Person which is required to be aggregated with the Parent pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

        "Event of Default" has the meaning specified in Section 10.1.

        "Excess Cash Flow" has the meaning specified in the Senior Loan Agreement as in effect on the date hereof.

        "Excess Cash Flow Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of the Parent (commencing with its fiscal year ending December 31, 2000).

        "Excess Cash Flow Payment Period" shall mean (a) the period from the Closing Date to and including December 31, 2000 and (b) each fiscal year of the Parent thereafter.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal Statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal Statute.

        "Exchange Agreement" means the Exchange Agreement, dated as of the date hereof, by and between the Parent and FrontLine, as same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

        "Excluded International Consolidated EBITDA" shall mean, for any period, any portion of Consolidated EBITDA (determined without regard to clause (VI) of the proviso to the definition thereof) for such period relating to (x) International Locations of Parent and its Subsidiaries or (y) any Foreign Subsidiary of the Parent all or any part of whose assets in which the "Secured Creditors" under (and as defined in) the Senior Loan Agreement do not have a first perfected security interest (other than an asset subject to a Permitted
Lien).

        "Existing HQ Credit Facility" means the credit facility evidenced by the Amended and Restated Credit Agreement, dated as of August 27, 1998, among HQ (formerly, OmniOffices, Inc.), the lenders and agents party thereto, and Morgan Guaranty, as arranger and lead agent.

        "Existing L/C Back-Stop Arrangements" means the issuance of the back-stop letters of credit in favor of Paribas and Morgan Stanley pursuant to the Back-Stop L/C Agreement as contemplated by Section 5.10(j).

        "Existing L/C Back-Stop Documents" means the Back-Stop L/C Agreement, the L/C Reimbursement Agreements, and all other agreements, documents and instruments entered into in connection with the Existing L/C Back-Stop Arrangements, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

        "Existing L/C Cash Collateral Arrangements" has the meaning specified in
Section 5.10.

        "Existing Letters of Credit" has the meaning specified in Section
4.9(c).

        "Existing Vantas Credit Facility" means the credit facility evidenced by the Amended and Restated Credit Agreement, dated as of August 3, 1999, among Vantas, the lenders party thereto, and Paribas, as agent, which was amended and restated as of May 31, 2000 in connection with the Transactions pursuant to the Senior Loan Agreement.

        "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

        "Financial Statements" has the meaning specified in Section 4.5(a).

        "First Union L/C Cash Collateral Agreement" has the meaning specified in
Section 5.10

        "Fixed Charge Coverage Ratio" for any period shall mean the ratio of (x) Consolidated EBITDA less the amount of all cash Capital Expenditures for such period (other than cash Capital Expenditures made with Retained Excess Cash Flow during such period in reliance on Section 9.10(d)) to (y) Fixed Charges for such period.

        "Fixed Charges" for any period shall mean the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate principal amount of all scheduled repayments of Indebtedness (whether or not made) (including the principal portion of rentals under Capitalized Lease Obligations but excluding repayment of revolving loans and acquisition loans under the Senior Loan Agreement not accompanied by a permanent reduction to the commitment relating thereto, as the case may be) and (iii) taxes paid by the Parent and its Subsidiaries for such period (including taxes paid during such period by the Person or business, division or product line acquired by the Issuer or any of its Subsidiaries pursuant to a Permitted Acquisition during such period; provided, however, the amount of such taxes shall be audited or otherwise acceptable to the Required Purchasers and provided further, that if the Required Purchasers have not notified the Issuer on or prior to the fifth day prior to the consummation of the Permitted Acquisition that the Required Purchasers are not satisfied with the amount of such taxes, the Required Purchasers shall be deemed to be so satisfied).

        "Foreign Benefit Event" means, with respect to any Foreign Pension Plan,
(a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Body; (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments; (c) the receipt of a notice by a Governmental Body relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan; (d) the incurrence of any liability in excess of $250,000 (or the equivalent thereof in another currency) by the Parent, the Issuer or any of their Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein; or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by the Parent, the Issuer or any of their Subsidiaries, or the imposition on the Parent, the Issuer or any of their Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $250,000 (or the equivalent thereof in another currency).

        "Foreign Pension Plan" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by the Parent, the Issuer or any one or more of their Subsidiaries primarily for the benefit of employees of the Parent or its Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Foreign Subsidiary" means any Subsidiary of the Issuer that is incorporated or organized under the laws of any jurisdiction other than the United State of America, any State thereof, the United States Virgin Islands or Puerto Rico.

         "Four Quarter Calculation Period" shall have the meaning provided in
Section 8.12(a)(vi).

         "FrontLine" has the meaning specified in the Recitals to this Agreement.

         "FrontLine Indemnification Contribution Agreement" has the meaning specified in Section 8.13.

          "FrontLine Transaction Contribution" has the meaning specified in
Section 5.10.

         "FrontLine Transaction Contribution Documents" means the agreements, documents and instruments entered into in connection with the FrontLine Transaction Contribution, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis both as to classification of items and amounts.

         "Governmental Body" means any federal, state, provincial, county, city, town, village, municipal or other government or governmental department, commission, council, board, bureau, agency, authority or instrumentality, of or within the United States of America or its territories or possessions, or of or within any other country, or of any international community established by treaty.

         "Guarantee" means a Guarantee in the form of Exhibit B, to be executed and delivered by (i) the Parent, (ii) any Domestic Subsidiaries thereof (other than the Issuer) existing on the Closing Date pursuant to Section 5.10, (iii) any Person which becomes a Domestic Subsidiary of the Parent (other than the Issuer) after the Closing Date, and (iv) any other Subsidiary of the Parent (other than the Issuer) to the extent required by Section 8.5(b).

         "Guarantors" means collectively (i) the Parent, (ii) each Domestic Subsidiary of the Parent (other than the Issuer) on the Closing Date, and (iii) each other Subsidiary of the Parent that is required to become a party to the Guarantee pursuant to Section 8.5(b) or otherwise that hereafter executes and delivers a Guarantee in accordance with the terms of this Agreement, and, in each case, their respective successors and permitted assigns.

         "Hazardous Material" and "Hazardous Materials" means the following: (a) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. " 9601 and 9602 et seq., as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing; (b) any "regulated substance" as defined pursuant to 40 C.F.R. Part 280; (c) any "pollutant or contaminant" as defined in 42 U.S.C.A ' 9601(33); (d) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act; (e) any "hazardous chemical" as defined in 29 C.F.R. Part 1910; (f) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and (g) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source. Without limiting the generality of the foregoing, the term "Hazardous Material" includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

         "Highbridge" has the meaning specified in the introductory paragraph to this Agreement.

         "HQ" has the meaning specified in the Recitals to this Agreement.

         "HQ Merger" has the meaning specified in the Recitals to this Agreement.

         "HQ Merger Agreement" has the meaning specified in the Recitals to this Agreement.

         "HQ Stock Purchase" has the meaning specified in the Recitals to this Agreement.

         "HQ Stock Purchase Agreement" has the meaning specified in the Recitals to this Agreement.

         "Indebtedness" with respect to any Person means, without duplication:
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables included in current liabilities in accordance with GAAP and incurred in respect of Property or services purchased in the ordinary course of business and which obligation is payable on terms no longer than 180 days past the invoice date, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations,
(vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into with a Person not a "Bank" (or any Affiliate thereof) under the Senior Loan Agreement; provided, however, that so long as the Existing L/C Back-Stop Arrangements and or the Existing L/C Cash Collateral Arrangements remain in effect with respect to all Existing Letters of Credit which have not been incorporated as an "A Letter of Credit" under and as defined in the Senior Loan Agreement, the amount available to be drawn under any Existing Letters of Credit issued for the account of the Issuer or any of its Subsidiaries and all unpaid drawings in respect of such Existing Letters of Credit shall not be considered Indebtedness until such Existing Letter of Credit is incorporated as an "A Letter of Credit" under and as defined in the Senior Loan Agreement.

         "Indemnification Agreement" means the Indemnification and Escrow Agreement, dated as of June 1, 2000, by and among FrontLine, CarrAmerica, the other shareholders, warrantholders and optionees of HQ party thereto, and Citibank, N.A., as escrow agent.

         "Intellectual Property" of any Person means:

                  (a) all trademarks, trade names, trade styles, service marks, logos, emblems, prints and labels, all elements of package or trade dress of goods, and all general intangibles of like nature, of such Person, together with the goodwill of such Person's business connected with the use thereof and symbolized thereby, and all applications, registrations and recordings thereof, including applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America or in any office of the Secretary of State (or equivalent) of any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all extensions, renewals and corrections thereof and all licenses thereof or pertaining thereto, including all License Agreements with respect thereto (collectively the "Marks"),

                  (b) all letters patent of such Person and applications therefor, and all registrations and recordings thereof, including applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America or any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all re-examinations, reissues, continuations, continuations-in-part, divisions, improvements and extensions thereof and all licenses and claims for infringement thereof or pertaining thereto including all License Agreements with respect thereto, and the rights to make, use and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof, and all other trade secret rights not described above,

                  (c) all copyrights of such Person in works of authorship of any kind, and all applications, registrations and recordings thereof in the Office of the United States Register of Copyrights, Library of Congress, or in any similar office or agency of any country or political subdivision thereof throughout the world, together with all extensions, renewals and corrections thereof and all licenses and claims for infringement thereof or pertaining thereto, including all License Agreements with respect thereto (collectively, "Copyrights"),

                  (d) all designs, graphics, drawings, pictures, and other artwork of such Person or used in any products of such Person (collectively, "Designs"), and

                  (e) all customer lists and other records of such Person relating to the distribution of products bearing any of the items described in subparagraphs (a), (b), (c) or (d) of this definition.

         "Intercompany Agreement" shall mean the Intercompany Agreement, dated as of December 31, 1998 by and between Alliance National Incorporated and Reckson Service Industries, Inc.

         "Intercompany Loans" has the meaning specified in Section 9.2(b)(x).

         "Interest Rate Protection Agreements or Other Hedging Agreements" means with respect to any Person (a) all obligations, contingent or otherwise of such Person with respect to any interest rate protection agreements (including, without limitation, any interest rate swap, cap, floor, collar or similar agreement or arrangement) between such Person and one or more financial institutions providing for the transfer or mitigation of interest rate or expense risks either generally or under specific contingencies, (b) all obligations, contingent or otherwise, of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values, and/or
(c) all other types of hedging agreements.

         "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

         "Investment" when used with reference to any investment of any Person means any investment of such Person so classified under GAAP, and, whether or not so classified, includes (i) any Indebtedness owed by any other Person to such Person, (ii) any Contingent Obligation or other contingent obligation of such Person of Indebtedness or other obligations of any other Person, and (iii) any Capital Stock held by such Person in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

         "Issuer" has the meaning specified in the first paragraph of this Agreement.

         "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the Parent, (i) in which the Issuer or a Subsidiary of the Issuer holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

         "L/C Reimbursement Agreements" has the meaning specified in Section
5.10.

         "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under Leases or licenses of land, improvements and/or fixtures.

         "Leases" shall mean any and all leases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, client agreements, service agreements, office service agreements, office access agreements and any other agreements (including, without limitation, all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter, entered into, affecting the use or occupancy of, or use of services provided at, all or any portion of any Real Property.

         "License Agreement" with respect to any Person means any agreement entered into by such Person, whether as licensor or licensee, providing for the license or use of any Intellectual Property and related or similar rights, and all rights of such Person in connection with any of the foregoing and in connection with any agreement related thereto.

         "Lien" means any security interest, mortgage, pledge, hypothec, lien, claim, charge, prior claim, encumbrance, assignment, regulatory right, trust, conditional sale or title retention agreement, lessor's interest under a Capital Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

         "M Sub" has the meaning specified in the Recitals to this Agreement.

         "Maintenance and Up-Grade Capital Expenditures" shall mean Capital Expenditures made by the Issuer or any of its Subsidiaries to the extent not constituting (i) Permitted Acquisitions (including Start-Up Costs) or (ii) Investments in Joint Ventures made pursuant to Section 9.7(b)(viii).

         "Master Leases" shall mean any and all Leases under which the Parent, the Issuer, any Subsidiary of the Parent and/or any Joint Venture of any Subsidiary of the Parent, in its capacity as lessee, sublease, tenant, subtenant, franchisee, licensee, grantee or otherwise, has been or will hereafter be granted the right to use or occupy all or any portion of the Real Property.

         "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are materially adverse to (a) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Parent and the other Credit Parties taken as a whole or (b) the ability of the Credit Parties, taken as a whole, to fulfill their monetary obligations under this Agreement or any other Note Document.

         "Material Contracts" means all oral or written supply agreements, requirements contracts, customer agreements, franchise agreements, license agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements, leases of real or personal property, credit agreements, loan agreements, security agreements, pledge agreements, mortgages, trust deeds, trust indentures, consulting agreements, management agreements, employment agreements, severance agreements, collective bargaining agreements, employee benefit plans or arrangements, tax sharing agreements or other contracts, agreements and commitments to which the Parent or any of its Subsidiaries are parties, in each case which either (i) has a face amount or otherwise involves aggregate payments or obligations in excess of $250,000, (ii) if terminated is reasonably likely to cause a Material Adverse Effect or (iii) is otherwise material to the business of the Credit Parties taken as a whole.

         "Material Subsidiary" means (a) any Subsidiary of the Parent that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date or (b) any one or more Subsidiaries of the Parent that (1) are not otherwise Material Subsidiaries, (2) as to which any event or events described under Section 10.1(f), (g) or (h) has occurred and is continuing and
(3) would together constitute a Material Subsidiary under clause (a) of this definition.

         "Maturity Date" means May 31, 2007.

         "Merger and Integration Costs" shall mean certain one-time costs and expenses incurred by the Parent and its Subsidiaries in connection with the Acquisitions (including, without limitation, severance and restructuring costs).

         "Merger Documents" means the HQ Merger Agreement, the Second Step Merger Agreement, the Stock Purchase Agreements, the Indemnification Agreement, and all escrow agreements, confidentiality agreements, non-compete agreements, leases, instruments of assignment, employment agreements, management agreements, sale or transfer of assets, merger certificates and other agreements, instruments and documents executed pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with the terms thereof.

         "Mergers" has the meaning specified in the Recitals to this Agreement.

         "Morgan Guaranty" means Morgan Guaranty Trust Company of New York.

         "Morgan Guaranty L/C Reimbursement Agreement" has the meaning specified in Section 5.10.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by the Parent or any of its Subsidiaries or ERISA Affiliates.

         "Non-Subsidiary Joint Venture" shall mean each Joint Venture which is not a Subsidiary of the Parent.

         "Note" and "Notes" have the meanings specified in Section 2.1(a).

         "Note Documents" means, collectively, this Agreement, the Notes, the Warrants, the Warrant Holder Agreement, the Registration Rights Agreement, the Subordination Agreement, the Guarantee and all other agreements, guarantees, instruments and documents now or hereafter executed and delivered pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with its terms.

         "Obligations" means, collectively, (a) the obligations of the Issuer to pay any and all of the unpaid principal of, and interest on (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for postfiling or post-petition interest is allowed in such proceeding) the Notes, (b) the obligations of the Credit Parties to pay any and all fees, expenses, costs, indemnities and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes or the other Note Documents, and (c) the obligations of the Credit Parties to pay, perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by it pursuant to this Agreement, the Notes or the other Note Documents, including the obligations of the Guarantors under the Guarantee.

         "Officer's Certificate" means, with respect to any corporation, a certificate signed by an Authorized Officer of such corporation.

         "Omni Lux" has the meaning specified in the Recitals to this Agreement.

         "Omni Stock Purchase" has the meaning specified in the Recitals to this Agreement.

         "Omni Stock Purchase Agreement" has the meaning specified in the Recitals to this Agreement.

         "Omni UK" has the meaning specified in the Recitals to this Agreement.

         "Operating Lease" means any lease of real or personal Property (other than a Capital Lease).

         "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

         "Other Senior Indebtedness" has the meaning specified in the Subordination Agreement.

         "Other Taxes" has the meaning specified in Section 3.4(c).

         "Parent" has the meaning specified in the first paragraph hereof.

         "Paribas" means BNP Paribas (formerly known as Paribas), a French banking organization acting through its New York Branch.

         "Paribas L/C Reimbursement Agreement" has the meaning specified in
Section 5.10.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

         "Pension Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, excluding any Multiemployer Plans, established, maintained by or contributed to by any Credit Party or ERISA Affiliates.

         "Permitted Acquisition" shall mean (i) the acquisition by the Issuer or any of its Wholly-owned Subsidiaries of assets (but not real property other than interests as lessee under leases of real property) constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of the Issuer or 100% of the capital stock of any such Person, although any such acquisition shall only be a Permitted Acquisition so long as (A) the consideration therefor consists solely of cash on hand, incurrences of revolving loans under the Senior Loan Agreement, issuances of Acceptable Common Stock, Seller Preferred Stock, Permitted Seller Notes, Permitted Earn-Out Debt and the assumption of Capitalized Lease Obligations and tenant security deposits; (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in a Permitted Business; (C) those acquisitions that are structured as asset acquisitions shall be consummated through a new Subsidiary formed by the Issuer, which shall be a Wholly-owned Subsidiary of the Issuer, to effect such acquisition and (D) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of 100% of the capital stock of such Person by the Issuer or a newly formed Wholly-owned Subsidiary or through a merger between such Person and a newly-formed direct Wholly-owned Subsidiary of the Issuer, as the case may be, so that after giving effect to such merger 100% of the capital stock of the surviving corporation of such merger is owned by the Issuer and (ii) Start-Up Costs. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted

Acquisition under this Agreement only if all requirements of Section 8.12 with respect to Permitted Acquisitions are met with respect thereto.

         "Permitted Acquisition Notice" shall have the meaning provided in
Section 8.12(a)(ii).

         "Permitted Business" shall mean the business of operating executive office suite centers, which shall include the outsourcing of office operations both on an on-site and off-site basis and the outsourcing of business support services for customers or clients of the Issuer or its Subsidiaries.

         "Permitted Earn-Out Debt" shall mean Indebtedness of the Issuer incurred in connection with a Permitted Acquisition and in accordance with
Section 8.12, which Indebtedness is not secured by any assets of the Parent or any of its Subsidiaries (including, without limitation, the assets so acquired) and is only payable by the Issuer upon the passage of time (e.g., non-compete payments) or in the event certain future performance goals are achieved with respect to the assets acquired; provided that such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of the Issuer with respect thereto and all such other terms shall be in form and substance satisfactory to the Required Purchasers.

         "Permitted Investment" means (a) any Investment in Cash Equivalents (including any related bank accounts) and (b) any Investment existing on the Closing Date and set forth in Schedule 4.9B.

         "Permitted Lien" means any of the Liens permitted under Section 9.2.

         "Permitted Quarterly CapEx Amount" shall mean, (i) with respect to any fiscal quarter (the "specified fiscal quarter") of the Parent, other than the fiscal quarter ending March 31, 2001, an amount equal to (x) Consolidated EBITDA for the fiscal quarter ending six months prior to the end of such specified fiscal quarter less (y) Fixed Charges for the fiscal quarter ending six months prior to the end of such specified fiscal quarter multiplied by 1.05; and (ii) for the fiscal quarter ending March 31, 2001, an amount equal to (x) Consolidated EBITDA for the fiscal quarter ending September 30, 2000 multiplied by 2.00 less (y) Fixed Charges for the fiscal quarter ending September 30, 2000 multiplied by 2.10 less (z) Capital Expenditures (including Permitted Acquisitions and Investments in Joint Ventures) which were made during the fiscal quarter ending December 31, 2000. For purposes of this definition, the term "Consolidated EBITDA" shall be determined using the definition thereof as if (i) each reference to "Test Period" in clauses (iii) and (iv) were instead a reference to the term "fiscal quarter" and (ii) the references to "$4,700,000" and "$7,000,000" were instead references to "$2,350,000" and "$3,500,000", respectively.

         "Permitted Refinancing" has the meaning assigned to it in the Subordination Agreement.

         "Permitted Seller Notes" shall mean notes in an aggregate principal amount of $4,000,000 issued by the Issuer to sellers of stock or assets in a Permitted Acquisition and issued in accordance with Section 8.12, which notes may be senior but shall be unsecured and unguaranteed, and shall otherwise be in form and substance satisfactory to the Purchasers.

         "Person" means and includes an individual, a partnership, a joint venture, an association, a limited liability company, a corporation, a trust, a syndicate, an unincorporated organization and any Governmental Body.

         "Plan" and "Plans" means any employee benefit plan as defined in
Section 3(3) of ERISA established, maintained or contributed to for the benefit of employees of any Credit Party or any ERISA Affiliate.

         "Preferred Stockholders Agreement" means the Stockholders Agreement, dated as of May 31, 2000, as amended and restated as of the Closing Date, by and among FrontLine, the Parent, the Issuer and each of the holders of Series A Preferred Stock named therein.

         "Prepayment Premium" means at any time with respect to any Notes being prepaid in whole or in part pursuant to Section 3.1(a) during any of the periods set forth below, subject to the provisions of Section 3.1(b), an amount equal to the percentage set forth opposite such period of the aggregate principal amount of the Notes being prepaid at such time:

               Period                           Percentage of Principal
                                                  Amount Being Prepaid
-------------------------------------  ---------------------------------------
June 1, 2003 to and                                      6.75%
 Including May 31, 2004
June 1, 2004 to and                                      4.50%
 Including May 31, 2005
June 1, 2005 to and                                      2.25%
 Including May 31, 2006
At all times after May 31, 2006                           0.0%

         "Pro Forma Basis" shall mean, with respect to any Permitted Acquisition, the calculation of the consolidated results of the Parent and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Acquisition (and all other Permitted Acquisitions consummated during the respective Two Quarter Calculation Period or thereafter and prior to the date of determination pursuant to Section 8.12 or other applicable provision of this Agreement) had been effected on the first day of the respective Two Quarter Calculation Period; provided that all calculations shall take into account the following assumptions:

                  (i) if any Indebtedness is incurred pursuant to the respective Permitted Acquisition (or was incurred in any other Permitted Acquisition which occurred during the relevant Two Quarter Calculation Period or thereafter and prior to the date of determination) then all such Indebtedness shall be deemed to have been outstanding from the first day of the respective Two Quarter Calculation Period (and the interest expense associated with such Indebtedness, shall be determined at the actual rates applicable thereto or which would have been applicable had such debt been outstanding for the whole such period and shall be included in determining Consolidated Interest Expense on such Pro Forma Basis) and all Indebtedness that was outstanding during the Two Quarter Calculation Period or thereafter and prior to the date of the Permitted Acquisition but not outstanding on the date of the Permitted Acquisition shall be deemed to have been repaid in full on the first day of the Two Quarter Calculation Period; and

                (ii) (a) all calculations of Acquired EBITDA (and the other components of the definition of Consolidated EBITDA included therein) shall include only the Consolidated EBITDA of the Parent and its Subsidiaries (and the other components of the definition of Acquired EBITDA included therein) during the relevant Two Quarter Calculation Period and shall not include any Acquired EBITDA (or other components) of the Person or business, division or product line being acquired pursuant to the Permitted Acquisition unless either (x) such Acquired EBITDA of the Person or business, division or product line being acquired has been audited for the entire Four Quarter Calculation Period by any of the "big five" or (y) in the case of calculations based on unaudited financial statements, (i) adjustments to Acquired EBITDA with respect to each Permitted Acquisition shall only include
         (A) immediate cost reductions associated with overhead eliminations and
         (B) adjustments to reflect the Issuer's contractual rates for services (rather than the former owners' rates) whether additive or deductive to Consolidated EBITDA and (ii) the Required Purchasers shall be reasonably satisfied with the amounts of Acquired EBITDA (and the other components) of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition; provided, however, that so long as the Issuer has furnished the Required Purchasers all relevant information with respect to the amount of Acquired EBITDA of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition, if the Required Purchasers have not notified the Issuer on or prior to the fifth day prior to the consummation of the Permitted Acquisition that the Required Purchasers are not satisfied with the amount of Acquired EBITDA, the Required Purchasers shall be deemed for purposes of this clause (ii) to be so satisfied.

         "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

         "Purchaser" and "Purchasers" has the meaning specified in the first paragraph of this Agreement.

         "Qualified Public Offering" means an initial public offering and sale of Common Stock of the Parent for cash (i) pursuant to which the Parent and/or selling stockholders shall receive gross cash proceeds (before deducting underwriter's discounts and commissions) in an aggregate amount of at least $100,000,000, (ii) which is underwritten on a firm commitment basis by a nationally recognized investment banking firm, (iii) in which such Common Stock is distributed beneficially to at least 100 Persons, and (iv) which is made pursuant to an effective registration statement on form S-1 under the Securities Act or any successor form thereto, whether such Common Stock is registered for sale for the Parent's own account or for the account of any selling stockholder.

         "Qualified Public Offering Prepayment Premium" has the meaning specified in Section 3.1(b).

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Refinancing" means the repayment in full of, and the termination of any commitment to make extensions of credit under, all of the outstanding Indebtedness of Vantas and the Issuer and their respective Subsidiaries (including without limitation Indebtedness under the HQ Credit Facility), other than (x) Existing Letters of Credit, (y) the Existing Vantas Credit Facility and
(z) Capital Leases set forth on Schedule 4.9A.

         "Refinancing Documents" shall mean all of the agreements, documents and instruments entered into in connection with the Refinancing (including the L/C Reimbursement Agreements and the Existing L/C Back-Stop Documents).

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing Date among the Issuer and the Purchasers providing for registration rights in respect of the Notes.

         "Regulation S-X" shall mean Regulations S-X under the Securities Act.

         "Reorganization" has the meaning specified in Section 5.10.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement is not waived.

         "Required Purchasers" means, as of any date, the Purchasers holding at least 66-2/3% of the aggregate principal amount of the Notes outstanding on such date; provided that any Notes held by the Parent or any of its Subsidiaries or Affiliates shall be excluded.

         "Restricted Payment" means, with respect to any Person,

               (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Capital Stock of such Person (other than one payable solely in common stock of such Person),

              (b) any payment or distribution by such Person on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock (whether directly or indirectly, and including any purchase or other acquisition of such Capital Stock, or of any warrant, option or other right to acquire such Capital Stock, by any Subsidiary of such Person),

              (c) any other payment or distribution by such Person in respect of its Capital Stock, whether directly or indirectly or through any Subsidiary of such Person (other than one payable solely in common stock of such Person), and

              (d) any payment or distribution by such Person on account of the principal of or prepayment charge, if any, or interest or other amounts, with respect to any Subordinated Indebtedness, other than any payment or distribution which is expressly permitted by the subordination agreement to which the Purchasers are parties relating to such Indebtedness.

The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value or the net book value of such Property.

         "Retained Excess Cash Flow" shall mean the portion of Excess Cash Flow of the Parent and its Subsidiaries which is permitted to be retained by the Parent and its Subsidiaries pursuant to Section 3.02(A)(g) of the Senior Loan Agreement as in effect on the date hereof.

         "Retained Excess Cash Flow Amount" shall initially mean $0, which amount shall be (x) increased on each Excess Cash Flow Payment Date so long as any repayment required pursuant to Section 3.02(A)(g) of the Senior Loan Agreement as in effect on the date hereof has been made, by an amount equal to 25% of Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period and (y) reduced (i) on each Excess Cash Flow Payment Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount and (ii) at any time a Capital Expenditure is made pursuant to Section 9.10(d), by the amount thereof.

         "SEC" means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Body.

         "Second Step Merger" has the meaning specified in the Recitals to this Agreement.

         "Second Step Merger Agreement" has the meaning specified in the Recitals to this Agreement.

         "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar federal Statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal Statute.

         "Seller Preferred Stock" shall mean any preferred stock of the Parent issued in connection with a Permitted Acquisition in accordance with Section 8.12, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Parent or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of a change of control event), in whole or in part, on or prior to the tenth anniversary of the date of issuance of such Seller Preferred Stock.

         "Senior Agent" means Paribas, in its capacity as administrative agent and arranger under the Senior Loan Agreement.

         "Senior Bank Debt" has the meaning specified in the Subordination Agreement.

         "Senior Indebtedness" has the meaning assigned to it in the Subordination Agreement.

         "Senior Leverage Ratio" shall mean, as at any date of determination, the ratio of Total Senior Indebtedness at such time to Consolidated EBITDA for the Test Period most recently ended prior to such date of determination.

         "Senior Loan Agreement" means the Amended and Restated Credit Agreement, dated as of January 16, 1997, amended and restated as of November 6, 1998, further amended and restated as of August 3, 1999, and further amended and restated as of May 31, 2000, among the Parent, the Issuer, the lenders party thereto from time to time, Bankers Trust Company, as syndication agent, Citicorp Real Estate, Inc., as documentation agent, and BNP Paribas (formerly known as Banque Paribas), as administrative agent and arranger, as amended (including any amendment and restatement thereof), modified, supplemented, refinanced, replaced, extended or restructured from time to time in accordance with the terms of the Subordination Agreement.

         "Senior Loan Documents" has the meaning assigned to it in the Subordination Agreement.

         "Senior Subordinated Bridge Loan" means the bridge loan incurred by the Issuer on the Transaction Date pursuant to, and as defined in, the Senior Subordinated Credit Agreement.

         "Senior Subordinated Credit Agreement" means that certain Senior Subordinated Credit Agreement, dated as of May 31, 2000, relating to the Senior Subordinated Bridge Loan described therein, among the Parent, the Issuer, various Subsidiaries, UBS Warburg

LLC, as arranger and syndication agent, and UBS, Stamford Branch, as administrative agent and lender, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Series A Preferred Stock" means the Parent's Series A Convertible Cumulative Preferred Stock.

         "Series A Preferred Stock Certificate of Designations" means the Amended and Restated Certificate of the Designations to the Parent's Certificate of Incorporation establishing and fixing the rights and preferences of the Series A Preferred Stock, filed with the Secretary of State of the State of Delaware on the Closing Date.

         "Series A Preferred Stock Documents" means the Series A Preferred Stock, the Series A Preferred Stock Original Purchase Agreements, the Series A Preferred Stock Purchase Agreements, the Series A Preferred Stock Certificate of Designations and the other agreement, documents and instruments entered into in connection with the issuance of Series A Preferred Stock, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Series A Preferred Stock Purchase Agreements" means the Purchase Agreements, dated as of the Closing Date, each among the Parent, FrontLine and an Equity Investor, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Series A Preferred Stock Original Purchase Agreements" means the Purchase Agreements, dated as of May 31, 2000, each between FrontLine and an Equity Investor and, with respect to the Purchase Agreement with EOP Operating Limited Partnership, the Parent, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Solvent" means, with respect to any Person on a particular date that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and it not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital. For such purposes, any contingent liability (including pending litigation, Contingent Obligations, pension plan liabilities and claims for federal, state, local and foreign taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Start-Up Costs" shall mean expenditures incurred by the Issuer or any of its Subsidiaries for fixturing, security deposits to landlords and working capital in connection with the opening of new executive office suite centers.

         "Statute" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Body.

         "Stock Purchase Agreements" has the meaning specified in the Recitals to this Agreement.

         "Stock Purchases" has the meaning specified in the Recitals to this Agreement.

         "Subordinated Indebtedness" means any Indebtedness of any Credit Party which is subordinated in right of payment to the prior payment of the Obligations in a manner satisfactory to the Required Purchasers.

         "Subordination Agreement" has the meaning specified in Section 5.7.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person. For the purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Surviving HQ" has the meaning specified in the Recitals to this Agreement.

         "Taking" means, with respect to any Property, the taking of title to, or the use of all or any part of, such Property pursuant to eminent domain or condemnation proceedings or by any settlement or compromise of any such proceedings.

         "Taxes" has the meaning specified in Section 3.4(a).

         "Test Period" shall mean each period of two consecutive fiscal quarters then last ended, in each case taken as one accounting period; provided that for purposes of any determination of compliance with Section 9.14 or of the Total Leverage Ratio for the fiscal quarter ended September 30, 2000, the term "Test Period" shall mean the period commencing June 30, 2000 and ending on September 30, 2000, taken as one accounting period.

         "Total Leverage Ratio" shall mean, as at any date of determination, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period most recently ended prior to such date of determination.

         "Total Senior Indebtedness" shall mean, at any time, the remainder of
(x) Consolidated Indebtedness at such times less (y) the aggregate outstanding principal amount of the Notes.

         "Transaction Date" means June 1, 2000.

         "Transaction Documents" means, collectively, the Note Documents, the Merger Documents, the Equity Documents, the FrontLine Transaction Contribution Documents, the Refinancing Documents and the Senior Loan Documents.

         "Transactions" means, collectively, (i) on the Transaction Date, (a) the Stock Purchases and the Mergers, (b) the execution and delivery of the Equity Documents by the parties thereto and the consummation of the Equity Financing and the Equity Rollover, (c) the Refinancing and the execution and delivery of the Existing L/C Back-Stop Documents and the First Union L/C Cash Collateral Agreement, (ii) as of May 31, 2000, the execution and delivery of the Senior Loan Documents by the parties thereto and the extension of credit thereunder and the making of the Senior Subordinated Bridge Loan, (iii) on the Closing Date, (a) the issuance and sale of the Notes and Warrants pursuant to this Agreement, (b) the refinancing of the Senior Subordinated Bridge Loan, and
(c) the Additional Series A Preferred Stock Investment, (iv) the other transactions contemplated by the Transaction Documents to occur on or prior to the Closing Date, and (v) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

         "Two Quarter Calculation Period" shall mean, with respect to any Permitted Acquisition, the period of two consecutive fiscal quarters (taken as one accounting period and including any fiscal quarter ending prior to the Closing Date) most recently ended prior to the date of the consummation of such Permitted Acquisition.

         "UK/Lux Acquisition" has the meaning specified in Section 5.10.

         "U.S. Person" means a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or of any State thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income.

         "U.S. Taxes" has the meaning specified in Section 3.4(f).

         "Vantas" has the meaning specified in the Recitals to this Agreement.

         "Voting Stock" with respect to any Person means Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

         "Warrant" and "Warrants" have the meanings specified in Section 2.1(d).

         "Warrant Holder Agreement" means that certain Warrant Holder Agreement, dated as of the Closing Date, among the Purchasers, FrontLine and the Parent.

         "Warrant Stock" means (i) all shares of Common Stock issued or issuable upon the exercise of any Warrant, and (ii) any securities issued or issuable by the Parent with respect to shares of Common Stock referred to in the foregoing clause by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, merger, consolidation or other reorganization of the Parent.

         "Wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

               Section 1.2 Accounting Terms. All accounting terms used in this Agreement shall be applied on a consolidated basis for any Person and its Subsidiaries, if any, unless otherwise specifically indicated herein. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

               Section 1.3 Rules of Construction. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or subsection. Reference herein to any Section or subsection refers to such Section or subsection (as the case may be) hereof. Words in the singular include the plural, and words in the plural include the singular, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation". Each covenant or agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. All references to any instruments or agreements, including references to any of the Transaction Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Transaction Documents, including this Agreement. All references to Persons include their respective successors and assigns (to the extent permitted under the Note Documents). All references to Statutes and related regulations shall include any amendments of the same and any successor Statutes and regulations. Whenever any provision in any Note Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

         Section 2. Sale and Purchase of Notes and Warrants.

              Section 2.1 Authorization and Issue of Notes and Warrants; Payment of Interest.

              (a) The Issuer has duly authorized the issuance, sale and delivery of its 13.5% Senior Subordinated Notes Due 2007 in the aggregate principal amount of $125,000,000, to be dated the Closing Date, to mature on the Maturity Date, and to be substantially in the form of Exhibit A hereto (all such Notes originally issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Notes" and individually a "Note").

              (b) The Notes shall bear interest, computed on the basis of a 360 day year and actual days elapsed, from the Closing Date at the rate of 13.5% per annum until paid in full. Overdue payments of principal of, and (to the extent permitted by applicable law) interest on, the Notes, and on any other overdue Obligations, shall bear interest, computed on the basis of a 360 day year and actual days elapsed, from the due date thereof, at the rate of 15.5% per annum until paid in full, and shall be payable upon demand.

              (c) Interest shall be payable on the Notes quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on September 30, 2000, and at maturity.

              (d) The Parent has authorized the issuance, sale and delivery of its warrants, initially exercisable to purchase an aggregate of up to 730,707.58 shares (subject to adjustment as therein provided) of its authorized but unissued Common Stock, at an initial exercise price of $.01 per share (subject to adjustment as therein provided) to be substantially in the form of Exhibit C hereto attached (all such Warrants originally issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Warrants" and individually a "Warrant").

              Section 2.2 Issuance and Sale of Notes and Warrants on the Closing Date. Subject to the terms and conditions set forth in this Agreement, as provided in Section 2.4, on the Closing Date (a) the Issuer will issue and sell to the Purchasers, and the Purchasers will purchase from the Issuer, the Notes in the aggregate principal amount of $125,000,000, at a purchase price of 100% of the principal amount thereof, and (b) the Parent shall issue to the Purchasers, in consideration of their respective purchases of Notes hereunder, the Warrants.

              Section 2.3 Notes. The Notes issued pursuant hereto shall evidence the principal amounts of all Notes sold hereunder, and the date and principal amount of each purchase and sale of Notes to the Purchasers by the Issuer, as well as each payment or prepayment made on account of the principal thereof, and in each case the resulting aggregate unpaid principal balance thereof, shall be recorded by each Purchaser on its books; provided that failure by any Purchaser to make any such recordation shall not affect the obligations of the Issuer hereunder or under such Note. Each such recordation by a Purchaser shall be conclusive and binding for all purposes in the absence of manifest error.

              Section 2.4 Closing. The sale and delivery of the Notes and Warrants to be issued pursuant to Section 2.2 shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue 31st Floor, New York, New York 10019 at 1:00 P.M., New York time on August 9, 2000 (or such other time and place as the parties shall agree) (herein called the "Closing Date"). On the Closing Date, subject to satisfaction of the conditions set forth herein, the following shall occur:

                 (i) each Purchaser shall deliver to the Issuer immediately available funds in Dollars in the amount set forth on Annex 1 hereto for such Purchaser and the Issuer shall deliver to such Purchaser a single Note representing the Notes registered in such Purchaser's name, duly executed by the Issuer and dated the Closing Date, in a principal amount equal to the amount so funded by such Purchaser, and

                 (ii) the Parent will deliver to each Purchaser Warrants to purchase up to the number of shares of its authorized but unissued Common Stock (subject to adjustment as therein provided) set forth on Annex 1 hereto for such Purchaser, in such denominations as such Purchaser shall specify duly executed and dated the Closing Date.

               Section 2.5 Payments. Each payment by the Issuer hereunder of the principal amount of the Notes, interest thereon, Prepayment Premium, Qualified Public Offering Prepayment Premium, fees, costs, expenses, indemnities and other Obligations due hereunder and under the other Note Documents shall be made in Dollars by wire transfer or other immediately available funds, without deduction (except as provided in Section 3.4(b)), set-off or counterclaim, to the Purchaser entitled to receive such payment at such office or bank account as shall be specified by such Purchaser from time to time by written notice to the Issuer, not later than 1:00 P.M. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day.

               Section 2.6 Fees. On the Closing Date, the Issuer will pay to each Purchaser a non-refundable structuring fee in an amount in Dollars equal to 1.5% of the aggregate principal amount of the Notes issued by the Issuer on the Closing Date to such Purchaser.

               Section 2.7 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or the other Note Documents, in no event shall the amount of interest paid or agreed to be paid by the Issuer exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or the other Note Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Purchaser shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Notes outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, and not to the payment of interest, or shall be refunded to the Issuer if such principal and all other Obligations of the Issuer to such Purchaser have been paid in full.

               Section 2.8 Allocation of Purchase Price. It is hereby agreed that, for purposes of Treasury Regulations 1.1273-2(h),(A)(i) the aggregate "issue price" of the investment unit consisting of the Notes and the Warrants to be issued pursuant to Section 2.2 of this Agreement on the Closing Date is equal to 100% of the principal amount of such Notes, (ii) the aggregate fair market value and aggregate purchase price of the Notes to be issued on the Closing Date is $108,740,426, and (iii) the aggregate fair market value and aggregate purchase price of the Warrants is $16,259,574. The Parent, the Issuer and the Purchasers agree to use the foregoing issue price, purchase prices and fair market values for U.S. federal income tax purposes with respect to this transaction (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction).

               Section 2.9 Subordination. The Notes and all other Obligations of the Credit Parties under the Note Documents are and shall at all times be and remain subordinated and subject in right of payment to the extent and in the manner set forth in the Subordination Agreement to the prior payment in full in cash of all Senior Indebtedness.

               Section 2.10 Payments Pro Rata. All payments from or on behalf of the Issuer in respect of principal (including, without limitation, prepayments pursuant to Section 3.1) or interest owing under the Notes shall be paid to the Purchasers ratably in accordance with the unpaid principal amounts of the Notes then outstanding.

         Section 3. Payment and Prepayment of Notes.

               Section 3.1 Optional Prepayments of the Notes.

               (a) Except as otherwise provided in Section 3.1(b), the Notes may not be prepaid in whole or in part at any time prior to June 1, 2003. On or after June 1, 2003, upon notice given as provided in Section 3.2, the Issuer, at its option, may prepay at any time all or from time to time any part (in an aggregate amount of $1,000,000 or any greater amount which is an even multiple of $1,000,000, or in an amount equal to the aggregate outstanding principal balance of the Notes of the Issuer) of the principal amount of Notes, together with accrued but unpaid interest on the principal amount being prepaid to the date of such prepayment, plus payment of the applicable Prepayment Premium.

               (b) Prior to June 1, 2003, upon notice given as provided in
Section 3.2, the Issuer at its option may prepay within five (5) Business Days of the consummation of a Qualified Public Offering up to 35% of the aggregate outstanding principal amount of the Notes, together with accrued but unpaid interest thereon, plus payment of a prepayment premium equal to 13.5% of the aggregate principal amount of the Notes being prepaid at such time (the "Qualified Public Offering Prepayment Premium"); provided that the prepayment is financed solely with the proceeds of such Qualified Public Offering which proceeds were, immediately prior to such purchase, contributed by the Parent to the common equity capital of the Issuer in a manner satisfactory to the Required Purchasers.

               Section 3.2 Notice of Prepayment of the Notes. The Issuer shall call Notes for prepayment pursuant to Section 3.1(a) or (b) by giving written notice thereof to the Purchasers not less than 15 nor more than 60 days prior to the date fixed for such prepayment. Such notice shall specify (a) the date fixed for such prepayment, (b) the principal amount to be prepaid on such date, (c) the amount of accrued interest to be paid or anticipated to be paid on such date, and (d) the amount of the Prepayment Premium or Qualified Public Offering Prepayment Premium, if any, to be paid in connection therewith. Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, plus the applicable Prepayment Premium or Qualified Public Offering Prepayment Premium, if any, shall become due and payable on the specified prepayment date.

               Section 3.3 Scheduled Payments. On the Maturity Date, the unpaid principal balance of the Notes to the extent not sooner paid or prepaid hereunder, shall be paid in full, together with accrued interest and fees thereon and all costs, expenses, indemnities and other Obligations outstanding hereunder or under any other Note Document.

               Section 3.4 Taxes.

               (a) Subject to subsection (b) of this Section 3.4, all payments by any Credit Party under this Agreement, the Notes or any other Note Document to each Purchaser shall be made free and clear of and without deduction for any and all present or future Charges excluding Charges imposed on or measured by the net income or capital of such Purchaser by the jurisdiction (or a political subdivision thereof) in which such Purchaser is organized, or in which the principal office or applicable lending office of such Purchaser is located (all such non-excluded Charges being hereinafter referred to as "Taxes").

               (b) If any Credit Party shall be required by law to deduct any Taxes imposed by any taxing authority or other Governmental Body from or in respect of any sum payable under this Agreement, the Notes or any other Note Document to any Purchaser, except as provided in subsection (f) of this Section 3.4, the sum payable to the Purchaser shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4), such Purchaser receives an amount equal to the sum it would have received had no such deductions been required, the Issuer shall make, or cause the applicable Credit Party to make, such deductions and the Issuer shall pay, or cause the applicable Credit Party to pay, the full amount deducted to the relevant taxation authority or other Governmental Body in accordance with applicable law.

               (c) In addition, to the extent not precluded from doing so pursuant to applicable law, the Issuer agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Agreement, the Notes or any other Note Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement, the Notes or any other Note Document, other than any transfer taxes payable in connection with a change in the registered holder of any Notes (hereinafter referred to as "Other Taxes").

               (d) Except as provided in subsection (f) of this Section 3.4, to the extent not precluded from doing so pursuant to applicable law the Issuer will indemnify each Purchaser (and in the case of a Purchaser that is a partnership, each partner of the partnership) for the full amount of Taxes or Other Taxes imposed by any taxing authority or other Governmental Body and paid by the Purchaser or partner, as applicable, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Purchaser or partner, as applicable, makes written demand therefor.

               (e) Within 30 days after the date of any payment of Taxes or Other Taxes, the Issuer will furnish to the applicable Purchaser the original or a certified copy of any receipt evidencing payment thereof.

               (f) The Credit Parties shall have no obligation to pay additional amounts in respect of Taxes imposed by the United States of America or any taxing authority or other Governmental Body thereof ("U.S. Taxes") on any Purchaser which is not a U.S. Person pursuant to subsection (b) of this Section 3.4, or to indemnify any Purchaser in respect of such U.S. Taxes pursuant to subsection (d) of this Section 3.4, if such U.S. Taxes are imposed solely by reason of such Purchaser's failure (1) to provide the relevant Credit Party, immediately prior to the time such Person becomes a Purchaser, with two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be, certifying in each case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, or (2) to provide the relevant Credit Party, on or before the date that any form previously supplied to such Credit Party pursuant to this Section 3.4(f) expires or becomes obsolete or immediately subsequent to the occurrence of any event requiring a change in the form most recently supplied by it to such Credit Party, two further copies of such Form W-8ECI or W-8BEN and Form W-8 or W-9, or successor applicable forms, certifying that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and is exempt from United States backup withholding tax unless a change in treaty, law or regulation has occurred after the date on which such Purchaser became a party hereto and prior to the date on which the delivery of the forms required by this
Section 3.4(f)(2) would otherwise be due renders all such forms inapplicable or prevents such Purchaser from duly completing and delivering any such form and such Purchaser advises such Credit Party that it is no longer capable of receiving payments without deduction or withholding.

               (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 3.4 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder (other than amounts payable pursuant to this Section 3.4).

               Section 3.5 Purchase of Notes. No Credit Party will, nor will they permit any of their Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes or Warrants except (x) by way of payment or prepayment in accordance with the provisions of such Notes and Warrants and of this Agreement or (y) to the extent permitted by Section 13.5(c). If any Credit Party or any of their respective Subsidiaries or Affiliates acquires any Notes pursuant to any such offer in violation of this Section 3.5 or in any other manner, such Notes shall thereafter be canceled and shall not be reissued, no Note shall be issued in substitution therefor, and such Notes shall not be deemed to be outstanding for any purpose under this Agreement.

         Section 4. Representations and Warranties of the Parent and the Issuer. Each of the Parent and the Issuer, jointly and severally, represents and warrants to the Purchasers that:

               Section 4.1 Existence and Power. Each Credit Party and each of their Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business in each additional jurisdiction where the failure to so qualify is reasonably likely to have a Material Adverse Effect. Each Credit Party and each of their Subsidiaries has all requisite organizational power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement, the Notes, the Warrants and the other Transaction Documents to which it is a party.

               Section 4.2 Authority. The execution, delivery and performance by each Credit Party of this Agreement, the Notes, the Warrants and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action on the part of its Board of Directors (or similar organizational body) and its stockholders or members, as the case may be.

               Section 4.3 Binding Effect. Each of this Agreement, the Notes, the Warrants and the other Transaction Documents has been duly executed and delivered by each Credit Party which is a party thereto and is the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

               Section 4.4 Capital Stock.

               (a) As of the Closing Date after giving effect to the Transactions, the authorized and issued shares of each class of Capital Stock of each Credit Party are as set forth on Schedule 4.4. All of the issued and outstanding shares of Capital Stock of each Credit Party are validly issued, fully paid and non-assessable and owned of record by the Persons listed on
Schedule 4.4. As of the Closing Date both before and after giving effect to the Transactions, all of the issued and outstanding shares of Capital Stock of the Issuer are validly issued, fully paid and non-assessable and owned of record and beneficially by the Parent, free and clear of any Liens, other than Liens permitted by the Senior Indebtedness.

               (b) The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable and subject to no Liens created by the Parent in respect of the issuance thereof.

               (c) As of the Closing Date, after giving effect to the Transactions, (i) except as set forth on Schedule 4.4, none of the Credit Parties owns any shares of Capital Stock of, or has any direct or indirect equity interest in, any other Person and (ii) all of the issued and outstanding shares of Capital Stock of the Subsidiaries of each Credit Party have been duly and validly issued and are fully paid, non-assessable and owned of record and beneficially by such Credit Party.

               (d) Except as set forth on Schedule 4.4 and except for the Warrants and the Series A Preferred Stock, as of the Closing Date after giving effect to the Transactions, there are no securities outstanding that are convertible into or exchangeable for any shares of Capital Stock of any Credit Party, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of any Credit Party or any securities convertible into or exchangeable for any such shares.

               (e) On the Closing Date, after giving effect to the Transactions, none of the Credit Parties will be subject to any obligation (contingent or otherwise) to repurchase, acquire or retire (i) any of its Capital Stock, (ii) any securities convertible into or exchangeable for any of its Capital Stock, or
(iii) any options, warrants or other rights to subscribe for, purchase or acquire any of its Capital Stock.

               Section 4.5 Business Operations and Other Information; Financial Condition.

               (a) The Parent and the Issuer have delivered to the Purchasers true and complete copies of the following financial statements (collectively, the "Financial Statements") (i) the audited consolidated balance sheets of Vantas as at June 30, 1997, June 30, 1998, December 31, 1998 and December 31, 1999 and the related consolidated statements of income, stockholders equity and cash flows of Vantas for the fiscal years ended as of such dates, which financial statements have been examined by PriceWaterhouseCoopers LLP, independent certified public accountants, who delivered unqualified opinions in respect thereto, (ii) the unaudited consolidated balance sheet of Vantas as at March 31, 2000 and related consolidated statements of income, stockholders equity and cash flows of Vantas for the fiscal quarter ended as of such date,
(iii) the audited consolidated balance sheets of HQ as at December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of earnings and cash flows of HQ and its Subsidiaries for the fiscal years ended as of such dates, which financial statements have been examined by KPMG LLP, independent certified public accountants, who delivered unqualified opinions in respect thereto, (iv) the unaudited consolidated balance sheet of HQ as at March 31, 2000 and the related statements of earnings and cash flows of HQ and its Subsidiaries for the fiscal quarter ended as of such date, (v) the pro forma (after giving effect to the Transactions and the related financing thereof) consolidated balance sheets and statements of income and cash flow of the Parent and its Subsidiaries as at December 31, 1999 and pro forma (after giving effect to the Transactions on the Transaction Date and the related financing thereof) financial statements of income of the Parent and its Subsidiaries for the six-month period ended June 30, 2000 and (vi) the consolidated balance sheet of the Parent and its Subsidiaries as at June 30, 2000. The Financial Statements have been prepared in accordance with GAAP (except as otherwise noted therein), consistently applied, and subject, in the case of each of the Financial Statements that are unaudited, to normal year-end audit adjustments and absence of certain of the notes required by GAAP, and present fairly, in all material respects, the consolidated financial position and related results of operations, retained earnings, stockholders' equity and/or cash flows (as applicable) of the respective entities as at each of the dates and for each of the periods respectively covered thereby(or, in the case of the pro forma financial statements, present a good faith estimate of the pro forma financial condition of Parent and its Subsidiaries (after giving effect to the Transactions on the Transaction Date) on a consolidated basis at the date thereof). Since December 31, 1999, no Material Adverse Effect has occurred.

               (b) Except as fully reflected in the Financial Statements, there were as of the Closing Date (and after giving effect to the Transactions and the other transactions contemplated hereby and by the Transaction Documents) no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole. As of the Closing Date, neither the Parent nor any of its

Subsidiaries knows of any basis for the assertion against the Parent or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the Financial Statements which, either individually or in the aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole. As of the Closing Date (and after giving effect to the Transactions), none of the Parent or any of its Subsidiaries will have any outstanding Indebtedness or preferred stock other than (i) Indebtedness under the Senior Loan Agreement, (ii) the Notes and Guarantee, (iii) the Series A Preferred Stock, and (iv) the Indebtedness listed on Schedule 4.9A.

               (c) Attached as Schedule 4.5C is a true and complete copy of the latest (as of the Closing Date) projections of (i) the consolidated net income and cash flow of each of the Parent and the Issuer (assuming completion of the Transactions) for each of the fiscal years of such Credit Parties in the period from the Closing Date through December 31, 2005, and (ii) cash flows of the Parent and its Subsidiaries on a consolidated basis for each fiscal month of the Parent during the period commencing June 1, 2000 and ending on March 31, 2001. The projections referred to in clause (i) have been prepared by management of the Credit Parties on the basis of assumptions, set forth in Schedule 4.5C, which such management reasonably believes as of the date they were prepared are fair and reasonable in light of the historical financial performance of the Credit Parties and of current and reasonably foreseeable business conditions, and represent such management's best estimate of the Credit Parties' future financial performance (after giving effect to the Transactions) (although actual results may differ from such projections and no representation is made that such projections will in fact be attained). The projections referred to in clause
(ii) have been prepared by management of the Credit Parties on the basis of assumptions, which such management reasonably believes as of June 15, 2000 were fair and reasonable in all material respects over the entire period in light of the historical financial performance and working capital position of the Credit Parties and of then reasonably foreseeable business conditions, and represent such management's reasonable estimate of the Credit Parties' future cash flows for the entire period taken as a whole (after giving effect to the Transactions) (although actual results for any month and actual results for the entire period will differ from such projections and no representation is made that such projections will in fact be attained).

               (d) Attached as Schedule 4.5D true and complete copy of a compliance letter, from KPMG LLP, regarding the pro forma adjustments of the combined entities for the fiscal period ended December 31, 1999, which has been certified as to conformity with Regulation S-X under the Securities Act.

               (e) Attached as Schedule 4.5E is a true and complete statement of the estimated sources and uses of all funds to be received or expended by the Credit Parties in connection with the Transactions as of the Transaction Date and as of the Closing Date, including all costs and expenses expected to be incurred in connection with the Transactions.

               (f) Attached as Schedule 4.5F is a true and complete report of all material trade payables of the Credit Parties as of July 31, 2000.

               (g) The Parent and M Sub were incorporated on May 24, 2000 and May 24, 2000, respectively. Since its respective date of incorporation, neither the Parent nor M Sub has engaged in any business or activity other than activities relating to the Stock Purchases and the Mergers, the other Transactions and its formation as a separate corporation. On the Closing Date, after giving effect to the Transactions, the Parent has no material assets other than the outstanding shares of Capital Stock of the Issuer and the Development Assets listed on Schedule 1.1B.

               Section 4.6 Litigation; No Violation of Governmental Orders or Laws.

               (a) Except as set forth on Schedule 4.6, there are no actions, suits or proceedings pending, or, to the knowledge of the Parent and the Issuer, threatened against or affecting any Credit Party or any of its Properties or rights which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (b) As of the Closing Date, there are no actions, suits or proceedings pending, or, to the knowledge of the Parent and the Issuer, threatened against any Credit Party which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

               (c) No Credit Party is, nor will be after giving effect to the consummation of the Transactions, in default under or in violation of any Statute or Order, which default or violation, individually or in the aggregate together with all other such defaults and violations, has had or is reasonably likely to have a Material Adverse Effect.

               Section 4.7 No Conflicts with Agreements, Etc. Neither the execution and delivery by any Credit Party of this Agreement, the Notes, the Warrants or any of the other Transaction Documents, nor the offering, issuance and sale of the Notes and Warrants nor the fulfillment of or compliance by any Credit Party with the respective terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) on any Properties or assets of any Credit Party pursuant to, (i) its charter or by-laws, (ii) any Material Contract or, except as set forth on Schedule 4.7, any other contract, agreement, mortgage, indenture, lease or instrument to which it is a party or by which it is bound or to which any of its assets are subject, which could reasonably be expected to have a Material Adverse Effect, or (iii) any Statute or Order to which it or any of its assets are subject.

               Section 4.8 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, (including any creditor or stockholder of any Credit Party and any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976), is required in connection with the execution or delivery by any Credit Party of this Agreement, the Notes, the Warrants or any of the other Transaction Documents, or the performance by any Credit

Party of its obligations hereunder or thereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Notes, the Warrants or any of the other Transaction Documents, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed in Schedule
4.8 or Schedule 4.10, all of which have been or will on or prior to the Closing Date be obtained and are or will then be in full force and effect (except to the extent set forth on Schedule 4.8).

         Section 4.9 Outstanding Indebtedness; Investments; Existing Letters of Credit.

         (a) Schedule 4.9A sets forth a correct and complete list of all Indebtedness of the Credit Parties and all Liens securing such Indebtedness (excluding any Indebtedness evidenced by the Notes) existing on the Closing Date after giving effect to the Transactions. As of the Closing Date, after giving effect to the Transactions, there exists no breach or default or event of default under the terms and provisions of any instrument, agreement or contract (including any Senior Loan Document) pertaining to any such Indebtedness and no event or condition which, with due notice or lapse of time or both, would constitute such a breach or default. The Senior Loan Documents are in full force and effect and, as of the Closing Date, the Credit Parties satisfy the conditions precedent in Section 5 of the Senior Loan Agreement to further extensions of credit and no Credit Party has received any notice (written or oral) of any such breach, default or event of default.

         (b) Schedule 4.9B sets forth a correct and complete list of all Investments of the Credit Parties existing on the Closing Date after giving effect to the Transactions.

         (c) Schedule 4.9C sets forth a description of all letters of credit outstanding on the Closing Date issued by any Person for the account of any Credit Party which is not continuing as a letter of credit under the Senior Loan Agreement, including any such letters of credit issued under the HQ Credit Facility and sets forth, with respect to each such letter of credit, (i) the name of the issuing bank, (ii) the letter of credit number, (iii) the stated amount, (iv) the name of the beneficiary and (v) the expiry date. Each such letter of credit, including any extension or renewal thereof, as amended from time to time in accordance with the terms thereof and the applicable reimbursement agreement governing same, is hereinafter referred to as an "Existing Letter of Credit".

         Section 4.10 Title to Properties.

         (a) Schedule 4.10 sets forth as of the Closing Date a true and complete list of all real Property leased by any Credit Party, together with a true and complete list of all leases of real Property to which any Credit Party is a party, identifying the parties to each such lease and the Property to which it relates. As of the Closing Date, no Credit Party owns any fee interests in real Property. As of the Closing Date, each Credit Party has good title to all of its Properties and assets (other than Properties and assets leased from others), free and clear of any Liens except Permitted Liens.

         (b) The Credit Parties have furnished or made available to the Purchasers or their representatives true and complete copies of all leases of real Property and any material personal Property leased by any Credit Party from others as of the Closing Date, together with all amendments, modifications and supplements thereto to the Closing Date. No Credit Party is in breach or violation of the terms of any such lease, except for such breaches and violations thereof as in the aggregate do not and will not have a Material Adverse Effect, and no Credit Party knows of any breach or violation of any of such leases by any third party, except for such breaches and violations thereof as in the aggregate do not and will not have a Material Adverse Effect.

         (c) The equipment and other tangible personal Property of each Credit Party is in good operating condition and repair, ordinary wear and tear excepted, and is free and clear of any known defects except such defects as do not materially interfere with the continued use thereof in the conduct of its normal operations.

         No real Property lease of any Credit Party requires the consent of the landlord thereunder to the Stock Purchases and Mergers, except as set forth on
Schedule 4.10, all of which have been obtained and are in full force and effect (except as disclosed on Schedule 4.10). Neither the Parent nor any of its Subsidiaries has agreed (and neither the Parent nor any of its Subsidiaries will agree) to (x) an increase in the rate of rent under such leases or (y) any other future payment, in either case, in order to obtain any such consents. All cash payments made in order to obtain any such landlord's consent is set forth on
Schedule 4.10 and all such payments have been made in full. The aggregate amount of all such cash payments by the Parent and its Subsidiaries to the landlords under such leases in order to obtain such consents shall not exceed $5.0 million.

         Section 4.11 Taxes. Each Credit Party has filed all federal, state, local and foreign tax returns, informational returns and excise tax returns which are required to have been filed by it, and there have been paid all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by it, unless any tax liability is being diligently contested in good faith and such Credit Party has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes as of the date hereof. No material tax assessment against any Credit Party has been proposed and all of its tax liabilities are adequately provided for on its books and financial statements in accordance with GAAP.

         Section 4.12 Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Parent or any Subsidiary of the Parent in writing to any Purchaser (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole with all information previously furnished) hereafter furnished by or on behalf of the Parent or any Subsidiary of the Parent in writing to any Purchaser will be, true and accurate in all material respect on the date as of which such information is dated or certified and not incomplete or misleading by omitting to state any material fact.

               Section 4.13 Offering of Securities. No Credit Party or any representative thereof has, directly or indirectly, offered any of the Notes or the Warrants or any security similar to any of them for sale to, or solicited any offers to buy any of the Notes or the Warrants or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than 30 Persons including the Purchasers, and none of the Credit Parties nor any representative thereof has taken or will take any action which would subject the issuance or sale of any of the Notes or the Warrants to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

               Section 4.14 Broker's or Finder's Commissions; Financial Advisory Fees. Except for the structuring fee payable under Section 2.6 and the fees set forth on Schedule 4.14, no broker's or finder's fee or commission or financial advisory or similar fees will be payable by any Credit Party with respect to the issuance and sale of the Notes or the Warrants or the other Transactions. Each Credit Party agrees to indemnify the Purchasers and hold each of each of them harmless against any loss, cost, claim or liability (including reasonable attorneys' fees and reasonable disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged broker's or finder's fee or commission.

               Section 4.15 Labor Matters. Except as set forth in Schedule 4.15, during the past three years there has been no strike, work stoppage, slowdown or other labor dispute or grievance involving any Credit Party or its employees, which has had or could reasonably be expected to have a Material Adverse Effect, nor is any such action, dispute or grievance currently pending or, to the knowledge of any Credit Party, threatened against any Credit Party. Except as set forth in Schedule 4.15, as of the Closing Date, no Credit Party is a party to any collective bargaining agreement and no Credit Party has any knowledge of any pending or threatened effort to organize any of their employees. Except as set forth in Schedule 4.15, as of the Closing Date, to the knowledge of the Parent and the Issuer, there are currently no pending retaliatory or wrongful discharge claims or federal, state or local employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against any Credit Party which has had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of any Credit Party after due inquiry are any such charges or complaints threatened against any Credit Party. Each Credit Party is in compliance with all applicable federal, state, local and foreign Statutes and Orders relating to the employment of labor, including any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity, unemployment insurance, and wrongful or retaliatory termination of employment, except where non-compliance is not reasonably likely to have a Material Adverse Effect.

         Section 4.16 Environmental Matters. Except as set forth in Schedule
4.16:

         (a) there is no pending or, to the knowledge of the Parent or the Issuer, threatened Environmental Matter which could reasonably be expected to have a Material Adverse Effect, and none of the Parent or the Issuer is aware of any facts that could reasonably be expected to result in any such Environmental Matter. No Credit Party has agreed to assume on or prior to the Closing Date by contract or otherwise any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter arising prior to the date hereof;

         (b) the Properties used, owned, leased, operated, managed or controlled at any time by any Credit Party are free of contamination from Hazardous Materials that would reasonably be expected to have a Material Adverse Effect;

         (c) each Credit Party is currently in compliance with all applicable Environmental Laws and is not currently in receipt of any notice of violation of any Environmental Law or of any potential liability for cleanup of Hazardous Materials, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. Each Credit Party holds and is in compliance with all governmental permits, licenses, and authorizations necessary to operate its business that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. No Credit Party has at any time managed, handled, generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in material compliance with all applicable Statutes and Orders;

         (d) no real Property used, owned, leased, operated, managed or controlled by any Credit Party is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Body, except for such listings which could not reasonably be expected to have a Material Adverse Effect;

         (e) no Properties of any Credit Party are subject to any Lien or, claim for Lien in favor of any Person relating to any Environmental Matter or response thereto which could reasonably be expected to have a Material Adverse Effect; and

         (f) no Credit Party has any liabilities, absolute or contingent, with respect to Hazardous Materials, except for such liabilities which could not reasonably be expected to have a Material Adverse Effect.

         Section 4.17 Margin Regulations. No part of the proceeds from the sale of the Notes or Warrants will be used, and no part of the proceeds of any loans repaid with the proceeds from the sale of the Notes or Warrants was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Credit Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Credit Party or any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes or Warrants to violate Regulation U, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation U.

         Section 4.18 Pension and Benefit Plans.

         (a) Set forth in Schedule 4.18 is a true and complete list as of the Closing Date of, and the Credit Parties have furnished or made available to the Purchasers copies of, each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, vacation pay, unemployment, hospitalization or other medical, life or other insurance, or retirement plan, program, agreement or arrangement maintained by any Person with respect to employees of the Credit Parties or any of its ERISA Affiliates, each other Plan or Multiemployer Plan maintained by any Person with respect to employees of the Credit Parties or its ERISA Affiliates, and each employment, consulting, severance or similar agreement between any Credit Party and its officers and managerial employees, including all Foreign Pension Plans adopted by each Credit Party.

         (b) Except as set forth on Schedule 4.18 as of the Closing Date:

               (i) no Pension Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended, which deficiency could reasonably be expected to have a Material Adverse Effect;

               (ii) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred and is outstanding with respect to any Pension Plan, except for such liabilities that could not reasonably be expected to have a Material Adverse Effect, and there has not been any Reportable Event, or any other event or condition, which could reasonably be expected to result in the involuntary termination of any Pension Plan by the PBGC and that could reasonably be expected to have a Material Adverse Effect;

               (iii) neither any Plan nor any trust created thereunder, nor to the knowledge of each Credit Party any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Credit Parties or ERISA Affiliates to any material tax or penalty on prohibited transactions imposed under said Section 4975 or Section 502(i) of ERISA; and no Credit Party nor any of its ERISA Affiliates has received any notice that any Multiemployer Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in any such prohibited transaction, except for transactions that could not reasonably be expected to have a Material Adverse Effect;

               (iv) no liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by any Credit Party or any of its ERISA Affiliates from such Multiemployer Plan under Title IV of ERISA, nor has any Credit Party or any of its ERISA Affiliates been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA, except for such non-compliances that could not reasonably be expected to have a Material Adverse Effect;

               (v) each Credit Party and its ERISA Affiliates are in compliance in all respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans, except where non-compliance would not have a Material Adverse Effect;

               (vi) the actuarial present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan that is subject to Title IV of ERISA does not exceed the Fair Market Value of the assets allocable to such liabilities, determined as if such Pension Plan were terminated as of the date hereof, and using such Pension Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to such Pension Plan, except for non-compliances that could not reasonably be expected to have a Material Adverse Effect;

               (vii) no Credit Party nor any of its ERISA Affiliates has received any notice to the effect that any Multiemployer Plan has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA, which could reasonably be expected to have a Material Adverse Effect;

               (viii) no event has occurred with respect to any Plan or Pension Plan established or maintained at any time during the five-year period immediately preceding the Closing Date for the benefit of employees of any Credit Party or any of its ERISA Affiliates which could reasonably be expected to result in liability of any Credit Party or any of its ERISA Affiliates under
Section 4069 of ERISA and that could reasonably be expected to have a Material Adverse Effect;

               (ix) except as described in Schedule 4.18, there are no liabilities under the Plans that are employee welfare benefit plans (as defined in Section 3(1) of ERISA) providing for medical, health, life or other welfare benefits that are not insured by fully paid non-assessable insurance policies, except for liabilities that would be recognized for accounting purposes under FASB 106 and that could reasonably be expected to have a Material Adverse Effect, and no such Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of any Credit Party or any of its ERISA Affiliates (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act or other similar law); and

               (x) no Credit Party nor any of its ERISA Affiliates is a party in interest (as defined in Section 3(14) of ERISA) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), other than the Plans.

         (c) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Parent, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction that subject the Parent, the Issuer, or any of their Subsidiaries, directly or indirectly, to a material tax or civil penalty. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Purchasers in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Parent or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         Section 4.19 Material Contracts. As of the Closing Date, Schedule 4.19 sets forth a true and complete list of all Material Contracts of each Credit Party. The Credit Parties have furnished or made available to the Purchasers or their representatives true and complete copies of such Material Contracts, with all material amendments, modifications and supplements thereto to the Closing Date. As of the Closing Date, each of such Material Contracts is valid, subsisting and in full force and effect. No Credit Party is in breach or violation of any of the terms, conditions or provisions of any of such Material Contracts, except for such breaches and violations thereof as in the aggregate do not and will not have a Material Adverse Effect, and to the knowledge of the Parent and the Issuer no third party to any of such Material Contracts is in breach or violation of any of the terms, conditions or provisions thereof, except for such breaches and violations thereof as in the aggregate do not and will not have a Material Adverse Effect.

         Section 4.20 Insurance. Schedule 4.20 sets forth a true and complete list and brief description of all policies of workers compensation, general liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Credit Parties on the Closing Date after giving effect to the Transactions, true and complete copies of which policies have been previously delivered or made available to the Purchasers. Such policies are in full force and effect on the Closing Date, and no Credit Party has received notice of cancellation with respect to any such policy. All material premiums payable with respect to such policies have been paid through the Closing Date.

         Section 4.21 Possession of Franchises, Licenses, Etc. Each Credit Party possesses all franchises, certificates, licenses, permits, registrations, security clearances and other authorizations from Governmental Bodies, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its Properties and assets, and for the conduct of its business as now conducted, and no Credit Party is in violation of any thereof, except for such non-possessions and violations as in the aggregate do not and could not reasonably be expected to have a Material Adverse Effect.

         Section 4.22 Intellectual Property.

         (a) Set forth on Schedule 4.22 is an accurate and complete list of all
(i) Intellectual Property owned by the Credit Parties, and applications for any thereof, and all (ii) License Agreements with respect to Intellectual Property used in the business of the Credit Parties, specifying with respect to each such item the owner thereof, the registration or application number thereof, the jurisdiction by or in which such item has been issued or registered or in which an application therefor has been filed, if any, the date of such issuance, registration or application, and the expiration date thereof, other than (x) Intellectual Property which is not material to the Credit Parties' business or operations and (y) "off the shelf" software obtained for less than $5,000 individually which is subject to shrink wrap licenses.

         (b) The Credit Parties own and have good title to, or are party to enforceable License Agreements permitting the Credit Parties the use of, all material items of Intellectual Property, free from Liens and restrictions that adversely affect their businesses as now conducted and material additional costs, which are necessary for the present and planned future conduct of their businesses. Except as set forth in Schedule 4.22, and except for such matters as in the aggregate are not reasonably likely to, and will not, result in a Material Adverse Effect, (i) to the best knowledge of the Parent and the Issuer, none of the present or contemplated products or operations of the Credit Parties, or the use by the Credit Parties of any of such Intellectual Property, infringes or otherwise violates, or will then infringe or otherwise violate, any Intellectual Property owned by any other Person, and (ii) there is no pending or, to the best knowledge of the Parent and the Issuer, threatened claim, demand, litigation, investigation, arbitration or other proceeding against or affecting any Credit Party contesting the right of any of them to manufacture, distribute or sell any such product or to engage in any such operation, or to use any of such Intellectual Property.

         (c) All registrations for Intellectual Property identified on Schedule
4.22 are valid and in force, and all applications to register any unregistered Intellectual Property so identified are pending and in good standing, and are all without challenge of any kind. The Intellectual Property owned by the Credit Parties is valid and enforceable in all material respects. Each Credit Party has the sole and exclusive right to bring actions




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

for infringement or unauthorized use of the Intellectual Property and software that is listed on Schedule 4.22 owned by such Credit Party, as the case may be, and there is no valid basis for any such action. Correct and complete copies of registrations for all registered Intellectual Property identified on Schedule
4.22 (together with any subsequent correspondence with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or filings relating to the foregoing) have been delivered or made available by the Credit Parties to the Purchasers or their counsel.

         Section 4.23 Use of Proceeds. The proceeds from the sale and issuance of the Notes and Warrants on the Closing Date will be used by the Credit Parties to refinance the Senior Subordinated Bridge Loan and to pay costs and expenses of the Transactions.

         Section 4.24 Foreign Assets Control Regulations. None of the Credit Parties nor, to the best knowledge of the Parent and the Issuer after due inquiry, any Affiliate of any Credit Party, is, or will be after consummation of the Transactions and application of the proceeds of the Notes, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

         Section 4.25 Status under Certain Laws. No Credit Party is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Credit Party is subject to regulation as a "common carrier" or "contract carrier" or any similar classification by the Interstate Commerce Commission or under the laws of any state, or is subject to regulation under any other federal, state or local Statute which limits its ability to incur Indebtedness.

         Section 4.26 Ranking of Notes. The Indebtedness represented by the Notes and the other Obligations under the Note Documents of each Credit Party are intended to constitute senior subordinated Indebtedness, and accordingly is, and shall be at all times while the Notes remain outstanding or the Purchasers have any obligation to purchase Notes hereunder, (i) senior in right of payment to, or pari passu with, all other unsecured Indebtedness (other than the unsecured portion, if any, of the Senior Indebtedness), of such Credit Party, as the case may be, respectively, and (ii) senior in right of payment to all other Indebtedness of such Credit Party which, under the terms of the documents pursuant to or in connection with which such Indebtedness was created or incurred, is subordinated in right of payment to some or all of the other Indebtedness (other than the Senior Indebtedness) of such Credit Party, as the case may be.

         Section 4.27 Customers . Set forth in Schedule 4.27 is a list, as of the Closing Date after giving effect to the Transactions, of the Credit Parties' ten largest operating customers and clients, as measured by gross revenues of the Credit Parties generated by such customers and clients, for the three years ended as of December 31, 1997, 1998 and 1999. Except as disclosed on Schedule 4.27, as of the Closing Date, no significant customer or client (or group of related customers or clients which in the aggregate is significant) of the Credit Parties has given any of them notice or, to the knowledge of the Credit Parties, has taken any other action which has given any Credit Party any reason to believe that such customer or client (or group of customers or clients) will materially reduce the amount of its purchases or adversely change the price or terms to any Credit Party of such purchases. For such purposes, a customer or client (or group of customers or clients) shall be deemed "significant" if such customer or client (or group of related customers or clients) has accounted for more than 5% of the total gross revenues of the Credit Parties (taken as a whole) during the past fiscal year.

         Section 4.28 Solvency. Each Credit Party is Solvent on the Closing Date both before and after giving effect to the Transactions to be effected on or prior to the Closing Date and the application of the net proceeds of the issuance and sale of the Notes and Warrants, the Senior Indebtedness and the Capital Stock (including the Series A Preferred Stock) of the Parent to be issued or incurred on or prior to the Closing Date pursuant to the Equity Documents.

         Section 4.29 Transaction Documents; Transaction.

         (a) The representations and warranties of each Credit Party contained in each Merger Document, Equity Document, FrontLine Transaction Contribution Document, Senior Loan Document, and Existing L/C Back-Stop Documents were true and correct in all material respects on the Transaction Date and are true and correct in all material respects on the date hereof (except to the extent any such representation or warranty specifically relate to an earlier date in which case such representation or warranty shall be true and correct in all material respects on and as of such date), and the Purchasers shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Purchasers directly.

         (b) All aspects of the Transactions have been effected in all material respects in accordance with terms of the Transaction Documents and applicable law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Government Bodies required in order to consummate the Transactions in accordance with the terms of the Transaction Documents and all applicable laws shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Transactions. Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transactions or the issuance of the Notes or the Warrants.

         (c) The Credit Parties have delivered to the Purchasers and their special counsel true and correct copies of each of the Merger Documents, the Equity Documents, the Frontline Transaction Contribution Documents, the Senior Loan Documents and the Existing L/C Back-Stop Documents (including all exhibits and schedules thereto) as in effect on the Closing Date, including all amendments, modifications and supplements thereto (there being no amendments or modifications to such documents, and no waiver of any rights thereunder by any Credit Party, nor of any condition to the obligations of such Persons under any thereof, except as heretofore disclosed to the Purchasers in writing). This Agreement and the other Transaction Documents constitute the only material agreements relating to the Transactions to which any Credit Party is a party.

         (d) Except as set forth on Schedule 4.29, as of the Closing Date, no Credit Party has any further obligations or liabilities to make any payments of any kind to any Person pursuant to the Transaction Documents or relating to the Transactions.

         Section 4.30 RICO. No Credit Party is engaged in or has engaged in any course of conduct that could subject any of their respective material properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

         Section 4.31 Business Centers; Owners. Set forth on Schedule 4.31 is a list of each of the Business Suite Centers of the Parent and each Subsidiary of the Parent as of the Closing Date, and identifies the owners of each such Business Suite Center, those that are owned by limited liability companies, and those that the Parent or any of its Subsidiaries manages pursuant to a management contract.

         Section 4.32 Restrictions on or Relating to Subsidiaries.

         (a) There does not exist any encumbrance or restriction on the ability of (x) any Subsidiary of the Parent to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent or any Subsidiary of the Parent, or to pay any Indebtedness owed to the Parent or a Subsidiary of the Parent, (y) any Subsidiary of the Parent to make loans or advances to the Parent or any of the Parent's Subsidiaries or (z) any Subsidiary of the Parent to transfer any of its properties or assets to the Parent or any Subsidiary of the Parent, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Note Documents and the Senior Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or a Subsidiary of the Parent, or (iv) restrictions applicable to any Joint Venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to
Section 9.7; provided that the restrictions applicable to the respective such Joint Venture are not made worse, or more burdensome, from the perspective of the

Parent and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment.

               (b) There does not exist any encumbrance or restriction on the ability of any Non-Subsidiary Joint Venture to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent or any Subsidiary of the Parent, or to pay any Indebtedness owed to the Parent or a Subsidiary of the Parent, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) the Note Documents and the Senior Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Non-Subsidiary Joint Venture, (iv) restrictions applicable to any Non-Subsidiary Joint Venture existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.7(b)(viii); provided that the restriction applicable to the respective such Non-Subsidiary Joint Venture are not made worse, or more burdensome, from the perspective of the Parent and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment.

               Section 4.33 Name Change. Immediately after giving effect to the Second Step Merger, the Issuer caused an amendment to its Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware, which amendment changed the name of the Issuer from "HQ Merger Subsidiary, Inc." to "HQ Global Workplaces, Inc."

               Section 4.34 Operating Company Status. Each of the Credit Parties on the Closing Date is (i) an "operating company""(other than a "venture capital operating company"), as such terms are defined in 29 C.F.R. Section 2510.3-101, and (ii) primarily engaged in the provision of executive office suites and related office services and not the investment of capital. Each of the Credit Parties employs a majority of its assets in the foregoing operating business, incurs a majority of its expenses in furtherance thereof, and derives a majority of its gross income from such activities. Each of the Credit Parties has not merely passively assumed the risks from the ownership of its assets, but the return to its shareholders from its investment depends in substantial part on its success in the foregoing operating business. The employees of each of the Credit Parties, on such Credit Party's behalf, perform most of the executive office service functions with respect to the foregoing operating business, subject to supervision by such Credit Party, as to which supervision such Credit Party devotes substantial resources.

         Section 4A. Representations of the Purchasers. Each Purchaser represents to the Issuer that it is acquiring the Notes and the Warrants to be purchased by it hereunder for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder.

         Section 5. Closing Conditions. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by it hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:



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

      Section 5.1 Proceedings Satisfactory. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated to occur on the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including:

         (a) certificates dated as of a recent date prior to the Closing Date as to the good standing (or equivalent foreign documentation) and (if available) payment of taxes of each Credit Party, in each jurisdiction where it is organized or is authorized to do business as a foreign corporation;

         (b) certified copies of the certificate or articles of incorporation (or other comparable constituting document) of each Credit Party, with all amendments thereto to the Closing Date;

         (c) certified copies of the by-laws (or other comparable constituting document) of each Credit Party, with all amendments thereto to the Closing Date;

         (d) certified copies of resolutions of the Board of Directors of each Credit Party, authorizing the execution, delivery and performance of the Transaction Documents to which it is a party; and

         (e) certificates as to the incumbency and signatures of each of the officers of each Credit Party who shall execute any Transaction Documents or other document executed and delivered pursuant to or in connection with this Agreement.

         Section 5.2 Opinions of Counsel for Credit Parties. The Purchasers shall have received from (i) Brown & Wood LLP, New York counsel to the Credit Parties in connection with the Transactions, and (ii) local counsel satisfactory to the Purchasers, in each case, favorable legal opinions, each dated the Closing Date and addressed to the Purchasers, covering such matters incident to the Transactions herein contemplated as the Purchasers may reasonably request.

         Section 5.3 Representations and Warranties True, Etc.; Certificates. The representations and warranties contained in Section 4 and elsewhere in this Agreement shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date after giving effect to the Transactions contemplated hereby (except to the extent any such representation or warranty specifically relate to an earlier date in which case such representation or warranty shall be true and correct in all material respects on and as of such date). Each Credit Party shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date, and there shall exist no Default or Event of Default on the Closing Date after giving effect to the Transactions contemplated by this Agreement. The Issuer shall have delivered to the Purchasers an Officer's Certificate, dated the Closing Date, to the effect of the matters stated in the foregoing sentences of this Section 5.3 and in Sections 5.4, 5.5 and 5.6.



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

         Section 5.4 Absence of Material Adverse Change, Etc. Since December 31, 1999, no Material Adverse Effect shall have occurred.

         Section 5.5 Consents and Approvals. Except for the consents of landlords with respect to real Property leases of the Credit Parties which have not been obtained as set forth on Schedule 4.10, all necessary consents, waivers, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to issue and sell the Notes and the Warrants as contemplated hereby and to consummate the Merger and the other Transactions shall have been obtained or made and shall be in full force and effect, including all required consents and waivers of the holders of the Senior Indebtedness and of any agent or representative thereof.

         Section 5.6 Absence of Litigation, Orders, Etc. Except as otherwise disclosed in Schedule 5.6, there shall not be pending or, to the knowledge of the Credit Parties, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or its assets or Property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the Transactions contemplated herein or which has had or is reasonably likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which has had or is reasonably likely to have a Material Adverse Effect.

         Section 5.7 Subordination Agreement. The Credit Parties, the Senior Agent, and the Purchasers shall have executed and delivered the Subordination Agreement in the form of Exhibit D hereto (as from time to time amended, modified or supplemented in accordance with its terms, the "Subordination Agreement").

         Section 5.8 Warrant Holder Agreement. Each of the parties thereto shall have executed and delivered the Warrant Holder Agreement.

         Section 5.9 Guarantee. The Parent and each other Guarantor on the Closing Date shall have executed and delivered the Guarantee.

         Section 5.10 Transactions.

         (a) On the Transaction Date, Vantas and HQ shall have consummated the HQ Merger pursuant to which (i) the existing holders of common stock of Vantas (other than FrontLine) shall have received cash equal to approximately $21,742,696 in connection with the conversion of such stock into a right to receive $8.00 per share as contemplated by the HQ Merger Agreement, (ii) the existing holders of voting and non-voting common stock of HQ shall have retained all shares of such common stock (representing a continuing interest in Surviving HQ with an equity value of approximately $133,600,000) (the "Equity Rollover"),
(iii) each outstanding share of Vantas' preferred stock shall have been converted into the right to receive 0.2569 shares of voting common stock of Surviving HQ in accordance with the conversion requirements set forth in the HQ Merger Agreement, (iv) certain holders of options to purchase Vantas' common stock shall have received cash equal to approximately $11,207,717 in connection with the acceleration and cancellation of such options pursuant to the HQ Merger Agreement, and (v) holders of options to purchase Vantas' common stock under Vantas' 1996 stock option plan shall have converted their option rights into a right to acquire voting common stock of Surviving HQ on the basis set forth in the HQ Merger Agreement.

         (b) On the Transaction Date and immediately after giving effect to the HQ Merger, FrontLine shall have purchased 4,130,530 shares of common stock of Surviving HQ from CarrAmerica and certain other Persons for aggregate cash consideration of $151,053,482.10 (representing a purchase price of $36.57 per share) pursuant to, and in accordance with the terms of, the HQ Stock Purchase Agreement.

         (c) On the Transaction Date and immediately after giving effect to the HQ Merger and the HQ Stock Purchase, Surviving HQ shall have consummated the Omni Stock Purchase pursuant to which (i) Surviving HQ shall have purchased from CarrAmerica (x) 2,006,066 shares of non-voting common stock of Omni UK and 144 shares of non-voting common stock of Omni Lux for aggregate cash consideration of $24,286,081 and (y) certain Notes (as defined in the Omni Stock Purchase Agreement) for cash consideration of $50,124,559.34 (representing the aggregate principal amount of, and accrued and unpaid interest on, such Notes on the Closing Date), in each case pursuant to, and in accordance with the terms of, the Omni Stock Purchase Agreement and (ii) CarrAmerica shall have assumed the obligations of Omni UK under the Loan Notes (as defined in the Omni Stock Purchase Agreement) in consideration for a cash payment by Surviving HQ of $15,766,149.82 pursuant to, and in accordance with the terms of, the Omni Stock Purchase Agreement (with the transactions described in clauses (i) and (ii) above being herein collectively called the "UK/Lux Acquisition").

         (d) On the Transaction Date and immediately after giving effect to the HQ Merger, the HQ Stock Purchase and the Omni Stock Purchase, (w) Surviving HQ shall have contributed the Development Assets to the Parent, (x) Surviving HQ and M Sub shall have consummated the Second Step Merger, as a result of which
(i) the Parent shall own all of the Capital Stock of M Sub (as the surviving corporation of the Second Step Merger) and (ii) the common stockholders of Surviving HQ shall have received Common Stock in exchange for their outstanding shares of common stock of Surviving HQ as contemplated by the Second Step Merger Agreement, (y) pursuant to the Exchange Agreement, Frontline shall have exchanged with the Parent (the "Equity Exchange") 4,130,530 shares of Common Stock acquired by FrontLine pursuant to the Second Step Merger (being those shares attributable to the shares of common stock of Surviving HQ acquired by FrontLine in the HQ Stock Purchase) for (I) 3,704,933.82 shares of Series A Preferred Stock and (II) warrants to purchase up to 1,660,341.752 shares of Common Stock, and (z) immediately after giving effect to the Equity Exchange, pursuant to the Series A Preferred Stock Original Purchase Agreements, the Equity Investors shall have purchased from FrontLine and the Parent for an aggregate cash purchase price of

$195,000,000 (I) 4,782,692.010 shares of Series A Preferred Stock having an aggregate liquidation preference of $195,000,000 (provided that at least $100,000,000 of such shares of Series A Preferred Stock shall have been purchased by Equity Investors which are not Affiliates of Vantas) and (II) warrants to purchase 2,143,332.001 shares of Common Stock (the "Equity Financing") (with the Second Step Merger and the related transactions described above in this Section 4.16(d) being herein collectively called the "Reorganization").

         (e) On the Transaction Date, (i) the Issuer shall have received gross cash proceeds from loans in the aggregate amount of $225,000,000 under the Senior Loan Agreement, (ii) the Issuer shall have received gross cash proceeds from the Senior Subordinated Bridge Loan in the aggregate amount of $125,000,000 and (iii) Vantas shall have received approximately $25,871,000 (or such other amount which is necessary so that the conditions in clauses (i) and (ii) of the immediately succeeding sentence are satisfied) in cash from a capital contribution by FrontLine pursuant to, and in accordance with the terms of, the FrontLine Transaction Contribution Documents (the "FrontLine Transaction Contribution"). On the Closing Date, (i) HQ shall have cash on hand of at least $12,500,000 all of which shall be available to be used to make payments owing in connection with the Transactions, (ii) after giving effect to the Transactions, the Issuer shall have cash on hand of at least $10,000,000 for the working capital requirements of the Issuer and its Subsidiaries, (iii) after giving effect to the Transactions, the Issuer shall have available (but unutilized) commitments under the Senior Loan Agreement of no less than $25,000,000 and (iv) after giving effect to the Transactions, the Parent shall have cash on hand, in an amount satisfactory to the Purchasers, to be used to cover operating expenses relating to the Development Assets.

         (f) All of the terms, conditions and provisions of each of the Merger Documents, the Equity Documents, the Frontline Transaction Contribution Documents, the Senior Loan Documents and the other Transaction Documents shall be satisfactory to the Purchasers and their counsel in all respects in form and substance and no term, condition or provision thereof shall have been supplemented, amended, modified or waived without the Required Purchasers' prior written consent. Each of the Transaction Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each Purchaser shall have received a copy of each of the Transaction Documents (including all amendments, modifications and supplements thereto to and including the Closing Date), certified by a duly authorized officer of the Issuer as true, correct and complete. All conditions to the consummation of the Transactions shall have been satisfied (or waived with the written approval of the Required Purchasers) and the Transactions shall have been consummated, or will be consummated on the Closing Date, in accordance with the terms of such agreements and applicable law.

         (g) (i) On the Transaction Date, the Indebtedness subject to the Refinancing shall have been paid in full, all Liens securing such Indebtedness terminated and released and the Purchasers shall have received a copy of a "pay-off" letter, addressed to the Administrative Agent under the Senior Loan Documents, with respect to all debt being refinanced in the Refinancing (except to the extent (x) incorporated (or deemed issued) as letters of credit under the L/C Reimbursement Agreements and supported by the Existing L/C Back-Stop Arrangements or (y) cash collateralized pursuant to the Existing L/C Cash Collateral Arrangements in each case on the basis set forth in clause (j) below).

               (ii) On the Closing Date, the Senior Subordinated Bridge Loan shall be paid in full, any Liens securing such Indebtedness terminated and released and the purchasers shall have received a "pay-off" letter, addressed to the Purchasers, with respect to the Senior Subordinated Bridge Loan.

         (h) After giving effect to the Transactions and the other transactions contemplated hereby, on the Closing Date, none of the Parent, the Issuer or any of their Subsidiaries shall have outstanding any Indebtedness or preferred stock other than (i) the Senior Indebtedness and extensions of credit thereunder; (ii) the Notes and the Guarantees; (iii) the Series A Preferred Stock; and (iv) Indebtedness listed on Schedule 4.9A.

         (i) The Purchasers shall be reasonably satisfied that the aggregate amount of the funds available to the Issuer under the Senior Subordinated Bridge Loan, the Senior Loan Documents and the Equity Financing on the Transaction Date were sufficient to (i) consummate the Stock Purchases and the Mergers; (ii) consummate the Refinancing; and (iii) pay all fees, commissions and expenses payable in connection with the Transactions.

         (j) (i) (i) On the Transaction Date, Paribas and Vantas shall have entered into a letter of credit reimbursement agreement in form and substance satisfactory to the Purchasers (as amended, modified or supplemented from time to time, the "Paribas L/C Reimbursement Agreement"), pursuant to which all Existing Letters of Credit issued by Paribas as issuing bank under the Existing Vantas Credit Facility shall have been incorporated (or deemed issued) as "Letters of Credit" thereunder.

               (ii) On the Transaction Date, Morgan Guaranty and Vantas shall have entered into a letter of credit reimbursement agreement in form and substance satisfactory to the Purchasers (as amended, modified or supplemented from time to time, the "Morgan Guaranty L/C Reimbursement Agreement"), pursuant to which all Existing Letters of Credit issued by Morgan Guaranty as issuing bank under the Existing HQ Credit Facility shall have been incorporated (or deemed issued) as "Letters of Credit" thereunder.

               (iii) On the Transaction Date, Bank Austria and Vantas shall have entered into a letter of credit reimbursement agreement in form and substance satisfactory to the Purchasers (as amended, modified or supplemented from time to time, the "Bank Austria L/C Reimbursement Agreement" and, together with the Paribas L/C Reimbursement Agreement and the Morgan Guaranty L/C Reimbursement Agreement, the "L/C Reimbursement Agreements"), pursuant to which all Existing Letters of Credit issued by Bank Austria as issuing bank under the Existing Vantas Credit Facility shall have been incorporated (or deemed issued) as "Letters of Credit" thereunder.

               (iv) On the Transaction Date, FrontLine and Bankers Trust Company shall have entered into a line of credit agreement (as amended, modified or supplemented from time to time, the "Back-Stop Letter of Credit Agreement"), pursuant to which Bankers Trust Company shall have issued one or more letters of credit for the account of FrontLine in favor of Morgan Guaranty, Paribas and Bank Austria as beneficiaries thereunder, and the Back-Stop Letter of Credit Agreement shall be in full force and effect.

               (v) On the Transaction Date, First Union and HQ shall have entered into a cash collateral agreement in form and substance satisfactory to the Purchasers (as amended, modified or supplemented from time to time, the "First Union L/C Cash Collateral Agreement"), pursuant to which all Existing Letters of Credit issued by First Union as fronting bank under the Existing HQ Credit Facility shall have been cash collateralized on a basis satisfactory to the Purchasers (the "Existing L/C Cash Collateral Arrangements").

         (k) The Purchasers shall be reasonably satisfied with the capitalization, the terms and conditions of any equity arrangements and the corporate organizational structure of the Parent, the Issuer and their Subsidiaries.

         Section 5.11 Appointment of Agent for Service. The Purchasers shall have received an appointment, in form and substance satisfactory to the Purchasers, of Corporation Service Company as each Credit Party's agent for service of process.

         Section 5.12 Solvency Certificate. A solvency certificate, in form and substance satisfactory to the Purchasers, certified by the Chief Financial Officer of the Parent to the effect that, as of the Closing Date and before and after giving effect to the initial purchase of Notes hereunder and the consummation of the Transactions, the Issuer, on a stand-alone basis, is Solvent and the Credit Parties, taken as a whole, are Solvent.

         Section 5.13 Fees. The fees required to be paid on the Closing Date pursuant to Section 2.6 shall be paid concurrently with the issuance and sale of Notes to be sold on the Closing Date. The expenses and disbursements incurred by the Purchasers (including fees and expenses incurred by Paul, Hastings, Janofsky & Walker LLP, O'Sullivan Graev & Karabell, LLP and Battle Fowler LLP and any local or special counsel to the Purchasers) in connection with the preparation of the Note Documents and the Transactions contemplated hereby, shall be paid by the Credit Parties to the Purchasers on the Closing Date.

         Section 5.14 Wire Instructions. The Purchasers shall have received not less than two Business Days prior to the Closing Date wire instructions prepared by the Issuer as to all wire transfers or other payments to be effected on the Closing Date in connection with the Transactions to be consummated on the Closing Date pursuant to this Agreement, which wire instructions shall identify the payor and payee of each such wire




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

transfer or payment, shall describe the manner of transfer or payment and shall otherwise be satisfactory in form and substance to the Purchasers.

         Section 5.15 Transaction Costs; Availability. After giving effect to the Transactions and payment of all such costs, the Issuer shall have excess borrowing availability under its Senior Indebtedness of at least $25.0 million as determined by the Purchasers. On the Closing Date after giving effect to the Transactions the Issuer shall have Consolidated Total Indebtedness of not more than $350.0 million.

         Section 5.16 HSR Filings. The Purchasers shall have received evidence satisfactory to it that (i) any required notification under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended (the "HSR Act")) and the rules and regulations promulgated thereunder required in connection with the Transactions shall have been made, (ii) all requests for additional information and documentary material from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act shall have been complied with and (iii) all waiting periods applicable to the Transactions under the HSR Act have expired or been terminated.

         Section 5.17 Certificate As to Use of Proceeds; Fees and Expenses.

         (a) The Purchasers shall have received a certificate of the Chief Financial Officer of the Issuer certifying in reasonable detail (i) the Credit Parties' use of the proceeds of the Notes and the Additional Series A Preferred Stock Investment on the Closing Date, and (ii) the Credit Parties' use of the proceeds of the Senior Indebtedness, the Senior Subordinated Bridge Loan, and the Equity Financing and other sources of funds for the Transaction, in each case, on the Transaction Date.

         (b) The Purchasers shall have received a certificate of the Chief Financial Officer of the Issuer certifying in reasonable detail all fees and expenses to be paid in connection with the Transactions and certifying that all such fees and expenses have been paid in full on the Closing Date. The Purchasers shall have received an Indemnity from Frontline, in form and substance satisfactory to the Purchasers, that Frontline will pay any Transaction fees and expenses which are not set forth in such Chief Financial Officer's certificate.

         Section 5.18 Financial Statements, Projections and Report; Auditor's Letter.

         (a) The Purchasers shall have received copies of the Financial Statements and the projections attached as Schedule 4.5C, each of which shall be satisfactory in all respects to the Purchasers, and shall not disclose any material adverse differences in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Vantas, HQ and their respective Subsidiaries taken as a whole from that previously disclosed to the Purchasers.



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

         (b) The Purchasers shall have received a letter, in form and substance satisfactory to the Purchasers, from the independent auditors of the Issuer and Vantas that, for the year ended December 31, 1999, Vantas and the Issuer, taken together, (i) had historical Consolidated EBITDA of at least $48.0 million; (ii) had historical one-time non-recurring expenses of not less than $5.0 million;
(iii) had a historical straight line rent cash adjustment of $10.0 million; (iv) had, on a pro forma basis after giving effect to the creation of an unconsolidated new development company affiliate and the transfer thereto of the developments commenced in 1999, a decrease in Consolidated EBITDA of not less than $8.0 million resulting from development losses; and (v) had, on a pro forma basis after giving effect to the Transactions, positive adjustments to Consolidated EBITDA in conformity with Regulation S-X under the Securities Act of at least $15.0 million.

         (c) The Purchasers shall have received a compliance certificate, in form and substance satisfactory to the Purchasers, from the Chief Financial Officer of the Parent, certifying that Vantas and the Issuer, taken together,
(i) had, for the fiscal quarter ended March 31, 2000, historical Consolidated EBITDA of at least $18.0 million (which amounts shall include straight line rent adjustments and other adjustments satisfactory to the Purchasers) and (ii) have, on a pro forma basis after giving effect to the Transactions, anticipated annualized synergies (determined in conformity with Regulation S-X under the Securities Act, for the fiscal year ending December 31, 2000, of at least $16.0 million.

         Section 5.19 Employment Agreement. Each of Gary Kusin and David Ruppert shall have entered into an employment agreement, which shall contain a non-competition agreement (the "Employment Agreement"), with the Credit Parties satisfactory in all respects to the Purchasers. Each Employment Agreement shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Purchasers shall have received a copy of each Employment Agreement (including all amendments, modifications and supplements thereto to and including the Closing Date), certified by a duly authorized officer of the Issuer as true, correct and complete.

         Section 5.20 Insurance. Certificates of insurance and other evidence satisfactory to the Purchasers that the insurance required under Section 9.4 is in full force and effect.

         Section 5.21 Development Assets. The Issuer shall have distributed to the Parent the Development Assets on terms and conditions satisfactory to the Purchasers.

         Section 5.22 Registration Rights Agreement . Each of the parties thereto shall have executed and delivered the Registration Rights Agreement.

         Section 5.23 Additional Series A Preferred Stock Investment. On the Closing Date, pursuant to the Series A Preferred Stock Purchase Agreements, the Equity Investors shall have purchased from the Parent for an aggregate cash purchase price of $25,000,000 (I) 613,165.654 shares of Series A Preferred Stock having an aggregate liquidation preference of $25,000,000 and (II) warrants to purchase shares of Common Stock (the "Additional Series A Preferred Stock Investment").



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

               Section 5.24 Closing Date Liquidity. The Purchasers shall have received a certificate of the Chief Financial Officer of the Issuer certifying that, on the Closing Date, after giving effect to the Transactions and the payment of all costs and expenses in connection therewith, the sum of (a) the aggregate amount of unrestricted cash (calculated in accordance with GAAP) of the Issuer plus (b) the aggregate principal amount of available but unutilized commitments under the B Revolving Loan Facility (as defined in the Senior Loan Agreement), with trade payables, expenses and liabilities being paid in the ordinary course of business (and no more than 25% of trade payables are more than 60 days past due), shall be no less than $27,000,000.

         Section 6. Financial Statements and Information. The Credit Parties will furnish to the Purchasers, until all of the Obligations have been indefeasibly paid in full in cash and no Notes are outstanding:

               (a) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month, copies of the consolidated balance sheets of the Parent and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of operations and cash flows for such month (including, without limitation, on a stand alone basis the operations and cash flows of the Development Assets) and for the portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month and elapsed portion of such fiscal year for the prior fiscal year, and stating in comparative form the corresponding figures from the consolidated budget of the Parent and its Subsidiaries for such period, all Certified by the Chief Financial Officer of the Parent;

               (b) Quarterly Financial Statements: Compliance Certificates. As soon as available and in any event within 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter) in each fiscal year of the Parent,

                    (i) copies of (x) the consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of operations and cash flows (including, without limitation, on a stand alone basis the operations and cash flows of the Development Assets) for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, and stating in comparative form (A) the consolidated and consolidating figures as of the end of and for the corresponding date and period in the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Parent and its Subsidiaries for such period, and (y) the consolidating balance sheet and related statements of income and cash flows showing the financial condition of the Development Assets as of the close of such quarterly accounting period and the results of operations of the Development Assets during such quarterly accounting period and the then elapsed portion of the fiscal year, all of which shall be certified by the Chief Financial Officer or controller of the Parent, subject to normal year-end audit adjustments, all Certified by the Chief Financial Officer of the Parent;

                    (ii) an Officer's Certificate of the Chief Financial Officer of the Parent setting forth computations in reasonable detail showing whether or not as at the




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

end of such fiscal quarter there existed any breach or violation of the provisions of Section 9.1, 9.4, 9.7, 9.10, 9.11 or 9.16;

         (c) Annual Financial Statements: Compliance Certificates. As soon as available and in any event within 90 days after the end of each fiscal year of the Parent,

               (i) copies of the audited consolidated and unaudited consolidating balance sheets of the Parent and its Subsidiaries, in each case as of the end of such fiscal year, together with, in each case, the related audited consolidated and unaudited consolidating statements of operations, stockholders' equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited consolidated and unaudited consolidating figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Parent and its Subsidiaries for such fiscal year, (x) in the case of each of such audited consolidated financial statements (excluding any statements in comparative form to the corresponding figures from the consolidated budget), accompanied by a report thereon of Ernst & Young LLP, or other independent public accountants of recognized national standing selected by the Parent and reasonably acceptable to the Required Purchasers (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal year and their consolidated results of operations, stockholders' equity and cash flows for such fiscal year in conformity with GAAP and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (y) in the case of such unaudited consolidating financial statements and any statements in comparative form to the corresponding figures from the consolidated budget, Certified by the Chief Financial Officer of the Parent; and

               (ii) a written statement of the Accountants (x) setting forth computations in reasonable detail showing whether or not as at the end of such fiscal year there existed any breach or violation of the provisions of Section 9.1, 9.4, 9.7, 9.10, 9.11 or 9.16, and (y) stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any event or condition constituting a Default or Event of Default, or if such Accountants shall have obtained such knowledge, specifying the nature and status thereof;

         (d) Officer's Compliance Certificates. Concurrently with the reports or financial statements furnished pursuant to subsections (a), (b) and (c) of this
Section 6, an Officer's Certificate of the Chief Financial Officer of the Parent stating that (I) based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof and what action the Parent has taken, is taking or proposes to take with respect thereto; and (II) which, if any, Development Assets had been transferred to the



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Issuer during the period covered by such financial statements and the EBITDA
(calculated in the same way as Consolidated EBITDA except solely in respect of such transferred Development Assets) generated by and the costs attributable to such transferred Development Assets during such period;

         (e) Management Discussion and Analysis. Concurrently with the financial statements furnished pursuant to subsections (a), (b) and (c) of this Section 6, a brief management discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries, as of the end of and for the period covered by such financial statements (including a comparison thereof with the financial condition and results of operations of the Parent and its Subsidiaries as of the end of and for the comparable period in the prior fiscal year and to budget), and describing any significant events relating to the Parent or its Subsidiaries occurring during such period, and in any event showing the financial condition of each of the Business Suite Centers during such fiscal period and the results of the operations of the Business Suite Centers during such fiscal period and the then elapsed portion of the fiscal year (including a comparison thereof with the results of operations of the Business Suite Centers as of the end of and for the comparable period in the prior fiscal year and to budget);

         (f) Stockholder Reports; SEC Filings. Immediately after the same are available and in any event within 10 days thereof, copies of all such proxy statements, financial statements, notices and other reports as any Credit Party shall send or make available generally to its stockholders, and copies of all regular and periodic reports, registration statements and other documents which it shall file with the SEC or any other securities Governmental Body;

         (g) Management Letters. Promptly after the receipt thereof by the Parent, and in any event within 10 days thereof, copies of any management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to the Parent by the Accountants in connection with any audit of the Parent and its Subsidiaries made by the Accountants;

         (h) Events of Default. Promptly (and in any event within 5 days) after becoming aware of (i) the existence of any Default or Event of Default, an Officer's Certificate of the Issuer specifying the nature and period of existence thereof and what action the Issuer is taking or propose to take with respect thereto; (ii) any Indebtedness of any Credit Party being declared due and payable before its expressed maturity, or any holder of such Indebtedness having the right to declare such Indebtedness due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Indebtedness, an Officer's Certificate of such Credit Party describing the nature and status of such matters and what action such Credit Party is taking or proposes to take with respect thereto; or (iii) (I) any material default of the Parent, the Issuer or any of their Subsidiaries under any material lease under which the Parent, the Issuer or any of their Subsidiaries is a lessee and (II) any termination, renewal, expiration or entering into of




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any material lease under which the Parent, the Issuer or any of their
Subsidiaries is or will be a lessee;

         (i) ERISA Matters. Promptly and in any event within 15 days after any Credit Party or any ERISA Affiliate knows or, in the case of a Pension Plan has reason to know, that any event or condition referred to or described in Section
4.18 has occurred or exists, or is reasonably likely to occur or exist with respect to any Pension Plan has occurred, an Officer's Certificate of the Issuer setting forth information as to such event or condition and what action, if any, such Credit Party or ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such event or condition which are (i) required to be filed by any Credit Party or ERISA Affiliate or the plan administrator of any such Pension Plan controlled by any Credit Party or ERISA Affiliate with the Internal Revenue Service or the PBGC, or (ii) received by any Credit Party or ERISA Affiliate from any plan administrator of a Pension Plan not under their control or from a Multiemployer Plan. Within five Business Days after the annual report (Form 5500) of each Plan or Pension Plan is filed with the Internal Revenue Service, a complete copy thereof (including schedules and attachments) to the Purchasers;

         (j) Casualties and Takings. Promptly following, and in any event within ten Business Days of any Casualty or Taking involving Property of any Credit Party with a value equal to or greater than $1,000,000, an Officer's Certificate of the Issuer describing the nature and status of such occurrence;

         (k) Press Releases. To the extent not otherwise provided for in Section 13.7, as soon as available, any press release or other public announcement or statement by any Credit Party;

         (l) Material Adverse Effect. Promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 6, an Officer's Certificate of the Issuer setting forth the details of such Material Adverse Effect and stating what action the Issuer has taken or proposes to take with respect thereto;

         (m) Litigation and Proceedings. Promptly (and in any event within 15 days) after any Credit Party knows of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any Property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, is reasonably likely to have a Material Adverse Effect, an Officer's Certificate of the Issuer describing the nature and status of such matter in reasonable detail;

         (n) Annual Budget. Not later than 30 days after the beginning of each fiscal year of the Parent, a copy of a consolidated and consolidating budget of the Parent and its Subsidiaries prepared by the Parent for such fiscal year (including budgeted statements of earnings as well as sources and uses of cash and balance sheets and budgeted openings of new business centers which may be made available on a quarterly




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basis only), which shall include at minimum a projected balance sheet and a projected statement of operations and cash flows for each month in such fiscal year, accompanied by the statement of the chief financial officer or controller of the Parent to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

               (o) Notices to Holders of Senior Indebtedness. To the extent not otherwise delivered to the Purchasers pursuant to this Agreement, copies of all notices, reports, certificates and other information (other than routine documentation), and any borrowing base reports or other reports as to collateral eligibility or borrowing availability reasonably requested by the Purchasers, furnished to the holders of Senior Indebtedness or to any agent or representative of such holders in each case promptly after the same are so furnished;

               (p) Insurance Report. At least once in each fiscal year, a report of a reputable insurance broker with respect to all insurance maintained by the Parent and its Subsidiaries, together with a certificate of insurance evidencing the effectiveness of the policies of insurance required to be maintained by the provisions of Section 8.4(a);

               Reconciliation of Accrued Rent Liabilities. In connection with any financial information furnished by the Issuer which contains a calculation of Consolidated EBITDA, the Issuer shall also furnish a statement reconciling any increase or decrease in accrued rent liabilities; and

               (q) Other Information. Any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of any Credit Party that the Purchasers owning more than 20% of the outstanding principal amount of the Notes may from time to time reasonably request and which is capable of being obtained, produced or generated by such Credit Party.

         It is further understood and agreed that, for the purpose of effecting compliance with Rule 144A promulgated by the SEC in connection with any resales of Notes or Warrants that may hereafter be effected pursuant to the provisions of such Rule, (i) each prospective purchaser of Notes or Warrants designated by a Purchaser thereof shall have the right to obtain from each Credit Party, upon the written request of such Purchaser, copies of (A) the consolidated balance sheet of such Credit Party and its Subsidiaries as of the end of then most recently completed fiscal year of such Credit Party (or, if such fiscal year shall have ended within the preceding 90 days, as of the end of the next preceding fiscal year), together with the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended,
(B) similar financial statements for the two preceding fiscal years (which financial statements, and the financial statements referred to in clause (A) of this paragraph, shall be audited if audited financial statements are available at such time), (C) a consolidated balance sheet of such Credit Party and its Subsidiaries as of the end of then most recently completed fiscal quarter of such Credit Party (or, if such fiscal quarter shall have ended within the preceding 60 days, as of the end of the next preceding fiscal quarter), together with the




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related consolidated statements of operations, stockholders' equity and cash flows for the portion of the current fiscal year then ended, and (D) any other information that is necessary to comply with such Rule, and (ii) such Purchaser and each such prospective Purchaser shall have the right to obtain from each Credit Party, upon the written request of such Purchaser, a very brief statement of the nature of the business of such Credit Party and the products and services it offers, dated as of a date within 12 months prior to the date of such request.

         The Issuer will keep at its principal executive office a true copy of this Agreement, and cause the same to be available for inspection at said office during normal business hours by the Purchasers or by any prospective Purchaser of Notes designated in writing by any Purchaser holding such Notes.

         Section 7. Inspection of Properties and Books; VCOC Matters. The Purchasers, until all of the Obligations have been indefeasibly paid in full in cash and no Notes are outstanding, shall have the right (a) to visit and inspect any of the Properties of the Credit Parties, (b) to examine their books of account and records, (c) to make copies and extracts therefrom at their expense, and (d) to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and employees and their independent public accountants (and by this provision the Parent and the Issuer authorizes the Accountants to discuss their affairs, finances and accounts and those of their Subsidiaries, whether or not any of such representatives is present, it being understood that nothing contained in this Section 7 is intended to confer any right to exclude any such representative from such discussions), during normal business hours and upon prior notice to the Parent. The Purchasers shall be entitled to meet with the senior management of the Credit Parties at least once during each fiscal quarter of the Credit Parties to discuss the Credit Parties' and their Subsidiaries' financial statements, business, assets, operations and prospects. Each Credit Party shall permit any representatives of Blackstone Partners, Chase, Capital Trust and any other Purchaser which at the time it becomes a Purchaser hereunder is or is intended to become a venture capital operating company (as defined in 29 C.F.R. Section 2510.3-101), to inspect and copy the books and records of the Credit Parties, the right to inspect the property of the Credit Parties, the right to receive all periodic financial statements of the Credit Parties, the right to consult with and advise management and the Boards of Directors of each Credit Party, the right to receive all material and information provided to the Boards of Directors of each Credit Party and the right (Section 9.15 hereof notwithstanding) to attend all meetings of the Board of Directors of each Credit Party as an observer, together with such other rights that any such Purchaser and their respective affiliates may require from time to time to maintain their status as a venture capital operating company (such other rights subject to approval by the Issuer, not to be unnecessarily withheld), if applicable. Each of the Credit Parties shall comply with all requirements and take all actions necessary to maintain its status as an "operating company" (other than a "venture capital operating company"), as such terms are defined in 29 C.F.R. Section 2510.3-101. Each of the Credit Parties agrees to certify to each Purchaser such Credit Party's compliance with the requirements of the immediately preceding sentence and that the representations and warranties in Section 4.34 are true and correct within 10 days after the end of each


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calendar year. The obligations of the Credit Parties under the immediately preceding three sentences of this Section 7 shall survive the payment or prepayment in full of any Obligations and shall be applicable to the Purchasers specified therein so long as any Obligations are outstanding to such Purchaser or such Purchaser holds Capital Stock (including any Warrants) of any Credit Party which do not constitute "publicly-offered securities" as such term is defined in 29 C.F.R. Section 2510.3-101(b).

         Section 8. Affirmative Covenants. The Parent and the Issuer jointly and severally covenant and agree that, until all of the Obligations have been indefeasibly paid in full in cash and no Notes are outstanding:

         Section 8.1 Payment of Principal, Prepayment Charge and Interest. The Issuer will duly and punctually pay the principal of, Prepayment Premium and Qualified Public Offering Prepayment Premium (if any) and interest on the Notes and will timely pay and perform all other Obligations in accordance with the terms the Note Documents. Each Credit Party will comply with all of the covenants, agreements and conditions contained in the Note Documents.

         Section 8.2 Payment of Taxes and Claims. The Credit Parties will pay before they become delinquent:

         (a) all Charges imposed upon any Credit Party (or any other Subsidiaries of any Credit Party which are part of any affiliated group, within the meaning of Section 1504(a)(1) of the Code, with any Credit Party) or their sales, income, profits or capital or upon their Property, real, personal or mixed, or upon any part thereof; and

         (b) all claims for labor, materials, rent and supplies which, if unpaid, would result in the creation of a Lien upon Property of any Credit Party; provided, that the Charges and claims described in Section 9.2(a) and (b) need not be paid to the extent that (i) payment thereof is being diligently contested in good faith and by appropriate proceedings, (ii) adequate book reserves have been established with respect thereto in accordance with GAAP, and
(iii) any Liens securing such taxes, claims, charges and levies are Permitted Liens. Each Credit Party will timely file, and will cause its Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this Section 9.2.

         Section 8.3 Maintenance of Properties, Records and Corporate Existence. Each Credit Party will:

         (a) maintain their respective Properties in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto;

         (b) keep books of records and accounts in which full and correct entries will be made of all their respective business transactions and will reflect in their financial




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statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

         (c) cause its fiscal years to end on December 31 of each year and its first three fiscal quarters to end on March 31, June 30 and September 30;

         (d) except to the extent otherwise permitted under Section 9.4, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or organizational existence, and its material rights, powers and franchises, including any necessary qualification or licensing in any foreign jurisdiction, provided that in the ordinary course of its business any Credit Party shall be permitted to discontinue any rights, powers or franchises if such Credit Party determines in its reasonable business judgment that such right, power or franchise is no longer advantageous and the discontinuance thereof could not reasonably be expected to have a Material Adverse Effect;

         (e) comply with all applicable Statutes, Orders, franchises, authorizations, licenses and permits of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including all applicable Statutes and Orders relating to Environmental Laws), the violation of which could reasonably be expected to result in a Material Adverse Effect; and

         (f) not generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Property, or transport or permit the transportation of Hazardous Materials to or from any Property, other than in compliance in all material respects with applicable law. If any Credit Party receives notice or becomes aware of any Environmental Matter or contamination with Hazardous Materials that relates to any of them or to its Properties which could reasonably be expected to result in liability to the Credit Parties in excess of $250,000, then the Credit Parties shall promptly provide written notice thereof to the Purchasers and, upon written request from the Required Purchaser, shall provide such Purchaser with copies of any reports, certificates, engineering studies or other written material or data as the Required Purchaser may reasonably request (it being understood that the Credit Parties shall not be required to employ any consultants, engineers or other persons to prepare any such reports).

         Section 8.4 Insurance.

         (a) The Credit Parties will keep its insurable Property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any Property owned, occupied or controlled by it; and maintain such other insurance as may be required by law.



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

         (b) The Credit Parties will notify the Purchasers immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 8.4 is taken out by the Issuer; and promptly deliver to the Purchasers a duplicate original copy of such policy or policies.

         Section 8.5 Future Guarantors. (a) Promptly upon any Person becoming a Wholly-owned Domestic Subsidiary of the Parent, the Parent shall immediately provide written notice thereof to the Purchasers, and shall promptly cause such Subsidiary to become a party to the Guarantee. The Parent shall also deliver an opinion of counsel to such Subsidiary covering such legal matters with respect to such Subsidiary becoming a party to the Guarantee as the Required Purchasers may reasonably request.

         (b) In the event that (i) more than 66-2/3% of the Capital Stock of any Subsidiary (that is not already a Guarantor) is pledged to secure the Senior Indebtedness or (ii) any Subsidiary (that is not already a Guarantor), directly or indirectly, incurs, guarantees or secures through the granting of Liens, the payment of any Senior Indebtedness, in each case, the Parent and the Issuer shall immediately provide written notice thereof to the Purchasers, and shall promptly cause such Subsidiary to become a party to the Guarantee. The Parent and the Issuer hereby agree that, following any request by the Required Purchasers to do so, Parent shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the delivery of appropriate legal opinions and guarantees governed by local law) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Purchasers to be necessary or desirable in the opinion of Required Purchasers in order to for such Person to fully and effectively guarantee the Obligations under the laws of such jurisdictions and to enable the Purchasers to enforce such guarantees.

         Section 8.6 ERISA. Each Credit Party and each ERISA Affiliate will (i) continue to meet the representations and warranties set forth under Section 4.18 (including in respect of Foreign Pension Plans) of this Agreement, (ii) not establish or adopt any new Pension Plan or Foreign Pension Plan or modify any existing Pension Plan or Foreign Pension Plan so as to increase its obligations thereunder (except in the ordinary course of business, consistent with past practice) which, in the opinion of the Required Purchasers, could have a Material Adverse Effect and (iii) not establish or adopt an employee welfare benefit plan as defined in Section 3(1) of ERISA that provides for employer-provided benefits for employees after they leave the employment of the Credit Parties or ERISA Affiliates (other than any such benefits required to be provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar federal or state law).

         Section 8.7 Intellectual Property Rights. The Parent will, and will cause each of its Subsidiaries to, make all filings in connection with the transfer of the material Intellectual Property rights in any acquisition. The Parent will, and will cause each of its Subsidiaries to, maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of the Parent or any Subsidiary of the Parent and




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

take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a Material Adverse Effect. The Parent will, and will cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking or seeking to perfect the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of the Parent or any Subsidiary of the Parent at all times from and after the Closing Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         Section 8.8 Good Standing of Subsidiaries. Within thirty (30) days following the Closing Date, the Parent shall have caused each of its Subsidiaries to take all action as may be required to ensure that each such Subsidiary is in good standing under the laws of the jurisdiction of its organization.

         Section 8.9 Contributions; Payments; etc. The Parent will, upon its receipt thereof, contribute as an equity contribution to the capital of the Issuer, any cash proceeds received by the Parent from any asset sale, any incurrence of Indebtedness, any insurance or condemnation proceeds, any tax refunds or any sale or issuance of its equity or any cash capital contributions (other than equity proceeds received pursuant to the Equity Financing).

         Section 8.10 [Intentionally omitted.]

         Section 8.11 [Intentionally Omitted]

         Section 8.12 Permitted Acquisitions.

         (a) Subject to the remaining provisions of this Section 8.12 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Issuer and its Wholly-owned Subsidiaries may from time to time after the Closing Date effect Permitted Acquisitions, so long as with respect to each Permitted Acquisition:

               (i) the Issuer demonstrates that no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto and all representations and warranties contained herein and in the other Note Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto);

               (ii) the Issuer shall have given the Purchasers at least 15 days prior written notice of any such Permitted Acquisition (each such notice, a "Permitted Acquisition Notice"), which notice shall (A) contain the estimated date such Permitted Acquisition is scheduled to be consummated, (B) attach a true and correct copy of the draft purchase agreement, letter of intent, description of material terms or similar agreement executed by the Issuer and the seller in connection with such Permitted




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

Acquisition, (C) contain the estimated aggregate purchase price of such Permitted Acquisition (including, without limitation, the amount of Capitalized Lease Obligations assumed in connection with the Permitted Acquisition) and the amount of related costs and expenses and the intended method of financing thereof, (D) contain a description of the Permitted Seller Notes to be issued by the Issuer in connection with such Permitted Acquisition, (E) contain a description of any Permitted Earn-Out Debt to be incurred by the Issuer in connection with such Permitted Acquisition and the maximum potential liability of the Issuer with respect thereto, (F) contain a description of the Acceptable Common Stock and/or Seller Preferred Stock to be issued by the Parent in connection with such Permitted Acquisition, (G) specify the aggregate principal amount of the revolving loans to be incurred by the Issuer under the Senior Loan Agreement in connection with such Permitted Acquisition, and (H) specify the amount of cash on hand to be used to finance such Permitted Acquisition; provided, however, that if the estimated aggregate purchase price (including, without limitation, the amount of Capitalized Lease Obligations assumed in connection with the Permitted Acquisition) of such Permitted Acquisition is less than $1,000,000, such notice need not contain the information described in clause (B) above unless the Required Purchasers request such information; provided further, however, in the event that after delivery of the documentation described in clause (B) above any material economic terms of the Permitted Acquisition shall be amended in any material way, then promptly after such amendment the Issuer shall provide the Purchasers written notice of such changes;

               (iii) the Issuer shall have given the Purchasers such other information related to the Person or business, division or product line being acquired and the Permitted Acquisition as the Required Purchasers shall reasonably request;

               (iv) (A) as soon as available but not later than the date of the consummation of such Permitted Acquisition, a copy of the executed purchase agreement and all related agreements, schedules and exhibits with respect to such Permitted Acquisition and (B) at the time of delivery of the purchase agreement, a certification from the Issuer as to the purchase price for the proposed Permitted Acquisition (including, without limitation, the amount of Capitalized Lease Obligations assumed in connection with the Permitted Acquisition) and the estimated amount of all related costs, fees and expenses and that, except as described, there are no other amounts which will be payable in connection with the respective Permitted Acquisition;

               (v) with respect to Permitted Acquisitions effected during any twelve-month period (including Permitted Acquisitions effected during the twelve-month period prior to the Closing Date), the sum (without duplication) of
(A) the aggregate amount of cash paid as consideration by the Issuer or any of its Subsidiaries in connection with such Permitted Acquisitions (including proceeds from the incurrence of revolving loans under the Senior Loan Agreement used for such purpose), (B) the aggregate amount of Indebtedness incurred by the Issuer or any of its Subsidiaries in connection with such Permitted Acquisitions (including the aggregate amount of Senior Indebtedness, the aggregate amount (determined by using the face amount of the debt or the amount payable at maturity, whichever is greater) of Permitted Seller Notes and the maximum




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

potential liability with respect to the Permitted Earn-Out Debt issued in connection with such Permitted Acquisitions) and (C) the amount of Capitalized Lease Obligations assumed in connection with such Permitted Acquisitions shall not exceed $30,000,000 during such rolling twelve-month; and, with respect to each Permitted Acquisition, the sum (without duplication) of the foregoing clauses (A), (B) and (C), shall not exceed $7,500,000;

               (vi) except in connection with Permitted Acquisitions consisting of Start-Up Costs, calculations are made by the Parent of the Acquired EBITDA of the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition (determined in accordance with the definition of Acquired EBITDA contained herein, but treating references therein and in any other defined terms used in determining Acquired EBITDA to "the Parent" to instead be references to the Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition), and the amount thereof shall exceed $1 for the period of four consecutive fiscal quarters (taken as one accounting period and including fiscal quarters ending prior to the Closing Date) most recently ended prior to the date of the Permitted Acquisition (the "Four Quarter Calculation Period"); provided, however, in the case of calculations based on unaudited financial statements, the Required Purchasers shall be reasonably satisfied that the Acquired EBITDA of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition exceeds $1 for the Four Quarter Calculation Period; provided further, however, that, so long as the Permitted Acquisition Notice has been given as required above and so long as the Issuer has furnished the Purchasers information with respect to the Acquired EBITDA of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition, if the Required Purchasers have not notified the Issuer on or prior to the fifth Business Day prior to the consummation of the Permitted Acquisition that the Required Purchasers have not yet been reasonably satisfied that the $1 threshold is satisfied, the Required Purchasers shall be deemed for purposes of this clause (vi) to be so satisfied;

               (vii) the Required Purchasers shall be satisfied in their reasonable discretion that the proposed Permitted Acquisition will not reasonably likely result in materially increased liabilities (contingent or otherwise) of the Parent or any of its Subsidiaries other than Indebtedness incurred in accordance with the provisions of this Agreement (including, without limitation, tax, ERISA or environmental liabilities); provided that, so long as the Permitted Acquisition Notice has been given as required above and so long as the Issuer has furnished each Purchaser, following request by the Required Purchasers, information with respect to liabilities of the type described in this clause with all information so requested, if any Purchaser has not notified the Issuer or the Required Purchasers on or prior to the fifth day prior to the consummation of the Permitted Acquisition that such Purchaser has not yet been satisfied that the proposed Permitted Acquisition would not be reasonably likely to result in materially increased liabilities of the Parent or any of its Subsidiaries, such Purchaser shall be deemed for purposes of this clause (vii) to be so satisfied;

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

               (viii) recalculations are made by the Parent and the Issuer of compliance with the covenants contained in Sections 9.1, 9.10 and 9.14 on a Pro Forma Basis, and such recalculations shall show that such covenants would have been complied with throughout the Two Quarter Calculation Period on a Pro Forma Basis;

               (ix) the Parent in good faith believes, based on calculations made by the Parent, on a Pro Forma Basis, (as if the Two Quarter Calculation Period were the six-month period following the date of the consummation of the respective Permitted Acquisition) that the financial covenants contained in such Sections 9.1, 9.10 and 9.14 will continue to be met for the six-month period following the date of the consummation of the respective Permitted Acquisition;

               (x) in no event will the aggregate amount of Start-Up Costs relating to any Permitted Acquisition with respect to any one new executive office suite center exceed $3,000,000;

               (xi) with respect to each Permitted Acquisition, the Issuer shall conduct the customary due diligence set forth on Schedule 8.12 for the prior Four Quarter Calculation Period which shall be performed in accordance with standards established by the American Institute of Certified Public Accountants;

               (xii) with respect to Permitted Acquisitions with an aggregate consideration equal to or greater than $10,000,000, the Issuer shall engage a "big five" accounting firm or other accounting firm acceptable to the Required Purchasers to perform financial due diligence set forth on Schedule 8.12 and produce a report of their findings which shall be delivered to the Purchasers and be acceptable to the Required Purchasers in their sole judgment and to the extent a Purchaser has not indicated in writing within five Business Days after receipt of the materials required by this Section 8.12(a)(xii) that it is not acceptable to such Purchaser then it shall be deemed to be acceptable to such Purchaser; provided, however, that this Section 8.12(xii) shall not apply to Permitted Acquisitions which have been audited by a "big five" accounting firm within four months prior to the date of closing of a Permitted Acquisition; and

               (xiii) prior to the consummation of the respective Permitted Acquisition, the Parent shall furnish the Purchasers an officer's certificate executed by the chief financial officer of the Parent, certifying as to compliance with the requirements of preceding clauses (i) through (xii) and containing the calculations required by preceding clauses (v), (vi), (viii),
(ix) and (x). The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each of the Parent and the Issuer that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 4 and 11.

               (b) At the time of each Permitted Acquisition after the Closing Date involving the creation or acquisition of a Subsidiary, not less than 100% of the Capital




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

Stock of such Subsidiary shall be directly owned by the Issuer or a Wholly-owned Subsidiary of the Issuer which is a Guarantor.

               (c) The Issuer shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition after the Closing Date to, prior to or on the date of the respective Permitted Acquisition, become a party to the Guarantee and take such other actions are required under Section 8.5.

               Section 8.13 FrontLine Indemnification Contribution Agreement. Within 30 days following the Closing Date, the Parent and FrontLine shall have duly authorized, executed and delivered an indemnification contribution agreement, substantially in the form of Exhibit O to the Senior Loan Agreement and otherwise in form and substance satisfactory to the Required Purchasers, whereby FrontLine agrees to contribute to the Parent proceeds received under the Indemnification Agreement (as amended, modified or supplemented from time to time, the "FrontLine Indemnification Contribution Agreement") and the FrontLine Indemnification Contribution Agreement shall be in full force and effect.

         Section 9. Negative and Maintenance Covenants. The Parent and the Issuer jointly and severally covenant and agree that, until all of the Obligations have been indefeasibly paid in full in cash and no Notes are outstanding:

               Section 9.1 Restrictions on Indebtedness. The Credit Parties will not incur, create, assume, guarantee or in any way become liable for, or permit to exist, Indebtedness other than:

               (a) Indebtedness pursuant to the Note Documents;

               (b) Senior Bank Debt; provided, however, that in no event shall the aggregate outstanding principal amount of the Senior Bank Debt under this clause (b) (including the face amount of all letters of credit and other contingent obligations (whether issued or guaranteed by the holder of the Senior Indebtedness) from time to time outstanding in connection therewith) at any time exceed the sum of (i) $250,000,000 plus (ii) an amount, not to exceed $25,000,000, equal to the amount of any extensions of credit (including letters of credit) under the Senior Loan Documents so long as on the date of such extension of credit the Total Leverage Ratio (as defined in the Senior Loan Agreement as in effect on the date hereof), is less than 3.75:1.00 (calculated on a pro forma basis to give effect to each extension of credit under the Senior Loan Documents to occur on such date);

               (c) Other Senior Indebtedness (including without limitation Senior Bank Debt) if on the date of incurrence thereof and immediately after giving pro forma effect thereto and the use of the proceeds thereof, the Senior Leverage Ratio is less than 1.75:1.00; provided that, prior to the incurrence thereof, the Purchasers shall have received an Officer's Certificate of the Issuer stating that such Other Senior Indebtedness is permitted to be incurred under this Section 9.1(c);



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

               (d) Indebtedness of the Credit Parties existing on the Closing Date, as set forth on Schedule 4.9A attached hereto (excluding the Senior Indebtedness) but without giving effect to any refinancings, renewals or increases in the principal amount thereof, except for refinancings, renewals and extensions thereof which do not increase the principal amount of Indebtedness being refinanced, renewed and/or extended;

               (e) Indebtedness secured by Liens permitted by any of subsections
(a) through (d), inclusive, of Section 9.2;

               (f) (i) Indebtedness of the Issuer evidenced by Permitted Seller Notes or constituting Permitted Earn-Out Debt issued in accordance with the requirements of Section 8.12 so long as the aggregate amount outstanding at any time shall not exceed $4,000,000 and (ii) Capitalized Lease Obligations of Subsidiaries of the Issuer assumed in connection with Permitted Acquisitions and incurred in accordance with Section 8.12, so long as such Capitalized Lease Obligations were not incurred in anticipation or contemplation of such Permitted Acquisitions and the Capitalized Lease Obligations are obligations solely of the entity acquired in such Permitted Acquisition or formed by the Issuer to effect such Permitted Acquisition;

               (g) Indebtedness of the Issuer under any Interest Rate Protection or Other Hedging Agreement to the extent such is entered into to satisfy the requirements of Section 7.11 of the Senior Loan Agreement (as in effect on the date hereof) and such other non-speculative Interest Rate Protection or other Hedging Agreements which may be entered into from time to time by the Issuer and which the Issuer in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 9.1;

               (h) Indebtedness of the Issuer and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.10; provided that the aggregate amount of Indebtedness evidenced by Capitalized Lease Obligations under all Capital Leases outstanding under this clause (h) at any one time shall not exceed $10,000,000 (so long as the amount of Capitalized Lease Obligations incurred in any one fiscal year of the Parent does not exceed the amount of Capital Expenditures (other than Permitted Acquisitions) the Issuer and its Subsidiaries is permitted to incur during such fiscal year in accordance with Section 9.10);

               (i) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.7(b)(x);

               (j) guaranties by the Issuer or any of its Subsidiaries of leases entered into in the ordinary course of business by any Subsidiary of the Issuer; and

               (k) additional Indebtedness (including without limitation Senior Bank Debt) in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

         Notwithstanding the foregoing, (i) no Credit Party will create or incur any Indebtedness which, under the terms of the documentation pursuant to which such Indebtedness is created or incurred, is subordinated in right of payment to any other Indebtedness of the Credit Parties (other than the Senior Indebtedness), unless such Indebtedness is also subordinated in right of payment, in the same manner and to the same extent, to the Obligations, and (ii) no Credit Party shall have outstanding, create or incur any Indebtedness owing to any other Credit Party or any Affiliate or employee of any Credit Party unless such Indebtedness is expressly subordinated to the Notes and other Obligations in a manner and on terms satisfactory to the Required Purchasers.

               Section 9.2 Restrictions on Liens. The Credit Parties will not directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective Properties or assets whether now owned or hereafter acquired, except for:

               (a) inchoate Liens with respect to the Parent or any of its Subsidiaries for taxes (including social security charges in France) not yet due or Liens for taxes (including social security charges in France) being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

               (b) unperfected Liens in respect of property or assets of the Parent or any of its Subsidiaries imposed by law or, in the case of landlord liens, pursuant to contractual rights, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Parent's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of the business of the Parent or its Subsidiaries or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (c) Liens (other than any Lien imposed by ERISA) on property of the Parent or any of its Subsidiaries incurred or deposits made in the ordinary course of business in connection with (i) workers' compensation, unemployment insurance and other types of social security or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (c)(ii) (excluding the amount of cash deposited to secure the performance of leases entered into by the Issuer or any of its Subsidiaries in the ordinary course of business and consistent with past practices of the Issuer and its Subsidiaries as in effect on the Closing Date) shall not exceed $100,000;

               (d) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default;



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

               (e) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto (and, with respect to leasehold interests, Liens and other encumbrances that are incurred, created, assumed or permitted to exist on or with respect to the leased Property and arise by, through or under or are asserted by a landlord or owner of the leased Property or by a creditor of such landlord or owner, with or without consent of the lessee) which were not incurred in connection with the borrowing of money and which do not in the aggregate materially impair the value of such Property or impair the use of such Property for the purposes for which such Property is being used by the Credit Parties;

               (f) Liens securing Senior Indebtedness;

               (g) Liens (including Liens created pursuant to Capital Leases) existing on the Closing Date and described in Schedule 4.9A hereto;

               (h) Liens on property of the Issuer and its Subsidiaries subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.1(f)(ii) or 9.1(h) provided that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Parent or any of its Subsidiaries;

               (i) setoff rights of banks and other depository institutions arising by operation of law or otherwise in the ordinary course of business with respect to accounts maintained at such bank or depository institution;

               (j) the extension, renewal or replacement of any Lien permitted by subsection (g) or (h) of this Section 9.2, but only if the principal amount of the Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased and the Lien is not extended to other Property (other than any improvements on such Property); and

               (k) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by the Issuer or any of its Subsidiaries in the ordinary course of business.

               Section 9.3 Limitation on Sale and Leasebacks. The Credit Parties will not enter into any arrangement whereby any Credit Party shall sell or transfer any Property owned by it to any Person and thereupon any Credit Party shall lease or intend to lease, as lessee, the same Property.

               Section 9.4 Mergers, Consolidations and Sales of Assets; Acquisitions; Subsidiaries. None of the Credit Parties will not enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business or Property (tangible or intangible) of such Credit Party, whether now owned or hereafter acquired, or




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

acquire by purchase or otherwise all or substantially all of the business or Property of any Person or form or otherwise have any Subsidiaries (except Subsidiaries existing on the Closing Date) or create or acquire by purchase or otherwise any Subsidiary, except that:

         (a) the Credit Parties may in the ordinary course of its business sell or otherwise dispose of inventory owned by it;

         (b) the Issuer and any of its Subsidiaries may sell or otherwise dispose of assets (including the capital stock of, or other equity interests in, any of their respective Subsidiaries or Joint Ventures) which, in the reasonable opinion of such Person, are uneconomic or no longer useful in the conduct of such Person's business, provided that (i) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Issuer), (ii) all of the consideration from each such sale shall be in the form of cash (for purposes of this clause
(ii) treating as cash consideration the amount of any trade payables and the principal amount of Indebtedness for borrowed money assumed by the respective purchaser of assets), (iii) the aggregate net sale proceeds of all assets sold or otherwise disposed of pursuant to this clause (b) in any fiscal year of the Parent shall not exceed $10,000,000 in the aggregate and (iv) the net sale proceeds therefrom are applied to repay loans and/or reduce the total commitment under the Senior Loan Agreement;

         the Credit Parties may make Permitted Acquisitions in accordance with
Section 8.12 and have Subsidiaries of the Issuer made or acquired in connection with Permitted Acquisitions in accordance with Section 8.12;

         the Parent may contribute to the Issuer at cost that portion of the Development Assets which, for the fiscal quarter immediately preceding such contribution, had positive Business Center Level EBITDA, which contribution shall be in exchange for additional shares of common equity valued at the time of such contribution and shall otherwise be in form and substance satisfactory to the Required Purchasers;

         (c) the Stock Purchases shall be permitted, so long as same are consummated in accordance with the relevant requirements of Section 5.10;

         (d) the Issuer may cause any Subsidiary to be dissolved if no Permitted Business is operated in connection with such Subsidiary and such dissolution could not reasonably be expected to have a Material Adverse Effect;

         (e) the Credit Parties may make Investments permitted under Section 9.7(b), including transfers to Joint Ventures to the extent permitted by Section 9.7(b)(viii);

         (f) the Issuer and its Wholly-owned Subsidiaries may form new Subsidiaries in connection with brokerage or similar operations or the opening of new executive office suite business centers, so long as (i) such new Subsidiaries are Wholly-owned Subsidiaries, and (ii) such new Subsidiaries become a party to the Guarantee in accordance with Section 8.5 and otherwise comply with the provisions thereof; and

         (g) each of the Issuer and its Subsidiaries may lease (as lessee) real or personal property to the extent permitted by Section 9.10 and to the extent such lease is not a Capital Lease, the Issuer and its Subsidiaries shall enter into such leases in the ordinary course of business.

    In the event that all of the Capital Stock of one or more Guarantors is sold or otherwise disposed of (except to the Parent or any of its Subsidiaries) or liquidated in compliance with the requirements of this Section 9.4 (or such sale or other disposition or liquidation has been approved in writing by the Required Purchasers), so long as no Default or Event of Default has occurred and is continuing, such Guarantor shall be released from the Guarantee (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this sentence).

         Section 9.5 Sale or Discount of Receivables. The Credit Parties will not, directly or indirectly, sell with recourse, or discount (other than discounts for prompt payment and in connection with collections, in each case, in the ordinary course of business and consistent with past practice) or otherwise sell for less than the face value thereof, any of their respective notes or accounts receivable.

         Section 9.6 Conduct of Business. The Credit Parties will not engage in any business other than the Permitted Business. Notwithstanding anything set forth herein to the contrary, the Parent shall not at any time engage in any business or activity except the ownership of the Capital Stock of the Issuer and the Development Assets and activities related thereto, and shall not (x) own any material assets (except the Capital Stock of the Issuer and the Development Assets), (y) have any direct Subsidiaries (except the Issuer) or (z) have any material liabilities (other than liabilities under this Agreement and the other Transaction Documents to which it is a party and resulting from its ownership of the Development Assets, provided that the Parent may engage in those activities that are incidental to (1) the maintenance of its corporate existence in compliance with applicable law and (2) legal, tax and accounting matters in connection with any of the foregoing activities).

         Section 9.7 Restricted Payments and Investments.

         (a) The Credit Parties will not, directly or indirectly, make any Restricted Payment, except:

               (i) the declaration and payment of dividends and distributions by a Wholly-owned Subsidiary of any Credit Party on its Capital Stock to such Credit Party (other than the Parent);

               (ii) Restricted Payments made on or about the Closing Date pursuant to the Transaction Documents;

               (iii) the Issuer may distribute the Development Assets to the Parent on the Closing Date;

               (iv) Issuer may pay cash dividends to the Parent, so long as (x) there shall exist no Default or Event of Default (both before and immediately after giving effect to the payment thereof), (y) the proceeds thereof are promptly used by Parent to pay operating expenses and other similar corporate overhead costs and expenses (but excluding in any event any costs, expenses, or losses relating to Development Assets) and (z) the aggregate amount of dividends paid by the Issuer in any fiscal year of Parent pursuant to this clause (iv) does not exceed $100,000;

               (v) the Issuer may pay cash dividends to the Parent in the amounts and at the times of any payment by the Parent in respect of taxes, provided that (x) the amount of cash dividends paid pursuant to this clause (v) to enable the Parent to pay federal income taxes at any time shall not exceed the lesser of (1) the amount of such federal income taxes owing by the Parent at such time for the respective period and (2) the amount of such federal income taxes owing by the Issuer and its Subsidiaries on a consolidated basis for such period if determined without regard to the Parent's ownership of the Issuer and
(y) any refunds shall promptly be returned by the Parent to the Issuer;

               (vi) the Parent may pay regularly accruing dividends with respect to Seller Preferred Stock through the issuance of additional shares of Seller Preferred Stock (but not in cash) in accordance with the terms of the documentation governing the same;

               (vii) the Parent may pay regularly accruing dividends with respect to the Series A Preferred Stock through an increase in the aggregate liquidation preference of the outstanding Series A Preferred Stock by the amount of the accumulated dividends thereunder (but not in cash) in accordance with the terms of the Series A Preferred Stock Documents; and

               (viii) any Subsidiary of the Issuer that is not a Wholly-owned Subsidiary may pay cash dividends to its shareholders or partners generally, so long as the Issuer or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto).

         (b) The Credit Parties will not make or maintain any Investments, except that

               (i) the Credit Parties may make Permitted Investments;

               (ii) the Issuer and its Subsidiaries may acquire and hold receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

               (iii) the Issuer may enter into Interest Rate Protection or Other Hedging Agreements to the extent such is entered into to satisfy the requirements of Section 7.11 of the Senior Loan Agreement (as in effect on the date hereof);

               (iv) the Stock Purchases shall be permitted, so long as same are consummated in accordance with the relevant requirements of Section 5.10;

               (v) the Issuer and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

               (vi) the Issuer and its Subsidiaries may make loans and advances in the ordinary course of business consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $750,000;

               (vii) the Issuer and its Subsidiaries may effect Permitted Acquisitions (including Start-Up Costs) in accordance with the requirements of
Section 8.12;

               (viii) the Issuer and/or any of its Wholly-Owned Subsidiaries shall be permitted to make Investments in any Joint Venture on any date, so long as (x) the aggregate amount of such Investments does not exceed the Annual Available JV Basket Amount in effect on such date or the Aggregate Available JV Basket Amount in effect on such date (in each case, after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), (y) no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment and (z) neither the Issuer nor any of its Subsidiaries has any obligation to (A) subscribe for additional equity interests in such Joint Venture or (B) maintain or preserve such Joint Venture's financial condition (except for any guaranty by Parent or any if its Subsidiaries of obligations of such Joint Venture included in clause
(iii) of the definitions of "Annual Available JV Basket Amount" and "Aggregate Available JV Basket Amount") or cause such Joint Venture to achieve certain levels of operating results;

               (ix) the Parent and its Subsidiaries may own the Capital Stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 9.7(b));

               (x) the Issuer may make intercompany loans and advances to any of its Wholly-owned Subsidiaries that is a Guarantor (collectively, "Intercompany Loans"),

               (xi) the Parent may make cash equity contributions to the Issuer and the Issuer may make cash equity contributions to any of its direct Wholly-owned Subsidiaries that is a Guarantor; and

               (xii) the Parent may contribute the Development Assets to the Issuer pursuant to Section 9.4(d).

         Section 9.8 Issuance of Capital Stock. The Credit Parties will not at any time issue or have outstanding any Capital Stock or any warrants, options, conversion rights, exchange rights or other rights to subscribe for, purchase or acquire any Capital Stock, except (i) the Capital Stock (including the Series A Preferred Stock), warrants, options and other rights outstanding on the Closing Date and listed on Schedule 4.4, (ii) the Warrants, (iii) Acceptable Common Stock (and options or warrants exercisable into Acceptable Common Stock), (iv) upon the formation of any new Subsidiaries as permitted by Section 9.4, and (v) the issuance of Seller Preferred Stock in accordance with the requirements of
Section 8.12 and the definition thereof and further issuances of shares of Seller Preferred Stock in payment of regularly accruing dividends on theretofore outstanding shares of Seller Preferred Stock issued in accordance with Section 8.12.

         Section 9.9 Transactions with Affiliates. Except for the transactions listed on Schedule 4.14, the Credit Parties will not directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of such Credit Party unless such transaction is not otherwise prohibited under this Agreement, is in the ordinary course of such Credit Party's business and is on terms that are not less favorable, taken as a whole, to such Credit Party than those that would be obtainable at the time in an arms' length transaction with a Person who is not such an Affiliate and, in the event such transaction has a value in excess of $500,000, such transaction has been approved by a majority of the disinterested directors of the Issuer; provided that (i) the Parent and its Subsidiaries may effect the Transactions, (ii) loans and advances made in accordance with Section 9.7(b)(vi) shall be permitted,
(iii) the Parent and its Subsidiaries may pay customary fees to non-officer directors of the Parent and its Subsidiaries, and (iv) the entering into, and performing of, the Intercompany Agreement by the Issuer and any of its Subsidiaries party thereto (including without limitation entering into any Product Agreement as described therein) shall be permitted in accordance with
Section 6(d) of the Series A Preferred Stock Certificate of Designations. In no event may any management or similar fees be paid or payable by the Parent or any of its Subsidiaries to any person except as specifically provided in this
Section 9.9.

         Section 9.10 Capital Expenditures.

         (a) The Parent will not, and will not permit any of its Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including Capitalized Lease Obligations) or Investments in Joint Ventures (collectively, "Capital Expenditures"), except that, subject to the provisions of Section 9.7(b)(viii) and the limitations contained in Sections 9.10(c) and (e) below,
(i) the Parent (so long as it owns Development Assets) and the Issuer and its Subsidiaries may make Capital Expenditures as provided in Sections 9.10(b) and
(d)
below, (ii) during the period commencing on the Closing Date and ending on December 31, 2000, the Parent (so long as it owns Development Assets) and the Issuer and its Subsidiaries may make Maintenance and Up-Grade Capital Expenditures, so long as the aggregate amount thereof during such period does not exceed $9,000,000 and (iii) during any fiscal year of the Parent commencing after December 31, 2000, the Parent (so long as it owns Development Assets) and the Issuer and its Subsidiaries may make Maintenance and Up-Grade Capital Expenditures, so long as the aggregate amount thereof during any such fiscal year does not exceed $18,000,000 (as such amount may be increased on January 1 of each fiscal year (commencing with January 1, 2001) by three percent of the previous fiscal year's amount as determined hereunder).

         (b) In addition to the Capital Expenditures permitted pursuant to clauses (ii) and (iii) of Section 9.10(a) above but subject to Sections 9.10(c) and (e) below, the Parent (so long as it owns Development Assets) and the Issuer and its Subsidiaries may make additional Capital Expenditures (including Permitted Acquisitions in accordance with Section 8.12 and Joint Venture Investments made in accordance with Section 9.7(b)(viii)) (i) during the period commencing on the Closing Date and ending on December 31, 2000, so long as the aggregate amount thereof during such period does not exceed $18,500,000 and (ii) during any fiscal year of the Parent commencing after December 31, 2000, so long as the aggregate amount thereof during any such fiscal year does not exceed the remainder of (x) the Additional Permitted CapEx Amount then in effect for such fiscal year minus (y) the aggregate amount of Maintenance and Up-Grade Capital Expenditures that the Parent (so long as it owns Development Assets) and the Issuer and its Subsidiaries are permitted to make during such fiscal year pursuant to clause (iii) of Section 9.10(a) above.

         (c) Notwithstanding anything to the contrary contained in Sections 9.10(a) or (b) above (and without prejudice to the right of the Parent and its Subsidiaries to make additional Capital Expenditures pursuant to Section 9.10(d) below), in no event shall the Parent, the Issuer and their Subsidiaries make Capital Expenditures (including Maintenance and Up-Grade Capital Expenditures) in reliance on clauses (ii) and (iii) of Section 9.10(a) and Section 9.10(b) above in excess of $20,000,000 during any fiscal quarter of the Parent.

         (d) In addition to the Capital Expenditures permitted pursuant to clauses (ii) and (iii) of Section 9.10(a) and Section 9.10(b) above but subject to Section 9.10(e) below, the Parent (so long as it owns Development Assets) and the Issuer and its Subsidiaries may make, at any time, additional Capital Expenditures constituting Permitted Acquisitions (other than Start-Up Costs) in an aggregate amount equal to the Retained Excess Cash Flow Amount at such time, so long as any such Permitted Acquisition is otherwise consummated in accordance with the requirements of Section 8.12.

         (e) Notwithstanding anything to the contrary in this Section 9.10, in no event shall the Parent, the Issuer and their Subsidiaries make, during any fiscal quarter of the Parent, commencing with the fiscal quarter ending March 31, 2001, Capital

Expenditures (including Permitted Acquisitions and Investments in Joint Ventures) which in the aggregate exceed the Permitted Quarterly CapEx Amount for such fiscal quarter. In addition, once the Permitted Quarterly CapEx Amount for a fiscal quarter has been determined, commencing with the fiscal quarter ending March 31, 2001, the Parent, the Issuer and their Subsidiaries shall not enter into any additional binding commitments or agreements, to make Capital Expenditures (including Permitted Acquisitions and Investments in Joint Ventures) during such fiscal quarter, which in the aggregate, when combined with existing binding commitments to make such Capital Expenditures in such fiscal quarter, exceed the Permitted Quarterly CapEx Amount for such fiscal quarter.

         Section 9.11 Limitation on Dividend Restrictions Affecting
Subsidiaries.

         (a) The Credit Parties will not permit any of their Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's Capital Stock, (ii) pay any Indebtedness owed to any Credit Party, (iii) make any loans or advances to any Credit Party or
(iv) transfer any of its Property or assets to any Credit Party, except for such encumbrances or restrictions existing under or by reason of (w) applicable law,
(x) this Agreement and the Senior Loan Documents, (y) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of the Issuer or a Subsidiary of the Issuer, or (z) restrictions applicable to any Joint Venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.7; provided that the restrictions applicable to the respective such Joint Venture are not made worse, or more burdensome, from the perspective of the Issuer and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment.

         The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Non-Subsidiary Joint Venture to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Parent or any Subsidiary of the Parent, or pay any Indebtedness owed to the Parent or a Subsidiary of the Parent, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Senior Loan Documents, (iii) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of a Non-Subsidiary Joint Venture, or (iv) restrictions applicable to any Non-Subsidiary Joint Venture existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.7(b)(viii); provided that the restrictions applicable to the respective such Non-Subsidiary Joint Venture are not made worse, or more burdensome, from the perspective of the Parent and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment.

         Section 9.12 Acquisition of Margin Securities. The Credit Parties will not own, purchase or acquire (or enter into any contract to purchase or acquire) any

"margin security" as defined by any regulation of the Board of Governors of the United States Federal Reserve System as now in effect or as the same may hereafter be in effect if such purchase or acquisition could cause this Agreement or the Notes to be in violation of Regulation U or any other regulation of such Board then in effect.

         Section 9.13 Amendments of Charter, By-Laws and Certain Documents. The Credit Parties will not:

         make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange of, or any involuntary prepayment or redemption as a result of any asset sale, change of control or similar event of, or set off any amounts against, any Indebtedness listed in Schedule 4.9A (other than (x) the Senior Indebtedness and (y) up to $1 million to prepay Capitalized Lease Obligations), any Permitted Earn-Out Debt or any Permitted Seller Note;

         amend or modify, or permit the amendment or modification of, any provision of any Merger Document, any FrontLine Transaction Contribution Document or any Indebtedness listed in Schedule 4.9A (other than any Senior Indebtedness), or of any agreement relating to any of the foregoing except for such amendments or modifications which, in the aggregate or individually, could not reasonably be likely to be adverse to any Purchaser in its capacity as such;

         amend or modify, or permit the amendment or modification of, any provision of any Senior Loan Document except to the extent permitted under the Subordination Agreement;

         amend or modify, or permit the amendment or modification of, any Equity Document (other than a FrontLine Transaction Contribution Document) or of any agreement related to any of the foregoing;

         amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, limited liability company agreement, partnership agreement or any equivalent organizational document of Parent or any of its Subsidiaries, in a manner adverse to the Purchasers;

         amend, modify or change, terminate, or enter into any new, shareholders' agreement or any other agreement with respect to its equity interests, except for such amendments, modifications or changes which, in the aggregate or individually could not reasonably be likely to be adverse to any Purchaser in its capacity as such;

         amend, modify or change, terminate, or enter into any new, tax sharing agreement;

         amend, modify or change, or enter into any new management agreement, Plan or Multiemployer Plan or employment agreement except if the aggregate cost to the Parent and its Subsidiaries as a result of such amendments, modifications, changes to such plans, agreements and contracts and new plans, agreements and contracts are not reasonably likely to have a Material Adverse Effect; or

         amend, modify, change or terminate the Intercompany Agreement, except for such amendments, modifications or changes which, in the aggregate or individually could not reasonably be likely to be adverse to any Purchaser in its capacity as such.

         Section 9.14 Financial Covenants.

         (a) Fixed Charge Coverage Ratio. The Parent will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Parent set forth below to be less than the ratio set forth opposite such fiscal quarter below:


           Fiscal Quarter Ended                                   Ratio
           --------------------                                   -----
March 31, 2001                                                  0.80:1.00

June 30, 2001                                                   0.80:1.00

September 30, 2001                                              0.80:1.00

December 31, 2001                                               0.80:1.00

March 31, 2002                                                  0.90:1.00

June 30, 2002                                                   0.90:1.00

September 30, 2002                                              0.90:1.00

December 31, 2002                                               0.90:1.00

March 31, 2003                                                  0.90:1.00

June 30, 2003                                                   0.90:1.00

September 30, 2003                                              0.90:1.00

December 31, 2003                                               0.90:1.00

March 31, 2004                                                  0.90:1.00

June 30, 2004                                                   0.90:1.00

September 30, 2004                                              0.90:1.00

           Fiscal Quarter Ended                                   Ratio
           --------------------                                   -----
December 31, 2004                                               0.90:1.00

March 31, 2005                                                  0.90:1.00

June 30, 2005                                                   0.90:1.00

September 30, 2005                                              0.90:1.00

Thereafter                                                      1.00:1.00

               (b) Interest Coverage Ratio. The Parent will not permit the ratio of its Consolidated EBITDA to its Consolidated Interest Expense for any Test Period ending on the last day of any fiscal quarter of the Parent set forth below to be less than the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter Ended                                   Ratio
           --------------------                                   -----
September 30, 2000                                              1.70:1.00

December 31, 2000                                               1.70:1.00

March 31, 2001                                                  1.91:1.00

June 30, 2001                                                   1.91:1.00

September 30, 2001                                              2.13:1.00

December 31, 2001                                               2.13:1.00

March 31, 2002                                                  2.13:1.00

June 30, 2002                                                   2.13:1.00

September 30, 2002                                              2.13:1.00

December 31, 2002                                               2.13:1.00

March 31, 2003                                                  2.13:1.00

June 30, 2003                                                   2.13:1.00

September 30, 2003                                              2.13:1.00

Thereafter                                                      2.55:1.00

         (c) Maximum Total Leverage Ratio. The Parent will not permit the Total Leverage Ratio at any time during a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter Ended                                   Ratio
           --------------------                                   -----
September 30, 2000                                              4.60:1.00

December 31, 2000                                               4.60:1.00

March 31, 2001                                                  4.31:1.00

June 30, 2001                                                   4.03:1.00

September 30, 2001                                              3.74:1.00

December 31, 2001                                               3.74:1.00

March 31, 2002                                                  3.74:1.00

June 30, 2002                                                   3.74:1.00

September 30, 2002                                              3.74:1.00

Thereafter                                                      3.45:1.00

         Section 9.15 Board Observer Rights. The Parent and the Issuer will give to Blackstone Partners and Chase notice of all regular meetings and all special meetings of its Board of Directors at the time notice is given to the directors, and will permit one employee of each of Blackstone Partners and Chase or any Affiliate of either of them designated by the Blackstone Partners or Chase, as the case may be, to attend such meetings as observers (but with no voting rights), and will provide such designees with all information provided to directors of such Credit Party at the time such information is provided to the directors. The Parent and the Issuer will provide Ares I, Ares II and Capital Trust with a copy of all information provided to Blackstone Partners and Chase at the time such information is provided to Blackstone Partners and/or Chase, as the case may be.

         Section 9.16 Business.

         (a) The Parent will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than a Permitted Business.

         (b) The Parent will not engage in any business or activity and will not own any significant assets or have any material liabilities other (i) its ownership of the shares of Capital Stock of the Issuer and the Development Assets listed on Schedule 1.1B, and (ii) liabilities under this Agreement and the other Transaction Documents to which it is a party and resulting from its ownership of the Development Assets; provided that the Parent may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

     Section 10. Events of Default.

         Section 10.1 Events of Default; Remedies. If any of the following events (herein called "Events of Default") shall have occurred (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise and such Event of Default shall be deemed to be continuing until waived by the Required Purchasers (or as otherwise required pursuant to Section 13.1) in accordance with the terms hereof):

         (a) the Issuer shall default in the due and punctual payment or prepayment of all or any part of the principal of, or Prepayment Premium or Qualified Public Offering Prepayment Premium (if any) on, any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

         (b) the Issuer shall default in the due and punctual payment or prepayment of any interest on any Note when and as such interest shall become due and payable or any Credit Party shall default in the due and punctual payment of any other Obligation when and as such Obligation shall become due and payable, and any such default shall continue for a period of five days; or

         (c) any Credit Party shall default in the performance or observance of any of the covenants, agreements or conditions contained in Section 8.12 or
Section 9 of this Agreement; or

         (d) any Credit Party shall default in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement (other than those referred to in any subsection of this Section 10.1 other than this subsection (d)), or any Credit Party shall default in the performance or observance of any of the covenants, agreements or conditions contained in any of the other Note Documents (other than the Warrant or the Warrant Holder Agreement), and such default shall continue for a period of 30 days after written notice to the Issuer from any Purchaser; or

         (e) any Credit Party shall (i) fail to pay any principal, regardless of amount, due at final maturity in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause such Indebtedness to become due prior to its stated maturity; provided that it shall not constitute an Event of Default pursuant to this paragraph (e) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $7,500,000 at any one time; or

         (f) the Parent, the Issuer or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, custodian, trustee or liquidator of itself or of all or substantially all of its Property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or any proceedings referred to in Section 10.1(g), (vii) admit in writing its inability to pay its debts generally as such debts become due, or (viii) take any requisite action for the purpose of effecting any of the foregoing; or

         (g) any involuntary case or proceeding (including the filing of any notice in respect thereof) is commenced against the Parent, the Issuer or any Material Subsidiary under the Bankruptcy Code, any incorporation law or other applicable law in any jurisdiction in respect of the: (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, (iii) appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for, or for all or substantially all of the assets, or
(iv) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or substantially all of the assets, of the Parent, the Issuer or any Material Subsidiary and such case or proceeding shall remain undismissed or unstayed for 60 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding;

         (h) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Parent, the Issuer or any Material Subsidiary, and such Credit Party shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $2,000,000 in excess of applicable insurance coverage; or

         (i) any representation, warranty or written statement made by or on behalf of any Credit Party or any officer of any Credit Party in this Agreement or any other Note Document, or any certificate, notice, instrument or other document now or hereafter delivered pursuant to or in connection with any provision of this Agreement (including any Officer's Certificate or other certification delivered pursuant to Section 6 hereof) or any other Note Document, shall prove to be false, incorrect or breached in any material respect on the date as of which made; or

         (j) any Reportable Event or a Foreign Benefit Event shall have occurred that, in the opinion of the Required Purchasers, when taken together with all other Reportable Events and Foreign Benefit Events, has or could reasonably be expected to result in a Material Adverse Effect; or

         (k) any time after the execution and delivery thereof, the Guarantee or any provisions thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disafffirm such Guarantor's obligations under the Guarantee, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the respective Guarantee and such default shall continue beyond any grace period specifically applicable thereto; or

         (l) any Change of Control shall occur; or

         (m) at any time prior to the date when all Existing Letter of Credit have terminated or been incorporated as "A Letters of Credit" under the Senior Loan Agreement either (x) the Existing L/C Back-Stop Arrangements cease to be in effect, (y) the Existing L/C Cash Collateral Arrangements cease to be effect (except to the extent the Existing Letters of Credit initially supported thereby are supported by the Existing L/C Back-Stop Arrangements) or (z) the Parent or any of its Subsidiaries becomes obligated to make any payment under any Existing Letter of Credit that is not covered by the Existing L/C Back-Stop Arrangements or the Existing L/C Cash Collateral Arrangements; or

         (n) On and after the execution and delivery of the FrontLine Indemnification Contribution Agreement, (i) the FrontLine Indemnification Contribution Agreement or any material provision thereof shall cease to be in full force and effect except in accordance with the terms thereof, (ii) FrontLine or any Person acting on behalf of FrontLine shall deny or disaffirm its obligations under the FrontLine Indemnification Contribution Agreement, or
(iii) FrontLine or any Person acting on behalf of FrontLine shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the FrontLine Indemnification Contribution Agreement;

then (i) upon the occurrence of any Event of Default described in subsection (f) or (g) with respect to the Issuer, the unpaid principal amount of all Notes, together with all interest accrued thereon and all fees, costs, expenses, indemnities and other Obligations payable under this Agreement, the Notes or any other Note Document, shall automatically become immediately due and payable and all obligations of the Purchasers to purchase Notes hereunder shall terminate, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence and during the continuance of any other Event of




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

Default, subject to Section 2.8 of the Subordination Agreement, the Required Purchasers may, by written notice to the Issuer, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon, and all fees, costs, expenses, indemnities and other Obligations payable under this Agreement, the Notes or any other Note Document and all obligations of the Purchasers to purchase Notes hereunder shall terminate, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived.

               Section 10.2 Suits for Enforcement; Remedies. If any Event of Default shall have occurred and be continuing, subject to Section 2.8 of the Subordination Agreement, the Required Purchasers may proceed to protect and enforce the rights of the Purchasers, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or any other Note Document or in aid of the exercise of any power granted in this Agreement or any other Note Document, and may proceed to enforce the payment of all sums due upon the Notes and any other Obligations, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including counsel fees and disbursements), or to enforce any other legal or equitable right of the Purchasers.

               Section 10.3 Remedies Cumulative. No remedy conferred herein or in the Notes or any other Note Document upon the Purchasers is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

               Section 10.4 Remedies Not Waived. No course of dealing between any Credit Party and any Purchaser, and no delay or failure in exercising any rights hereunder or under this Agreement or any other Note Document in respect thereof, shall operate as a waiver of any of the rights of any Purchaser.

         Section 11. Registration, Exchange, and Transfer of Notes. The Issuer will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Issuer will provide for the registration and transfer of its Notes. Whenever any Note or Notes of the Issuer shall be surrendered by a Purchaser either at the principal executive office of the Issuer, or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Issuer) by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by such Purchaser or by such Purchaser's attorney duly authorized in writing, the Issuer will execute and deliver in exchange therefor a new Note or Notes in such denominations as may be requested by such Purchaser, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the Purchaser requesting the exchange. The Issuer and any of its agents may treat the Person in whose name any Note is registered as the sole and exclusive record and beneficial Purchaser and owner of such Note for the purpose of receiving payment of the principal of, prepayment charge (if any) and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

         Section 12. Lost, Stolen, Damaged and Destroyed Notes. At the request of any Purchaser, the Issuer will issue and deliver at its expense, in replacement of any Note or Notes issued by the Issuer lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed by the Issuer. The Issuer may condition the replacement of a Note or Notes reported by the Purchaser thereof as lost, stolen, damaged or destroyed, upon the receipt from such Purchaser of an indemnity and/or security reasonably satisfactory to the Issuer; provided that if such Purchaser shall be Chase, Capital Trust, Ares I, Ares II, Blackstone Partners, or Blackstone Holdings, or a nominee thereof, such Purchaser's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

         Section 13. Miscellaneous.

               Section 13.1 Amendment and Waiver

               (a) No amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, or any consent to any departure by the Credit Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Purchasers, the Parent and the Issuer. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of the Purchasers in exercising any right, power or privilege hereunder or under the Notes or any of the Transaction Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein or in the Notes or any Note Document, no notice to or demand on the Credit Parties or any other Person in any case shall entitle such Person to any other or further notice or demand in the same, similar or other circumstances.

               (b) Notwithstanding the provisions of subsection (a) of this
Section 13.1, without the specific prior written consent of all of the Purchasers, no amendment, waiver or consent referred to in such subsection (a) shall (i) reduce the principal of, or the rate of interest on, or the fees payable with respect to, any of the Notes, (ii) extend the time for payment of all or any portion of the principal of or interest on, or fees payable with respect to, any of the Notes, (iii) reduce the percentage of the Notes required with respect to any such amendment or to effectuate any such waiver or consent, or modify the definitions herein of the term "Required Purchasers", or (iv) modify any provision of this Section 13.1.



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               Section 13.2 Expenses. The Parent and the Issuer, jointly and severally, agree whether or not the transactions hereby contemplated shall be consummated, to reimburse the Purchasers for all fees, costs and expenses, including (x) the reasonable fees, costs and expenses of Paul, Hastings, Janofsky & Walker LLP, counsel for Blackstone Partners and its affiliates, local counsel or other advisors (including insurance, environmental and management consultants and appraisers) and (y) the out of pocket legal, accounting, and other fees, costs and expenses of Chase, Capital Trust, Ares I and Ares II, in each case incurred in connection with the negotiation and preparation of the Note Documents and for advice, assistance, or other representation in connection with:

               (a) the forwarding to any Credit Party or any other Person on behalf of any Credit Party by any Purchaser of the purchase price of the Notes;

               (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Transaction Documents or advice in connection with the administration of the Note Documents and the transactions contemplated thereby or its rights under the Note Documents;

               (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Purchaser, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to any of the Transaction Documents or any other agreement to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any Purchaser, any Credit Party or any other Person that may be obligated to any Purchaser by virtue of the Transaction Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring with respect to the Notes during the pendency of one or more Defaults or Events of Default;

               (d) any attempt to enforce any remedies of any Purchaser against any or all of the Credit Parties or any other Person that may be obligated to the Purchasers by virtue of any of the Transaction Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Notes during the pendency of one or more Defaults or Events of Default;

               (e) any work-out or restructuring of the Notes during the pendency of one or more Defaults or Events of Default, including without limitation any actions described in clause (f) below in connection with the foregoing;

               (f) efforts to (i) monitor the Notes or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the assets or property of the Credit Parties;

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by





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such counsel and others in connection with or relating to any of the events or actions described in this Section 13.2 shall be payable, on demand, jointly and severally, by the Parent and the Issuer to the Purchasers; provided that with respect to clauses (a), (b), (c) and (f) above, fees and costs of counsel shall be limited to one special counsel and such local counsel as may be selected by the Required Purchasers, to represent all Purchasers (and with respect to clauses (d) and (e) above fees and costs of counsel for each Purchaser shall be payable by the Parent and the Issuer). Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services; and expenses incurred in connection with the exercise of the board observer rights described in Section 9.15. The obligations of the Parent and the Issuer under this Section 13.2 shall survive the payment in full or transfer of any Note or Warrant (including the payment or prepayment of the Notes in full), the enforcement of any provision hereof or thereof, any such amendments, waivers or consents, any Default or Event of Default, and any such workout, restructuring or similar arrangement. The Purchasers shall not be responsible for any fees or disbursements of the Accountants.

         Section 13.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall
(i) survive the execution and delivery of this Agreement and the delivery of the Notes and Warrants to the Purchasers and shall continue in effect until all of the Obligations have been indefeasibly paid in full and no Notes are outstanding, and thereafter as provided in Sections 13.2 and 13.6 with respect to the obligations imposed thereunder, and (ii) be deemed to be material and to have been relied upon by the Purchasers, regardless of any investigation made by the Purchasers or on their behalf.

         Section 13.4 Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the Parent and the Issuer and the Purchasers, and their respective successors and assigns; provided, however, that none of the Parent or the Issuer shall have the right to assign its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of the Purchasers.

         (b) Subject to the provisions of Section 13.4(c), any Purchaser (the "Assignor") may at any time at its cost and expense sell or assign to any Person (each an "Assignee") all or any part of its interests in the Notes, this Agreement and the other Note Documents and in the obligations of the Credit Parties hereunder and thereunder, and each such Assignee shall assume the obligations of the Assignor hereunder and thereunder, to the extent provided in such assignment, and to the extent of such assumption the Assignor shall be released from its obligations hereunder and thereunder.




                                       96
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Upon execution and delivery of such an instrument, such Assignee shall be a party to this Agreement and shall have the rights and obligations of a Purchaser (including its rights under this Section 13.4(b)), to the extent of such assignment, and the Assignor shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment by the Assignor pursuant to this Section 13.4(b), the Assignor and the Issuer shall make appropriate arrangements so that, if required, new Notes shall be issued to the Assignor and the Assignee. The Assignor shall give the Issuer prior written notice of the date that any such assignment shall become effective, which date shall be no less than two Business Days after the date such notice is given.

         (c) Notwithstanding any other provision of this Agreement to the contrary (other than Section 13.4(d)), no Purchaser shall transfer any Notes to any Person (other than any Person who immediately prior to such transfer is (x) an Affiliate of such Purchaser or a limited or general partner of any Purchaser or (y) another Purchaser) unless (i) the aggregate principal amount of Notes concurrently transferred to such Person (taken together with any concurrent transfers of Notes by the transferor to the transferee) shall be not less than the lesser of $5,000,000 and the entire remaining principal balance of the Notes held by such transferor, (ii) such Person is an Eligible Transferee, (iii) such Person is not a Company Competitor and (iv) so long as no Event of Default shall have occurred and is continuing the prior written consent of the Issuer (which shall not be unreasonably withheld or delayed) shall have been obtained.

         (d) Notwithstanding the foregoing Section 13.4(c), if the Notes are publicly registered, no selling Purchaser shall be required to obtain the consent of the Issuer and, subject to Section 13.4(b), the Notes shall be freely transferable without restriction; provided that, without the prior written consent of the Issuer (which shall not be unreasonably withheld or delayed), no selling Purchaser shall transfer any Notes to a Company Competitor.

         Section 13.5 Notices. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telecopier,
(b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, or (c) three Business Days after being sent by registered or certified United States mail, return receipt requested, and shall be addressed:

               (i) in the case of any Credit Party, to:

                                    HQ Global Workplaces, Inc.
                                    15950 North Dallas Parkway
                                    Tower II
                                    Suite 350
                                    Dallas, Texas  75248
                                    Attention:  Joseph Wallace
                                    Telecopy:  (972) 361-8216




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

                                    with a copy to:

                                    FrontLine Capital Group
                                    1350 Avenue of the Americas
                                    32nd Floor
                                    New York, New York  10019
                                    Attention:  Michael Maturo and Jason Barnett
                                    Telecopy:  (212) 931-8001

                                    and


                                    Brown & Wood LLP
                                    One World Trade Center
                                    New York, New York  10048
                                    Attention:  Jeff Feigelson, Esq.
                                                 J. Gerard Cummins, Esq.
                                    Telecopy:  (212) 839-5599

         (ii) in the case of Blackstone Partners or Blackstone Holdings, to:

                                    c/o Blackstone Mezzanine Partners L.P.
                                    345 Park Avenue
                                    31st Floor
                                    New York, NY  10154
                                    Attention: Salvatore Gentile, or his
                                                 authorized representative
                                    Telecopy No.: (212) 583-5482

                                    with a copy to:

                                    Mario J. Ippolito, Esq.
                                    Paul, Hastings, Janofsky & Walker LLP
                                    1055 Washington Boulevard
                                    Stamford, CT  06901
                                    Telecopy No.:  (203) 359-3031

         (iii) in the case of Chase, to:

                                    Chase Equity Associates, L.P.
                                    c/o Chase Capital Partners
                                    1221 Avenue of the Americas
                                    New York, NY  10020-1080
                                    Attention: Eric Green
                                    Telecopy No.: (212) 899-3401



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

                                    with a copy to:

                                    Stewart A. Kagan, Esq.
                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, NY  10112
                                    Telecopy No.:  (212) 728-5950

         (iv) in the case of Capital Trust, to:

                                    CT Mezzanine Partners I LLC
                                    c/o Capital Trust, Inc.
                                    605 Third Avenue
                                    26th Floor
                                    New York, NY 10016
                                    Attention:  Stephen Plavin
                                    Telecopy No.:  (212) 655-0044

                                    with a copy to:

                                    Dean A. Stiffle, Esq.
                                    Paul, Hastings, Janofsky & Walker LLP
                                    399 Park Avenue
                                    New York NY  10022-4697
                                    Telecopy No.:  (212) 319-4090


         (v) in the case of Ares I or Ares II, to:

                                    Ares Leveraged Investment Fund, L.P.
                                    c/o Ares Management
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA  90067
                                    Attention: Eric Beckman
                                    Telecopy No.: (310) 201-4170

         (vi) in the case of Highbridge, to:

                                    c/o Golden Tree Asset Management, L.P.
                                    1290 Avenue of the Americas
                                    6th Floor
                                    New York, NY  10019
                                    Attention:  Laurie Lapine
                                    Telecopy No.:  (212) 469-2490
                                    with a copy to:

                                    Highbridge Capital Management, LLC
                                    767 Fifth Avenue
                                    5th Floor
                                    New York, NY  10153
                                    Attention: Ronald Resnick
                                    Telecopy No.: (212) 759-6010


or at such other address and/or telecopy number and/or to the attention of such other Person as any of such Persons shall have advised the others by notice in the manner herein specified.

         Section 13.6 Indemnification. The Parent and the Issuer jointly and severally, each hereby agrees to defend, indemnify, exonerate and hold harmless each Purchaser and its affiliates and each of their respective officers, partners, members, directors, stockholders, trustees, employees and agents (herein collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses (excluding any loss in the value of the Warrants or Warrant Stock), damages, claims, actions, suits, proceedings, judgments, costs and expenses, including legal fees and other expenses incurred in the investigation, defense, appeal and settlement of claims, actions, suits and proceedings (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

               (i) any action or failure to act by any Credit Party;

               (ii) any statements or omissions made in any disclosure or other information or materials used in connection with the Transactions, including any sale, syndication or other transfer of securities of any Credit Party;

               (iii) the action or failure to act by an Indemnitee with the consent or in reliance on any action or failure to act of any Credit Party;

               (iv) the execution, delivery, performance or enforcement of this Agreement, the other Transaction Documents or any other instrument or document contemplated hereby or thereby by any of the Indemnitees, or the Transactions or any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith; or

               (v) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material except with respect to any Indemnitee for any such Indemnified Liabilities that are finally judicially determined to have resulted from such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Parent and the Issuer jointly and severally each hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Parent and the Issuer under this Section 13.6 shall be in addition to any liability that they may otherwise have and shall survive the payment or prepayment in full or transfer of any Note or Warrant and the enforcement of any provision hereof or thereof.

               Section 13.7 Public Announcements. The Parent and the Issuer agree that they will not issue any press release or make any other public announcement, statement or filing with regard to this Agreement, the Notes, the Warrants or the other Transaction Documents or the Transactions without the prior approval of the Required Purchasers, which approval shall not be unreasonably withheld and shall in no event be withheld in any case where such press release, public announcement, statement or filing is required by applicable law (including applicable rules and regulations of the SEC).

               Section 13.8 No Fiduciary Relationship. The Purchasers shall not, by reason of their purchase or holding of Notes or Warrants pursuant to this Agreement, be deemed to have any fiduciary or other special relationship with the Credit Parties. No provision of this Agreement, the Notes, the Warrants, the other Note Documents or any of the other documents executed and delivered in connection herewith shall be construed to create a fiduciary duty on the part of the Purchasers or any trustee or agent therefor in favor of the Credit Parties, any of their Subsidiaries or Affiliates, or their respective directors, officers, employees, agents, Stockholders or creditors.

               Section 13.9 Integration and Severability. This Agreement (including the schedules and exhibits thereto), the Notes, the Warrants, the other Note Documents and the other documents executed pursuant to this Agreement embody the entire agreement and understanding between the Purchasers and the Credit Parties, and supersede all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, the Notes, the Warrants, the other Note Documents or any other agreement, instrument or document executed in connection therewith, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

               Section 13.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

               Section 13.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               Section 13.12 SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE.

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         (a) EACH OF PARENT AND THE ISSUER CONSENTS AND AGREES TO THE
NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN PURCHASERS, ON THE ONE HAND, AND ANY CREDIT PARTY, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE, MAY BE HEARD IN THE COURTS DESCRIBED ABOVE.

         (b) EACH OF THE PARENT AND THE ISSUER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY WITH OFFICES ON THE DATE HEREOF AT 500 CENTRAL AVENUE, ALBANY, NEW YORK 12206-2290 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE PARENT AND THE ISSUER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE REQUIRED PURCHASERS UNDER THIS AGREEMENT. EACH OF PARENT AND THE ISSUER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH ABOVE IN SECTION 13.5. EACH OF THE PARENT AND THE ISSUER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

         (c) NOTHING IN THIS SECTION 13.12 SHALL AFFECT THE RIGHT OF THE PURCHASERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASERS (UPON THE CONSENT OF THE REQUIRED PURCHASERS AS PROVIDED IN SECTION 13.12(a)) TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         Section 13.13 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER NOTE DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY

CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

         IN WITNESS WHEREOF, each of the Parent, the Issuer and the Purchasers have executed this Agreement by their duly authorized officers as of the date first written above.

                                   HQ GLOBAL WORKPLACES, INC.

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:



                                   HQ GLOBAL HOLDINGS, INC.

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:



                                   BLACKSTONE MEZZANINE PARTNERS L.P.

                                   By:  Blackstone Mezzanine Associates L.P.,
                                        its General Partner

                                   By:  Blackstone Mezzanine Management
                                        Associates L.L.C., its General Partner

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:   Member



                                   BLACKSTONE MEZZANINE HOLDINGS L.P.

                                   By:  Blackstone Mezzanine Associates L.P.,
                                        its General Partner

                                   By:  Blackstone Mezzanine Management
                                        Associates L.L.C., its General Partner

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:   Member

                                     CHASE EQUITY ASSOCIATES, L.P.

                                     By:  Chase Capital Partners, its
                                          Investment Manager

                                     By:
                                        ----------------------------
                                        Name:
                                        Title:


                                     CT MEZZANINE PARTNERS I LLC

                                     By:
                                        ----------------------------
                                        Name:
                                        Title:


                                     ARES LEVERAGED INVESTMENT FUND, L.P.

                                     By:  ARES Management, L.P.
                                     Its: General Partner


                                     By:
                                        ----------------------------
                                        Name:
                                        Title:



                                     ARES LEVERAGED INVESTMENT FUND II, L.P.

                                     By:  ARES Management II, L.P.
                                     Its: General Partner

                                     By:
                                        ----------------------------
                                        Name:
                                        Title:


                                     HIGHBRIDGE INTERNATIONAL LLC

                                     By:  Golden Tree Asset Management, as Agent

                                     By:
                                        ----------------------------
                                        Name:
                                        Title:

                                                                         Annex 1


                                                       Initial Warrant       Additional Warrant
          Purchasers                  Notes                Shares               Stock Number        Total Warrant Shares
          ----------                  -----            ---------------       ------------------     --------------------
Blackstone Mezzanine Partners    $   37,800,000           152,271.89              68,694.08             220,965.97
L.P.

Blackstone Mezzanine Holdings    $    4,200,000            16,919.10               7,632.68              24,551.78
L.P.

Chase Equity Associates, L.P.    $   42,000,000           169,190.99              76,326.76             245,517.75

CT Mezzanine Partners I LLC      $   26,000,000           104,737.28              47,249.90             151,987.18

Ares Leveraged Investment        $    7,000,000            28,198.49              12,721.13              40,919.62
Fund, L.P.

Ares Leveraged Investment Fund   $    7,000,000            28,198.49              12,721.13              40,919.62
II, L.P.

Highbridge International LLC     $    1,000,000             4,028.36               1,817.30               5,845.66

TOTAL                            $  125,000,000           503,544.60             227,162.98             730,707.58

                   SCHEDULES

Schedule 1.1B              -       Development Assets

Schedule 4.4               -       Capital Stock

Schedule 4.5C              -       Projections

Schedule 4.5D              -       Pro Forma Adjustments Letter

Schedule 4.5E              -       Sources and Uses

Schedule 4.5F              -       Trade Payables

Schedule 4.6               -       Litigation

Schedule 4.7               -       No Conflicts

Schedule 4.8               -       Consents

Schedule 4.9A              -       Existing Indebtedness

Schedule 4.9B              -       Existing Investments

Schedule 4.9C              -       Existing Letters of Credit

Schedule 4.10              -       Real Property

Schedule 4.14              -       Certain Fees

Schedule 4.15              -       Labor Matters

Schedule 4.16              -       Environmental Matters

Schedule 4.18              -       Pension and Benefit Plans

Schedule 4.19              -       Material Contracts

Schedule 4.20              -       Insurance

Schedule 4.22              -       Intellectual Property

Schedule 4.27              -       Customers

Schedule 4.29              -       Certain Payments

Schedule 4.31              -       Business Suite Centers

Schedule 5.6               -       Litigation

Schedule 8.12              -       Financial Due Diligence

                EXHIBITS

Exhibit A           -       Form of Note

Exhibit B           -       Form of Guarantee

Exhibit C           -       Form of Warrant

Exhibit D           -       Form of Subordination Agreement